As filed with the Securities and Exchange Commission on June 20, 2012

Registration Number 333-180326

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Amendment No. 4 to

Form S-1/A

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

CRYOPORT, INC.

(Exact Name of Registrant as Specified in its Charter)

Nevada	3086	88-0313393
(State or Other Jurisdiction of Incorporation or Organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification No.)

20382 Barents Sea Circle,

Lake Forest, CA 92630

(Address, Including Zip Code, and Telephone Number, Including Area Code, of Principal Executive Offices)

Robert Stefanovich

Chief Financial Officer

20382 Barents Sea Circle,

Lake Forest, CA 92630

(619) 481-6800

(Name, Address, Including Zip Code, and Telephone Number, Including Area Code, of Agent For Service

Copies to:

Anthony Ippolito, Esq.

Snell & Wilmer L.L.P.

600 Anton Boulevard., Suite 1400

Costa Mesa, California 92626

Tel: (714) 427-7000

Fax: (714) 427-7799

Approximate date of commencement of proposed sale to the public: As soon as practicable after this registration statement becomes effective.

If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, as amended, check the following box.  ☒

If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration number of the earlier effective registration statement for the same offering.  ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act. (Check one):

Large accelerated filer	☐	Accelerated filer	☐
Non-accelerated filer	☐ (Do not check if a smaller reporting company)	Smaller reporting company	☒

Pursuant to Rule 429 under the Securities Act, the prospectus contained in this Registration Statement will be used as a combined prospectus in connection with this Registration Statement, the Registration Statement on Form S-1 (File No. 333-170027), which was initially filed on October 19, 2010 and became effective on December 29, 2010 (the “First Prior Registration Statement”) and the Registration Statement on Form S-1 (File No. 333-173263), which was initially filed on April 1, 2011 and became effective on April 28, 2011 (the “Second Prior Registration Statement”). This Registration Statement is a new registration statement and also constitutes Post-Effective Amendment No. 2 to the First Prior Registration Statement and Post-Effective Amendment No. 1 to the Second Prior Registration Statement. Such post-effective amendments shall hereafter become effective concurrently with the effectiveness of this Registration Statement in accordance with Section 8(c) of the Securities Act.

CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities to be Registered	Amount to be Registered (1)(10)	Proposed Maximum Offering Price per Share	Proposed Maximum Aggregate Offering Price	Amount of Registration Fee
Common Stock, $0.001 par value per share	(2)	See note(2)	See note(2)	See note(4)
Common Stock, $0.001 par value per share	(3)	See note(3)	See note(3)	See note(5)
Common Stock, $0.001 par value per share	9,477,554(6)	$0.695(8)	$6,586,900	$754.86
Common Stock, $0.001 par value per share	10,005,929(7)	$0.695(9)	$6,954,121	$796.94
Common Stock, $0.001 par value per share	200,000(7)	$0.77(9)	$154,000	$17.65
Total securities registered for resale by selling security holders	19,683,483	—	$13,695,021	$1,569.45(11)

(1)	Pursuant to Rule 429 under the Securities Act of 1933, as amended, and as further described herein, shares of common stock previously registered on the registrant’s Registration Statement on Form S-1 filed with the Securities and Exchange Commission on October 19, 2010 (File No. 333-170027) (the “First Prior Registration Statement”) and the registrant’s Registration Statement on Form S-1 filed with the Securities and Exchange Commission on April 1, 2011 (File No. 333-173263) (the “Second Prior Registration Statement”) are being included in this registration statement.
(2)	Consists of 3,564,135 issued and outstanding shares of common stock and 5,972,604 shares of common stock issuable upon the exercise of certain warrants to purchase common stock offered by certain selling security holders. The shares of common stock were previously registered on the First Prior Registration Statement.

(3)	Consists of 11,244,588 issued and outstanding shares of common stock and 15,240,290 shares of common stock issuable upon the exercise of certain warrants to purchase common stock offered by certain selling security holders. The shares of common stock were previously registered on the Second Prior Registration Statement.
(4)	The registration fee of $666.72 was previously paid in connection with the filing of the First Prior Registration Statement on October 19, 2010.
(5)	The registration fee of $4,767 was previously paid in connection with the filing of the Second Prior Registration Statement on April 1, 2011.
(6)	Represents outstanding shares of common stock offered by certain of the selling security holders.
(7)	Represents shares of common stock, issuable upon exercise of outstanding warrants, offered by certain of the selling security holders.
(8)	Estimated solely for the purpose of calculating the registration fee in accordance with Rule 457(c) of the Securities Act, based on the average high and low prices of the common stock of the registrant as reported on the OTC Bulletin Board on March 21, 2012.
(9)	Estimated solely for the purpose of computing the registration fee pursuant to Rule 457(g) of the Securities Act. Represents the higher of (a) the exercise price of the warrants and (b) the offering price of the securities of the same class as the common stock underlying the warrants calculated in accordance with Rule 457(c).
(10)	Pursuant to Rule 416 under the Securities Act, this registration statement also covers such additional shares of common stock as may hereafter be issued with respect to the shares being registered hereby as a result of stock splits, stock dividends, recapitalizations or similar adjustments.
(11)	Previously paid in connection with the initial filing of this Registration Statement on March 23, 2012.

The registrant hereby amends this registration statement on such date or date(s) as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act, or until the registration statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

The information in this prospectus is not complete and may be changed. The securities may not be sold until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

SUBJECT TO COMPLETION

PRELIMINARY PROSPECTUS, DATED JUNE 20, 2012

CRYOPORT, INC.

55,705,100 shares of Common Stock

This prospectus relates to the offering by certain existing holders of our common stock named in this prospectus of 55,705,100 shares of our common stock, par value $0.001 per share, including 31,418,823 shares of our common stock issuable upon exercise of the warrants held by such selling security holders. These existing holders of our common stock are referred to as selling security holders throughout this prospectus.

It is anticipated that the selling security holders will sell these shares of common stock from time to time in one or more transactions, in negotiated transactions or otherwise, at prevailing market prices or at prices otherwise negotiated. We will not receive any proceeds from the sales of shares of common stock by the selling security holders. We have agreed to pay all fees and expenses incurred by us incident to the registration of our common stock, including SEC filing fees. Each selling security holder will be responsible for all costs and expenses in connection with the sale of their shares of common stock, including brokerage commissions or dealer discounts.

Our common stock is currently traded on the OTCQB, operated by the OTC Markets Group, Inc. (“OTCQB”), under the symbol “CYRX”. As of May 31, 2012, the closing sale price of our common stock was $0.54 per share.

Investing in our common stock involves a high degree of risk. Please read “Risk Factors” beginning on page 6.

Neither the Securities and Exchange Commission (the “SEC”) nor any state securities commission has approved or disapproved these securities or determined whether this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The date of this prospectus is [    ], 2012.

You may only rely on the information contained in this prospectus or that we have referred you to. We have not authorized anyone to provide you with different information. This prospectus does not constitute an offer to sell or a solicitation of an offer to buy any securities other than the common stock and warrants offered by this prospectus. This prospectus does not constitute an offer to sell or a solicitation of an offer to buy any common stock or warrants in any circumstances in which such offer or solicitation is unlawful. Neither the delivery of this prospectus nor any sale made in connection with this prospectus shall, under any circumstances, create any implication that there has been no change in our affairs since the date of this prospectus or that the information incorporated by reference to this prospectus is correct as of any time after its date.

-i-

PROSPECTUS SUMMARY

This summary highlights information contained elsewhere in this prospectus and does not contain all of the information you should consider before investing in our common stock and warrants. You should read this entire prospectus carefully, especially the risks of investing in our common stock and warrants discussed under “Risk Factors” beginning on page 6, and the consolidated financial statements and notes to those consolidated financial statements, before making an investment decision. CryoPort, Inc. is referred to throughout this prospectus as “CryoPort,” “we” or “us.”

Overview

We are a provider of an innovative cold chain frozen shipping system dedicated to providing superior, affordable cryogenic shipping solutions that ensure the stable transportation temperature, of high value, temperature sensitive materials. We have developed cost effective reusable cryogenic transport containers (referred to as “shippers”) capable of transporting biological, environmental and other temperature sensitive materials at temperatures below minus 150° Celsius. These dry vapor shippers and shipping system are one of the first significant alternatives to dry ice shipping and achieve 10-plus day holding times compared to one to two day holding times typically achieved with dry ice.

Our value proposition comes from both providing stable temperatures during transportation with an environmentally friendly, long lasting shipper, and through our value added monitoring of transportation services that offer a simple hassle-free solution for our customers. These value-added services include an internet-based web portal that enables the customer to initiate scheduling, shipping and tracking of the progress and status of a shipment, and provides in-transit temperature and custody transfer monitoring services of the shipper. The CryoPort service also provides a fully ready charged shipper containing all freight bills, customs documents and regulatory paperwork for the entire journey of the shipper to our customers at their pickup and delivery locations.

Our principal focus has been the commercialization of our solution as well as the further development of the CryoPort Express® Portal, an innovative IT solution for shipping and tracking high-value specimens through overnight shipping companies and specialty couriers, and our CryoPort Express® Shipper, a dry vapor cryogenic shipper for the transport of biological and pharmaceutical materials. A dry vapor cryogenic shipper is a container that uses liquid nitrogen in dry vapor form, which is suspended inside a vacuum insulated bottle as a refrigerant, to provide stable storage temperatures below minus 150° Celsius. The dry vapor shipper is designed using innovative, proprietary, and patented technology which prevents spillage of liquid nitrogen and pressure build up as the liquid nitrogen evaporates. A proprietary retention system is employed to ensure that liquid nitrogen is retained inside the vacuum container, even when placed upside-down or on its side, as is often the case when in the custody of a shipping company. Biological specimens are stored in a specimen chamber, referred to as a “well” inside the container and refrigeration is provided by non-hazardous cold nitrogen gas evolving from the liquid nitrogen entrapped within the retention system surrounding the well. Biological specimens transported using our cryogenic shipper can include clinical samples, diagnostics, live cell pharmaceutical products (such as cancer vaccines, semen and embryos, infectious substances) and other items that require and/or are protected through continuous exposure to frozen or cryogenic temperatures.

During our early years, our limited revenue was derived from the sale of our reusable product line. Our current business plan focuses on per-use leasing of the shipping container and added-value services that will be used by us to provide an end-to-end and cost-optimized shipping solution to life science companies moving pharmaceutical and biological samples in clinical trials and pharmaceutical distribution.

We entered into our first strategic relationship with a global courier on January 13, 2010 when we signed an agreement with Federal Express Corporation (“FedEx”) pursuant to which we lease to FedEx such number of its cryogenic shippers that FedEx, from time to time, orders for FedEx’s customers. Under this agreement, FedEx has the right to and shall, on a non-exclusive basis, promote market and sell transportation of our shippers and related value-added goods and services, such as our CryoPort Express® portal and CryoPort Express® Smart Pak System. On January 24, 2011 we announced that FedEx had launched its deep frozen shipping solution using our CryoPort Express® Dry Shipper. We have also integrated our web portal IT with FedEx’s IT to provide access to tracking and tracing scans during FedEx shipping. On September 2, 2010, we entered into an agreement with DHL Express (USA), Inc. (“DHL”) that gives DHL life science customers direct access to our web-based order entry and tracking portal to order the CryoPort Express® Shipper and receive preferred DHL shipping rates. The agreement covers DHL shipping discounts that may be used to support our customers using the CryoPort Express® shipping solution. In connection with the agreement, we have integrated our proprietary web portal to DHL’s tracking and billing systems. DHL life science customers now have a seamless way of shipping their critical biological material worldwide. The IT integration with DHL was completed during our fourth quarter of fiscal year 2011.

We offer our solution primarily to companies in the life sciences industry. These companies operate within a heavily regulated environment and as such, changing vendors and distribution practices typically require a number of steps which may include the audit of our facilities, review of our procedures, qualifying us as a vendor, and performing test shipments. This process can take several months or longer to complete prior to a company fully adopting the Cryoport Express solution.

Recent Equity Offerings

In February and March 2012, we conducted a private placement (the “2012 Private Placement”) of units at a purchase price of $0.55 per unit. Each unit consisted of one share of common stock and one warrant to purchase one share of common stock at an exercise price of $0.69 per share. Each warrant is exercisable beginning on the six month anniversary of date of issuance and exercisable for a period of five years. Craig-Hallum Capital Group LC acted as our lead placement agent and Emergent Financial Group, Inc. and Maxim Group LLC served as co-placement agents for the 2012 Private Placement. In connection with the 2012 Private Placement we issued an aggregate of 9,477,554 shares of common stock and warrants to purchase an aggregate of 10,005,929 (inclusive of the warrants issued to our placement agents as compensation and warrants issued to certain holders of outstanding convertible debentures in consideration for the waiver of certain potential defaults). All units were purchased by accredited or institutional investors. No investor in the 2012 Private Placement received additional warrants by virtue of the fact that they had invested in the Public Offering or otherwise.

In February 2011, we conducted a private placement (the “2011 Private Placement”) of units at a purchase price of $0.70 per unit. Each unit consisted of one share of common stock and one warrant to purchase one share of common stock at an exercise price of $0.77 per share. Each warrant is immediately exercisable and exercisable for a period of five years. Emergent Financial Group, Inc. and Maxim Group LLC served as our placement agents in connection with the 2011 Private Placement. In connection with the 2011 Private Placement we issued an aggregate of 13,362,089 shares of common stock and warrants to purchase an aggregate of 15,755,915 (inclusive of the warrants issued to our placement agents as compensation). All units were purchased by accredited or institutional investors. No investor in the 2011 Private Placement received additional warrants by virtue of the fact that they had invested in the Public Offering or otherwise.

From August 2010 to October 2010, we conducted a private placement (the “2010 Private Placement”) of units at a purchase price of $0.70 per unit. Each unit consisted of one share of common stock and one warrant to purchase one share of common stock at an exercise price of $0.77 per share. Each warrant is immediately exercisable and exercisable for a period of five years. In connection with the 2010 Private Placement we also issued to certain investors who were also investors in our underwritten public offering registered on Form S-1 (File No. 333-162350), which was declared effective by the Securities and Exchange Commission on

February 25, 2010 (the “Public Offering”), warrants to purchase in the aggregate 445,001 shares of common stock with terms identical to those contained in the warrants issued as part of the units. Maxim Group LLC and Emergent Financial Group, Inc. served as our placement agents in connection with the 2010 Private Placement. In connection with the 2010 Private Placement we issued an aggregate of 5,532,418 shares of common stock and warrants to purchase an aggregate of 6,755,293 (inclusive of the warrants issued to our placement agents as compensation and the additional warrants to purchase 445,001 shares of common stock issued to investors who also invested in our Public Offering). All units were purchased by accredited or institutional investors.

The sale and issuance of the units, the common stock, and the warrants in connection with each of the 2012 Private Placement, 2011 Private Placement and the 2010 Private Placement were completed in accordance with the exemptions provided by Rule 506 of Regulation D of the Securities Act of 1933, as amended (the “Securities Act”), and/or Section 4(2) of the Securities Act.

Corporate History and Structure

We are a Nevada corporation originally incorporated under the name G.T.5-Limited (“GT5”) on May 25, 1990. In connection with a Share Exchange Agreement, on March 15, 2005 we changed our name to CryoPort, Inc. and acquired all of the issued and outstanding shares of common stock of CryoPort Systems, Inc., a California corporation, in exchange for 2,410,811 shares of our common stock (which represented approximately 81% of the total issued and outstanding shares of common stock following the close of the transaction). CryoPort Systems, Inc., which was originally formed in 1999 as a California limited liability company, and subsequently reorganized into a California corporation on December 11, 2000, remains the operating company under CryoPort, Inc.

Our Corporate Information

Our principal executive offices are located on 20382 Barents Sea Circle, Lake Forest, California 92630. The telephone number of our principal executive offices is (619) 481-6800, and our main corporate website is www.cryoport.com. The information on, or that can be accessed through, our website is not part of this prospectus.

We own, have rights to, or have applied for the service marks and trade names that we use in conjunction with our business, including CryoPort (both alone and with a design logo) and CryoPort Express® (both alone and with a design logo). All other trademarks and trade names appearing in this prospectus are the property of their respective holders.

THE OFFERING

Common stock being offered by the selling security holders	Up to 55,705,100 of our common stock, including 31,418,823 shares of our common stock issuable upon exercise of the warrants held by the selling security holders(1).

Common stock outstanding prior to the offering	37,760,628 shares of common stock(2)

Common stock to be outstanding after the offering	69,179,451 shares of common stock(3)

Use of proceeds	We will not receive any proceeds from the sales of shares of common stock by the selling security holders. However, we will receive up to $23,392,019 in the aggregate from selling security holders if they exercise in full, on a cash basis, all of their unexercised warrants to purchase 31,418,823 shares of common stock issued to the selling security holders in connection with the 2012 Private Placement, 2011 Private Placement and 2010 Private Placement. We will use such proceeds from the warrant exercises for working capital and other corporate purposes.

OTCQB symbol	Our common stock is currently traded on the OTCQB under the symbol “CYRX.”

Risk factors	Investing in our securities involves a high degree of risk. You should carefully read and consider the information set forth under the heading “Risk Factors” beginning on page 5 of this prospectus and all other information in this prospectus before investing in our securities.

(1)	In connection with the 2012 Private Placement, 2011 Private Placement and the 2010 Private Placement, we agreed to file a registration statement with the Securities and Exchange Commission no later than 30, 90 and 60 days, respectively, after closing of such private placements and use our best efforts to cause them to become effective (within 60 days after filing or 90 days after the filing in case of a full review of the Registration Statement for the 2012 Private Placement) and remain effective until all securities covered by the registration statement either have been sold, under the registration statement or pursuant to Rule 144 under the Securities Act of 1933, as amended, or may be sold without volume or manner-of-sale restrictions pursuant to Rule 144, and without the requirement for the Company to be in compliance with the current public information requirement under Rule 144. In addition, in March 2011 we issued to a consultant a warrant to purchase 200,000 shares of common stock. The warrant granted the consultant piggyback registration rights.
(2)	Based upon the total number of issued and outstanding shares as of May 31, 2012.
(3)	Based upon the total number of issued and outstanding shares as of May 31, 2012, including shares of our common stock issuable upon exercise of the warrants held by the selling security holders but excluding:

•	1,753,677 shares issuable upon the exercise of stock options outstanding at a weighted average exercise price of $0.89 as of May 31, 2012;

•

11,825,730 shares issuable upon exercise of outstanding warrants to purchase common stock (excluding the warrants held by the selling security holders) at a weighted average exercise price of $2.14 as of May 31, 2012; and

•	1,666,667 issuable upon exercise of outstanding publicly traded warrants that were issued as part of a public offering at an exercise price of $3.30 per share.

•	51,656 shares issuable upon conversion of convertible debentures at a conversion price of $3.00 as of May 31, 2012.

SUMMARY FINANCIAL INFORMATION

In the table below we provide you with historical consolidated financial data for the fiscal years ended March 31, 2012 and 2011, derived from our audited consolidated financial statements included elsewhere in this prospectus. Historical results are not necessarily indicative of the results that may be expected for any future period. When you read this historical selected financial data, it is important that you read along with it the appropriate historical consolidated financial statements and related notes and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” included elsewhere in this prospectus.

	For the Years Ended March 31,
	2012 (‘000)	2011 (‘000)

Revenues	$556	$476
Cost of revenues	1,392	1,303

Gross loss	(836)	(827)
Costs and expenses:
Selling, general and administrative	6,106	4,321
Research and development	492	449

Total costs and expenses	6,598	4,770

Loss from operations	(7,434)	(5,597)
Other income (expense):
Interest income	12	16
Interest expense	(528)	(619)
Change in fair value of derivative liabilities	119	50

Total other expense, net	(397)	(553)

Loss before income taxes	(7,831)	(6,150)
Income taxes	2	2

Net loss	$(7,833)	$(6,152)

Loss per common share, basic and diluted	$(0.27)	$(0.46)

	As of March 31,
	2012 (‘000)	2011 (‘000)

Assets	$6,214	$11,031

Liabilities	2,484	5,083

Total Stockholders’ Equity	3,730	5,948

Liabilities and Stockholders’ Equity	$6,214	$11,031

RISK FACTORS

An investment in our shares of common stock involves a high degree of risk. Before making an investment decision, you should carefully consider all of the risks described in this prospectus. If any of the risks discussed in this prospectus actually occur, our business, financial condition and results of operations could be materially and adversely affected. If this were to happen, the price of our shares of common stock and warrants could decline significantly and you may lose all or a part of your investment. Our forward-looking statements in this prospectus are subject to the following risks and uncertainties. Our actual results could differ materially from those anticipated by our forward-looking statements as a result of the risk factors below. See “Forward-Looking Statements.”

Risks Related to Our Business

We have incurred significant losses to date and may continue to incur losses.

We have incurred net losses in each fiscal year since we commenced operations. The following table represents net losses incurred for each of our last two fiscal years:

Net Loss
Fiscal Year Ended March 31, 2012	$7,832,928
Fiscal Year Ended March 31, 2011	$6,152,278

As of March 31, 2012, we had an accumulated deficit of $59,929,015. While we expect to continue to derive revenues from our current products and services, in order to achieve and sustain profitable operations, we must successfully commercialize and launch our CryoPort Express® System, significantly expand our market presence and increase revenues. We may continue to incur losses in the future and may never generate revenues sufficient to become profitable or to sustain profitability. Continuing losses may impair our ability to raise the additional capital required to continue and expand our operations.

Our auditors have expressed doubt about our ability to continue as a going concern.

The Report of Independent Registered Public Accounting Firm to our March 31, 2012 consolidated financial statements includes an explanatory paragraph stating that the recurring losses and negative cash flows from operations since inception and our cash and cash equivalent balance at March 31, 2012 raise substantial doubt about our ability to continue as a going concern. The consolidated financial statements do not include any adjustments that might result from the outcome of this uncertainty.

If we are unable to obtain additional funding, we may have to reduce or discontinue our business operations.

As of May 31, 2012, we had cash and cash equivalents of $3,429,954. We have expended substantial funds on the research and development of our products and IT systems. As a result, we have historically experienced negative cash flows from operations and we expect to continue to experience negative cash flows from operations in the future. Therefore, our ability to continue and expand our operations is highly dependent on the amount of cash and cash equivalents on hand combined with our ability to raise additional capital to fund our future operations.

We anticipate, based on currently proposed plans and assumptions relating to our ability to market and sell our products (but not including any additional strategic relationships with global couriers), that our cash on hand, together with projected cash flows, will satisfy our operational and capital requirements at least through the fourth quarter of our fiscal year 2013. There are a number of uncertainties associated with our financial projections that could reduce or delay our future projected revenues and cash-inflows, including, but not limited to, our ability to increase our customer base and revenues, manage and leverage our relationship with FedEx and enter into strategic relationships with additional global couriers. If our projected revenues and cash-inflows are reduced or delayed, we may not have sufficient capital to operate through the fourth quarter of our fiscal year 2013 unless we raise more capital. Additionally, if we are unable to realize satisfactory revenue in the near future, we will be required to seek additional financing to continue our operations beyond that period. We will also require additional financing to expand into other markets and further develop and market our products. We have no current arrangements with respect to any additional financing. Consequently, there can be no assurance that any additional financing on commercially reasonable terms, or at all, will be available when needed. The inability to obtain additional capital may reduce our ability to continue to conduct business operations. Any additional equity financing may involve substantial dilution to our then existing stockholders. In addition, raising additional funding may be complicated by certain provisions in the securities purchase agreements and related transaction documents, as amended, entered into in connection with our prior convertible debenture financings. The uncertainties surrounding our future cash inflows have raised substantial doubt regarding our ability to continue as a going concern.

If we are not successful in establishing strategic relationships with global couriers, we may not be able to successfully increase revenues and cashflow which could adversely affect our operations.

We believe that our near term success is best achieved by establishing strategic relationships with global couriers, such as our recent agreements with FedEx and DHL. Such relationships will enable us to provide a seamless, end-to-end shipping solution to customers and allow us to leverage the couriers’ established express, ground and freight infrastructures and penetrate new markets with minimal investment. Further, we expect that the global couriers will utilize their sales forces to promote and sell our frozen shipping services. If we are not successful in launching our relationship with FedEx or DHL or establishing additional relationships with global couriers, our sales and marketing efforts will be significantly impacted and anticipated revenue growth will be substantially delayed which could have an adverse affect on our operations.

Our agreements with FedEx and DHL may not result in a significant increase in our revenues or cashflow.

On January 13, 2010, we entered into an agreement with FedEx pursuant to which we lease to FedEx such number of our cryogenic shippers that FedEx shall, from time to time, order for its customers. FedEx has the right to on a non-exclusive basis, promote, market and sell transportation of our shippers and our related value-added goods and services, such as our web portal and CryoPort Express® Smart Pak System. Because our agreement with FedEx does not contain any requirement that FedEx lease a minimum number of shippers from us during the term of the agreement, we may not experience a significant increase in our revenues or cashflows as a result of this agreement. On September 2, 2010, we entered into an agreement with DHL that will give DHL life sciences customers direct access to our web-based order entry and tracking portal to order our CryoPort Express® Shipper and preferred DHL shipping rates. Although the agreement provides shipping discounts that may be used to support our customers using our CryoPort Express® shipping solution, DHL will not be promoting, marketing or selling transportation of our shippers or services, which may not lead to any increase in our revenues.

Current economic conditions and capital markets are in a period of disruption and instability which could adversely affect our ability to access the capital markets, and thus adversely affect our business and liquidity.

The current economic conditions and financial crisis have had, and will continue to have, a negative impact on our ability to access the capital markets, and thus have a negative impact on our business and liquidity. The shortage of liquidity and credit combined with substantial losses in worldwide equity markets could lead to an extended worldwide recession. We may face significant challenges if conditions in the capital markets do not improve and we do not achieve positive cash flow from operations. Our ability to access the capital markets may be severely restricted at a time when we need to access such markets, which could have a negative impact on our business plans, including the commercialization and launch of our CryoPort Express® System and other research and development activities. Even if we are able to raise capital, it may not be at a price or on terms that are favorable to us. We cannot predict the occurrence of future financial disruptions or how long the current market conditions may continue.

The sale of substantial shares of our common stock may depress our stock price.

As of May 31, 2012, there were 37,760,628 shares of our common stock outstanding (including 24,286,277 shares being offered by the selling security holders). Substantially all of these shares of common stock are eligible for trading in the public market. The market price of our common stock may decline if our stockholders sell a large number of shares of our common stock in the public market, or the market perceives that such sales may occur.

We could also issue up to 41,137,060 shares of our common stock including shares to be issued upon conversion of the outstanding balance of our convertible debentures and upon the exercise of outstanding warrants and options or reserved for future issuance under our stock incentive plans, as further described in the following table:

Number of Shares of Common Stock Issuable or Reserved for Issuance
Common stock issuable upon conversion of the outstanding balance of our convertible debentures	51,656
Common stock issuable upon exercise of outstanding warrants, including the warrants held by selling security holders	37,144,503
Common stock issuable upon exercise of outstanding options or reserved for future incentive awards under our stock incentive plans	3,940,901

Total	41,137,060

Of the total options and warrants outstanding as of May 31, 2012, options and warrants exercisable for an aggregate of 14,701 shares of common stock would be considered dilutive to the value of our stockholders’ interest in CryoPort because we would receive upon exercise of such options and warrants an amount per share that is less than the market price of our common stock on May 31, 2012.

If our selling stockholders exercise all of their warrants, other current stockholders would experience substantial dilution of their ownership.

Of the 37,760,628 shares currently outstanding, 10,893,152 are held by existing stockholders who are not selling security holders identified in this prospectus. These existing stockholders who are also not selling security holders currently own approximately 28.8% of our issued and outstanding common stock. If however, the selling security holders exercise on a cash basis all of the warrants that they currently hold (the resale of the shares underlying such warrants being registered hereby), we would have a total of approximately 69,179,451 shares outstanding which would dilute the ownership of our other stockholders to approximately 15.7% of issued and outstanding common stock.

We will have difficulty increasing our revenues if we experience delays, difficulties or unanticipated costs in establishing the sales, distribution and marketing capabilities necessary to successfully commercialize our products.

We are continuing to develop sales, distribution and marketing capabilities in the Americas, Europe and Asia. It will be expensive and time-consuming for us to develop a global marketing and sales network. Moreover, we may choose, or find it necessary, to enter into additional strategic collaborations to sell, market and distribute our products. We may not be able to provide adequate incentive to our sales force or to establish and maintain favorable distribution and marketing collaborations with other companies to promote our products. In addition, any third party with whom we have established a marketing and distribution relationship may not devote sufficient time to the marketing and sales of our products thereby exposing us to potential expenses in exiting such distribution agreements. We, and any of our third party collaborators, must also market our products in compliance with federal, state, local and international laws relating to the provision of incentives and inducements. Violation of these laws can result in substantial penalties. Therefore, if we are unable to successfully motivate and expand our marketing and sales force and further develop our sales and marketing capabilities, or if our distributors fail to promote our products, we will have difficulty increasing our revenues.

Our ability to grow and compete in our industry will be hampered if we are unable to retain the continued service of our key professionals or to identify, hire and retain additional qualified professionals.

A critical factor to our business is our ability to attract and retain qualified professionals including key employees and consultants. We are continually at risk of losing current professionals or being unable to hire additional professionals as needed. If we are unable to attract new qualified employees, our ability to grow will be adversely affected. If we are unable to retain current employees or strategic consultants, our financial condition and ability to maintain operations may be adversely affected.

If we are unable to retain a new chief executive officer in a timely manner, our business and operations could be adversely affected.

Our former chief executive officer, Larry Stambaugh, resigned on April 5, 2012. Presently the duties of the chief executive officer are being fulfilled by the members of our board of directors while our board of directors searches for a qualified replacement chief executive officer. In the event that our board of directors does not find a suitable replacement chief executive officer in a timely manner, the lack of a permanent full-time chief executive officer could have an adverse effect on business and operations and impair our ability to increase revenues.

We are dependent on new products and services, the lack of which would harm our competitive position.

Our future revenue stream depends to a large degree on our ability to bring new products and services to market on a timely basis. We must continue to make significant investments in research and development in order to continue to develop new products and services, enhance existing products and services, and achieve market acceptance of such products and services. We may incur problems in the future in innovating and introducing new products and services. Our development stage products and services may not be successfully completed or, if developed, may not achieve significant customer acceptance. If we are unable to successfully define, develop and introduce new, competitive products and services and enhance existing products and services, our future results of operations would be adversely affected. Development and manufacturing schedules for technology products and services are difficult to predict, and we might not achieve timely initial customer shipments of new products or launch of services. The timely availability of these products and services and their acceptance by customers are important to our future success. A delay in new or enhanced product or service introductions could have a significant impact on our results of operations.

Because of these risks, our research and development efforts may not result in any commercially viable products or services. If significant portions of these development efforts are not successfully completed, or any new or enhanced products or services are not commercially successful, our business, financial condition and results of operations may be materially harmed.

If we successfully develop products and/or services, but those products and/or services do not achieve and maintain market acceptance, our business will not be profitable.

The degree of acceptance of our CryoPort Express® Shipper and/or CryoPort Express® System, or any future product or services, by our current target markets, and any other markets to which we attempt to sell our products and services, and our profitability and growth will depend on a number of factors including, among others:

•	our shippers’ ability to perform and preserve the integrity of the materials shipped;

•	relative convenience and ease of use of our shipper and/or web portal;

•	availability of alternative products;

•	pricing and cost effectiveness;

•	effectiveness of our or our collaborators’ sales and marketing strategy; and

•	the adoption cycles of our targeted customers.

If any products or services we may develop do not achieve market acceptance, then we may not generate sufficient revenue to achieve or maintain profitability.

In addition, even if our products and services achieve market acceptance, we may not be able to maintain that market acceptance over time if new products or services are introduced that are more favorably received than our products and services, are more cost effective, or render our products obsolete.

The product adoption cycle of our target customers tends to be very lengthy, which continues to adversely affect our ability to increase revenues.

We offer our solution primarily to companies in the life sciences industry. These companies operate within a heavily regulated environment and as such, changing vendors and distribution practices typically require a number of steps which may include the audit of our facilities, review of our procedures, qualifying us as a vendor, and performing test shipments. This process can take several months or longer to complete prior to a company fully adopting the Cryoport Express solution. In addition, any such adoption may be on a gradual basis such that the customer progressively ramps up use of our Cryoport Express solution following adoption. The slow adoption process continues to adversely affect our ability to increase revenues.

We are dependent on an outside party for the continued development of our CryoPort Express® Portal

Our proprietary CryoPort Express® Portal is a software system used by our customers and business partners to automate the entry of orders, prepare customs documentation and facilitate status and location monitoring of shipped orders while in transit. The continued development of this system is contracted with an outside software development company. If this developer becomes unable or unwilling to continue work on scheduled projects, and an alternative developer cannot be secured, we may not be able to implement needed enhancements to the system. Furthermore, if we terminate our agreement with this developer and cannot reach an agreement or fail to fulfill an agreement for the termination, we could lose our license to use this software. Failure to proceed with enhancements or the loss of our license for the system would adversely affect our ability to generate new business and serve existing customers, resulting in a reduction in revenue.

Our success depends, in part, on our ability to obtain patent protection for our products and business model, preserve our trade secrets, and operate without infringing the proprietary rights of others.

Our policy is to seek to protect our proprietary position by, among other methods, filing United States patent applications related to our technology, inventions and improvements that are important to the development of our business. We have three issued U.S. patents and one recently filed provisional patent application, all relating to various aspects of our products and services. Our patents or provisional patent application may be challenged, invalidated or circumvented in the future or the rights granted may not provide a competitive advantage. We intend to vigorously protect and defend our intellectual property. Costly and time-consuming litigation brought by us may be necessary to enforce our patents and to protect our trade secrets and know-how, or to determine the enforceability, scope and validity of the proprietary rights of others.

We also rely upon trade secrets, technical know-how and continuing technological innovation to develop and maintain our competitive position. In the past our employees, consultants, advisors and suppliers have not always executed confidentiality agreements and invention assignment and work for hire agreements in connection with their employment, consulting, or advisory relationships. Consequently, we may not have adequate remedies available to us to protect our intellectual property should one of these parties attempt to use our trade secrets or refuse to assign any rights he or she may have in any intellectual property he or she developed for us. Additionally, our competitors may independently develop substantially equivalent proprietary information and techniques or otherwise gain access to our proprietary technology, or we may not be able to meaningfully protect our rights in unpatented proprietary technology.

We cannot assure you that our current and potential competitors and other third parties have not filed (or in the future will not file) patent applications for (or have not received or in the future will not receive) patents or obtain additional proprietary rights that will prevent, limit or interfere with our ability to make, use or sell our products either in the United States or internationally. In the event we are required to license patents issued to third parties, such licenses may not be available or, if available, may not be available on terms acceptable to us. In addition, we cannot assure you that we would be successful in any attempt to redesign our products or processes to avoid infringement or that any such redesign could be accomplished in a cost-effective manner. Accordingly, an adverse determination in a judicial or administrative proceeding or failure to obtain necessary licenses could prevent us from manufacturing and selling our products or offering our services, which would harm our business.

We are not aware of any third party that is infringing any of our patents or trademarks nor do we believe that we are infringing on the patents or trademarks of any other person or organization.

Our products may contain errors or defects, which could result in damage to our reputation, lost revenues, diverted development resources and increased service costs and litigation.

Our products must meet stringent requirements and we must develop our products quickly to keep pace with the rapidly changing market. Products and services as sophisticated as ours could contain undetected errors or defects, especially when first introduced or when new models or versions are released. In general, our products may not be free from errors or defects after commercial shipments have begun, which could result in damage to our reputation, lost revenues, diverted development resources, increased customer service and support costs, and litigation. The costs incurred in correcting any product errors or defects may be substantial and could adversely affect our business, results of operations and financial condition.

If we experience manufacturing delays or interruptions in production, then we may experience customer dissatisfaction and our reputation could suffer.

If we fail to produce enough shippers at our own manufacturing facility or at a third party manufacturing facility, or if we fail to complete our shipper recycling processes as planned, we may be unable to deliver shippers to our customers on a timely basis, which could lead to customer dissatisfaction and could harm our reputation and ability to compete. We currently acquire various component parts for our shippers from various independent manufacturers in the United States. We would likely experience significant delays or cessation in producing our shippers if a labor strike, natural disaster or other supply disruption were to occur at any of our main suppliers. If we are unable to procure a component from one of our manufacturers, we may be required to enter into arrangements with one or more alternative manufacturing companies which may cause delays in producing our shippers. In addition, because we depend on third party manufacturers, our profit margins may be lower, which will make it more difficult for us to achieve profitability. To date, we have not experienced any material delay that has adversely impacted our operations. As our business develops and the quantity of production increases, it becomes more likely that such problems could arise.

Because we rely on a limited number of suppliers, we may experience difficulty in meeting our customers’ demands for our products in a timely manner or within budget.

We currently purchase key components of our products from a variety of outside sources. Some of these components may only be available to us through a few sources, however, management has identified alternative materials and suppliers should the need arise. We generally do not have long-term agreements with any of our suppliers. Consequently, in the event that our suppliers delay or interrupt the supply of components for any reason, we could potentially experience higher product costs and longer lead times in order fulfillment.

Our CryoPort Express® Portal may be subject to intentional disruption that could adversely impact our reputation and future revenues.

We have implemented our CryoPort Express® Portal which is used by our customers and business partners to automate the entry of orders, prepare customs documentation and facilitate status and location monitoring of shipped orders while in transit. Although we believe we have sufficient controls in place to prevent intentional disruptions, we could be a target of attacks specifically designed to impede the performance of the CryoPort Express® Portal. Similarly, experienced computer programmers may attempt to penetrate our CryoPort Express® Portal in an effort to search for and misappropriate proprietary or confidential information or cause interruptions of our services. Because the techniques used by such computer programmers to access or sabotage networks change frequently and may not be recognized until launched against a target, we may be unable to anticipate these techniques. Our activities could be adversely affected and our reputation, brand and future sales harmed if these intentionally disruptive efforts are successful.

Our products and services may expose us to liability in excess of our current insurance coverage.

Our products and services involve significant risks of liability, which may substantially exceed the revenues we derive from them. We cannot predict the magnitude of these potential liabilities.

We currently maintain general liability insurance, with coverage in the amount of $1 million per occurrence, subject to a $2 million annual limitation, and product liability insurance with a $1 million annual coverage limitation. Claims may be made against us that exceed these limits.

Our liability policy is an “occurrence” based policy. Thus, our policy is complete when we purchased it and following cancellation of the policy it continues to provide coverage for future claims based on conduct that took place during the policy term. However, our insurance may not protect us against liability because our policies typically have various exceptions to the claims covered and also require us to assume some costs of the claim even though a portion of the claim may be covered. In addition, if we expand into new markets, we may not be aware of the need for, or be able to obtain insurance coverage for such activities or, if insurance is obtained, the dollar amount of any liabilities incurred could exceed our insurance coverage. A partially or completely uninsured claim, if successful and of significant magnitude, could have a material adverse effect on our business, financial condition and results of operations.

Complying with certain regulations that apply to shipments using our products can limit our activities and increase our cost of operations.

Shipments using our products and services are subject to various regulations in the countries in which we operate. For example, shipments using our products may be required to comply with the shipping requirements promulgated by the Centers for Disease Control (“CDC”), the Occupational Safety and Health Organization (“OSHA”), the Department of Transportation (“DOT”) as well as rules established by the International Air Transportation Association (“IATA”) and the International Civil Aviation Organization (“ICAO”). Additionally, our data logger may be subject to regulation and certification by the Food and Drug Administration (“FDA”), Federal Communications Commission (“FCC”), and Federal Aviation Administration (“FAA”). We will need to ensure that our products and services comply with relevant rules and regulations to make our products and services marketable, and in some cases compliance is difficult to determine. Significant changes in such regulations could require costly changes to our products and services or prevent use of our shippers for an extended period of time while we seek to comply with changed regulations. If we are unable to comply with any of these rule or regulations or fail to obtain any required approvals, our ability to market our products and services may be adversely affected. In addition, even if we are able to comply with these rules and regulations, compliance can result in increased costs. In either event, our financial results and condition may be adversely affected. We depend on our business partners and unrelated and frequently unknown third party agents in foreign countries to act on our behalf to complete the importation process and to make delivery of our shippers to the final user. The failure of these third parties to perform their duties could result in damage to the contents of the shipper resulting in customer dissatisfaction or liability to us, even if we are not at fault.

If we cannot compete effectively, we will lose business.

Our products, services and solutions are positioned to be competitive in the cold-chain shipping market. While there are technological and marketing barriers to entry, we cannot guarantee that the barriers we are capable of producing will be sufficient to defend the market share we wish to gain against current and future competitors. The principal competitive factors in this market include:

•	acceptance of our business model and a per use consolidated fee structure;

•	ongoing development of enhanced technical features and benefits;

•	reductions in the manufacturing cost of competitors’ products;

•	the ability to maintain and expand distribution channels;

•	brand name;

•	the ability to deliver our products to our customers when requested;

•	the timing of introductions of new products and services; and

•	financial resources.

Current and prospective competitors have substantially greater resources, more customers, longer operating histories, greater name recognition and more established relationships in the industry. As a result, these competitors may be able to develop and expand their networks and product offerings more quickly, devote greater resources to the marketing and sale of their products and adopt more aggressive pricing policies. In addition, these competitors have entered and will likely continue to enter into business relationships to provide additional products competitive to those we provide or plan to provide.

We may not be able to compete with our competitors in the industry because many of them have greater resources than we do.

We expect to continue to experience significant and increasing levels of competition in the future. In addition, there may be other companies which are currently developing competitive products and services or which may in the future develop technologies and products that are comparable, superior or less costly than our own. For example, some cryogenic equipment manufacturers with greater resources currently have solutions for storing and transporting cryogenic liquid and gasses and may develop storage solutions that compete with our products. Additionally, some specialty couriers with greater resources currently provide dry ice transportation and may develop other products in the future, both of which compete with our products. A competitor that has greater resources than us may be able to bring its product to market faster than we can and offer its product at a lower price than us to establish market share. We may not be able to successfully compete with a competitor that has greater resources and such competition may adversely affect our business.

Risks Relating to Our Current Financing Arrangements

Certain provisions in our existing financing agreements have and may continue to make it more difficult for us to raise capital.

In connection with our issuance of convertible debentures in October 2007 and May 2008, we executed securities purchase agreements pursuant to which such debentures were issued. Pursuant to such securities purchase agreements, for so long as the holders of the debentures own any securities of the Company acquired in connection with the securities purchase agreements (such as warrants issued in connection therewith), we may not enter into Variable Rate Transactions (as defined in the debentures) without the consent of the holders of the debentures. A Variable Rate Transaction includes transactions in which we issue or sell any equity securities that are convertible into, exchangeable or exercisable for, or include the right to receive additional shares of our common stock at a conversion, exercise or exchangeable rate or other price that is based upon and/or varies with the trading prices of or quotations for the shares of our common stock at any time after the initial issuance of such equity securities. This negative covenant, unless waived, has and may continue to make it more difficult to accomplish capital raising transactions.

Certain of our existing stockholders own and have the right to acquire a substantial number of shares of common stock.

As of May 31, 2012, our directors, executive officers and beneficial owners of 5% or more of our outstanding common stock beneficially owned 9,799,261 shares of common stock (without regard to beneficial ownership limitations contained in certain warrants) assuming their exercise of all outstanding warrants, options and conversion of all convertible debt; or approximately 21.7% of our outstanding common stock. Of these shares of common stock, 3,377,768 shares, or approximately 8.3% of our common stock, will be beneficially owned by CNH Partners, LLC, 2,455,549 shares, or approximately 6.1% of our outstanding common stock, will be beneficially owned by Emergent Financial Group and 3,636,364, or approximately 9.2% of our outstanding common stock will be beneficially owned by James E. Flynn (each calculated without regard to the shares of common stock that may be acquired by the other upon the exercise of its warrants and conversion of debt). As such, the concentration of beneficial ownership of our common stock may have the effect of delaying or preventing a change in control of CryoPort and may adversely affect the voting or other rights of other holders of our common stock.

Our stock and warrant price is and will continue to be volatile.

The market price of our common stock has been and, along with the warrants is likely to be, highly volatile and could fluctuate widely in price in response to various factors, many of which are beyond our control, including, but not limited to:

•	technological innovations or new products and services by us or our competitors;

•	additions or departures of key personnel;

•	sales of our common stock;

•	our ability to integrate operations, technology, products and services;

•	our ability to execute our business plan;

•	operating results below expectations;

•	loss of any strategic relationship;

•	industry developments;

•	economic and other external factors; and

•	period-to-period fluctuations in our financial results.

You may consider any one of these factors to be material. The price of our common stock and warrants may fluctuate widely as a result of any of the above listed factors. In addition, the securities markets have from time to time experienced significant price and volume fluctuations that are unrelated to the operating performance of particular companies. These market fluctuations may also materially and adversely affect the market price of our common stock and warrants.

If equity research analysts do not publish research or reports about our business or if they issue unfavorable commentary or downgrade our common stock and warrants, the price of our common stock and warrants could decline.

The trading market for our common stock and warrants relies in part on the research and reports that equity research analysts publish about us and our business. We do not control these analysts. The price of our common stock and warrants could decline if one or more equity analyst downgrades our stock or if analysts issue other unfavorable commentary or cease publishing reports about us or our business.

We have not paid dividends on our common stock in the past and do not expect to pay dividends in the foreseeable future. Any return on investment may be limited to the value of our common stock.

We have never paid cash dividends on our common stock and do not anticipate paying cash dividends in the foreseeable future. The payment of dividends on our common stock will depend on our earnings, financial condition and other business and economic factors affecting us at such time as the Board of Directors may consider the payment of any such dividends. In addition, we may not pay any dividends without obtaining the prior consent of the holders of our Debentures. If we do not pay dividends, our common stock may be less valuable because a return on your investment will only occur if the price of our common stock appreciates.

We may need additional capital, and the sale of additional shares of common stock or other equity securities could result in additional dilution to our stockholders.

We believe that our current cash and cash equivalents and anticipated cash flow from operations will be sufficient to meet our anticipated cash needs through the fourth quarter of our fiscal year 2013. We may, however, require additional cash resources due to changed business conditions or other future developments, including any investments or acquisitions we may decide to pursue. If our resources are insufficient to satisfy our cash requirements, we may seek to sell additional equity or debt securities or obtain a credit facility. The sale of additional equity securities, or debt securities convertible into equity securities, could result in additional dilution to our stockholders. The incurrence of indebtedness would result in increased debt service obligations and could result in operating and financing covenants that would restrict our operations.

Our Articles of Incorporation allows our Board of Directors to issue up to 2,500,000 shares of “blank check” preferred stock.

Our Articles of Incorporation allows our Board of Directors to issue up to 2,500,000 shares of “blank check” preferred stock, without action by our stockholders. Such shares of preferred stock may be issued on terms determined by our Board of Directors, and may have rights, privileges and preferences superior to those of our common stock. Without limiting the foregoing, (i) such shares of preferred stock could have liquidation rights that are senior to the liquidation preference applicable to our common stock, (ii) such shares of preferred stock could have voting or conversion rights, which could adversely affect the voting power of the holders of our common stock and (iii) the ownership interest of holders of our common stock will be diluted following the issuance of any such shares of preferred stock. In addition the issuance of such shares of blank check preferred stock could have the effect of discouraging, delaying or preventing a change of control of our company.

Provisions in our bylaws and Nevada law might discourage, delay or prevent a change of control of our company or changes in our management and, as a result, may depress the trading price of our common stock.

Provisions of our bylaws and Nevada law may discourage, delay or prevent a merger, acquisition or other change in control that stockholders may consider favorable, including transactions in which you might otherwise receive a premium for your shares of our common stock. The relevant bylaw provisions may also prevent or frustrate attempts by our stockholders to replace or remove our management. These provisions include advance notice requirements for stockholder proposals and nominations, and the ability of our Board of Directors to make, alter or repeal our bylaws.

Absent approval of our Board of Directors, our bylaws may only be amended or repealed by the affirmative vote of the holders of at least a majority of our outstanding shares of capital stock entitled to vote.

In addition, Section 78.438 of the Nevada Revised Statutes prohibits a publicly-held Nevada corporation from engaging in a business combination with an interested stockholder (generally defined as a person which together with its affiliates owns, or within the last three years has owned, 10% of our voting stock, for a period of three years after the date of the transaction in which the person became an interested stockholder) unless the business combination is approved in a prescribed manner.

The existence of the foregoing provisions and other potential anti-takeover measures could limit the price that investors might be willing to pay in the future for shares of our common stock. They could also deter potential acquirers of our company, thereby reducing the likelihood that you could receive a premium for your common stock in an acquisition.

Even though we are not incorporated in California, we may become subject to a number of provisions of the California General Corporation Law.

Section 2115(b) of the California Corporations Code imposes certain requirements of California corporate law on corporations organized outside California that, in general, are doing more than 50% of their business in California and have more than 50% of their outstanding voting securities held of record by persons residing in California. While we are not currently subject to Section 2115(b), we may become subject to it in the future.

The following summarizes some of the principal differences which would apply if we become subject to Section 2115(b).

Under both Nevada and California law, cumulative voting for the election of directors is permitted. However, under Nevada law cumulative voting must be expressly authorized in the Articles of Incorporation and our Amended and Restated Articles of Incorporation do not authorize cumulative voting. If we become subject to Section 2115(b), we may be required to permit cumulative voting if any stockholder properly requests to cumulate his or her votes.

Under Nevada law, directors may be removed by the stockholders only by the vote of two-thirds of the voting power of the issued and outstanding stock entitled to vote. However, California law permits the removal of directors by the vote of only a majority of the outstanding shares entitled to vote. If we become subject to Section 2115(b), the removal of a director may be accomplished by a majority vote, rather than a vote of two-thirds, of the stockholders entitled to vote.

Under California law, the corporation must take certain steps to be allowed to provide for greater indemnification of its officers and directors than is provided in the California Corporation Code. If we become subject to Section 2115(b), our ability to indemnify our officers and directors may be limited by California law.

Nevada law permits distributions to stockholders as long as, after the distribution, (i) the corporation would be able to pay its debts as they become due and (ii) the corporation’s total assets are at least equal to its liabilities and preferential dissolution obligations. Under California law, distributions may be made to stockholders as long as the corporation would be able to pay its debts as they mature and either (i) the corporation’s retained earnings equals or exceeds the amount of the proposed distributions, or (ii) after the distributions, the corporation’s tangible assets are at least 125% of its liabilities and the corporation’s current assets are at least equal to its current liabilities (or, 125% of its current liabilities if the corporation’s average operating income for the two most recently completed fiscal years was less than the average of the interest expense of the corporation for those fiscal years). If we become subject to Section 2115(b), we will have to satisfy more stringent financial requirements to be able to pay dividends to our stockholders. Additionally, stockholders may be liable to the corporation if we pay dividends in violation of California law.

California law permits a corporation to provide “supermajority vote” provisions in its Articles of Incorporation, which would require specific actions to obtain greater than a majority of the votes, but not more than 66  2/3 percent. Nevada law does not permit supermajority vote provisions. If we become subject to Section 2115(b), it is possible that our stockholders would vote to amend our Articles of Incorporation and require a supermajority vote for us to take specific actions.

Under California law, in a disposition of substantially of all the corporation’s assets, if the acquiring party is in control of or under common control with the disposing corporation, the principal terms of the sale must be approved by 90 percent of the stockholders. Although Nevada law does contain certain rules governing interested stockholder business combinations, it does not require similar stockholder approval. If we become subject to Section 2115(b), we may have to obtain the vote of a greater percentage of the stockholders to approve a sale of our assets to a party that is in control of, or under common control with, us.

California law places certain additional approval rights in connection with a merger if all of the shares of each class or series of a corporation are not treated equally or if the surviving or parent party to a merger represents more than 50 percent of the voting power of the other corporation prior to the merger. Nevada law does not require such approval. If we become subject to Section 2115(b), we may have to obtain a the vote of a greater percentage of the stockholders to approve a merger that treats shares of a class or series differently or where a surviving or parent party to the merger represents more than 50% of the voting power of the other corporation prior to the merger.

California law requires the vote of each class to approve a reorganization or a conversion of a corporation into another entity. Nevada law does not require a separate vote for each class. If we become subject to Section 2115(b), we may have to obtain the approval of each class if we desire to reorganize or convert into another type of entity.

California law provides greater dissenters’ rights to stockholders than Nevada law. If we become subject to Section 2115(b), more stockholders may be entitled to dissenters’ rights, which may limit our ability to merge with another entity or reorganize.

Our stock is deemed to be penny stock.

Our stock is currently traded on the OTCQB, operated by the OTC Markets Group, Inc., and is subject to the “penny stock rules” adopted pursuant to Section 15(g) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”). The penny stock rules apply to companies not listed on a national exchange whose common stock trades at less than $5.00 per share or which have tangible net worth of less than $5,000,000 ($2,000,000 if the company has been operating for three or more years). Such rules require, among other things, that brokers who trade “penny stock” to persons other than “established customers” complete certain documentation, make suitability inquiries of investors and provide investors with certain information concerning trading in the security, including a risk disclosure document and quote information under certain circumstances. Penny stocks sold in violation of the applicable rules may entitle the buyer of the stock to rescind the sale and receive a full refund from the broker.

Many brokers have decided not to trade “penny stock” because of the requirements of the penny stock rules and, as a result, the number of broker-dealers willing to act as market makers in such securities is limited. In the event that we remain subject to the “penny stock rules” for any significant period, there may develop an adverse impact on the market, if any, for our securities. Because our securities are subject to the “penny stock rules,” investors will find it more difficult to dispose of our securities. Further, for companies whose securities are traded in the OTC Bulletin Board, it is more difficult: (i) to obtain accurate quotations, (ii) to obtain coverage for significant news events because major wire services, such as the Dow Jones News Service, generally do not publish press releases about such companies, and (iii) to obtain needed capital.

If we fail to maintain effective internal controls over financial reporting, the price of our common stock may be adversely affected.

Our internal controls over financial reporting may have weaknesses and conditions that could require correction or remediation, the disclosure of which may have an adverse impact on the price of our common stock. We are required to establish and maintain appropriate internal controls over financial reporting. Failure to establish those controls (or any failure of those controls once established) could adversely impact our public disclosures regarding our business, financial condition or results of operations. In addition, management’s assessment of internal controls over financial reporting may identify weaknesses and conditions that need to be addressed in our internal controls over financial reporting or other matters that may raise concerns for investors. Any actual or perceived weaknesses and conditions that need to be addressed in our internal control over financial reporting and disclosure of management’s assessment of our internal controls over financial reporting may have an adverse impact on the price of our common stock.

Standards for compliance with Section 404 of the Sarbanes-Oxley Act of 2002 are uncertain, and if we fail to comply in a timely manner, our business could be harmed and our stock price could decline.

Rules adopted by the SEC pursuant to Section 404 of the Sarbanes-Oxley Act of 2002 require an annual assessment of our internal controls over financial reporting. The standards that must be met for management to assess the internal controls over financial reporting as effective are evolving and complex, and require significant documentation, testing, and possible remediation to meet the detailed standards. We expect to continue to incur significant expenses and to devote resources to continued Section 404 compliance on an ongoing basis. It is difficult for us to predict how long it will take or how costly it will be to complete the assessment of the effectiveness of our internal controls over financial reporting and to remediate any deficiencies in our internal controls. As a result, we may not be able to complete the assessment and remediation process on a timely basis. In the event that our Chief Executive Officer or Chief Financial Officer determine that our internal controls over financial reporting are not effective as defined under Section 404, we cannot predict how regulators will react or how the market price of our common stock will be affected; however, we believe that there is a risk that investor confidence and share value may be negatively impacted.

If we fail to remain current in our reporting requirements, our securities could be removed from the OTC Bulletin Board, which would limit the ability of broker-dealers to sell our securities and the ability of stockholders to sell their securities in the secondary market.

Companies trading on the OTCQB must be reporting issuers under Section 12 of the Exchange Act, and must be current in their reports under Section 13, in order to maintain price quotation privileges on the OTC Bulletin Board. If we fail to remain current on our reporting requirements, we could be removed from the OTC Bulletin Board. As a result, the market liquidity for our securities could be severely adversely affected by limiting the ability of broker-dealers to sell our securities and the ability of stockholders to sell their securities in the secondary market.

FORWARD-LOOKING STATEMENTS

This prospectus contains forward-looking statements. All statements other than statements of historical fact contained in this prospectus, including statements regarding our future results of operations and financial position, business strategy and plans and objectives of management for future operations, are forward-looking statements. These statements involve known and unknown risks, uncertainties and other factors that may cause our actual results, performance or achievements to be materially different from any future results, performance or achievements expressed or implied by the forward-looking statements.

In some cases, you can identify forward-looking statements by terms such as “may,” “will,” “should,” “expects,” “plans,” “anticipates,” “could,” “intends,” “target,” “projects,” “contemplates,” “believes,” “estimates,” “predicts,” “potential,” “continue,” or the negative of these terms or other similar words. These statements are only predictions. We have based these forward-looking statements largely on our current expectations and projections about future events and financial trends that we believe may affect our business, financial condition and results of operations. We discuss many of the risks in greater detail under the heading “Risk Factors.” Also, these forward-looking statements represent our estimates and assumptions only as of the date of this prospectus. Forward-looking statements in this prospectus include, but are not necessarily limited to, those relating to:

•	our intention to introduce new products or services,

•	our expectations about the markets for our products or services,

•	our expectations about securing strategic relationships with global couriers or large clinical research organization,

•	our future capital needs,

•	results of our research and development efforts, and

•	success of our patent applications.

Forward-looking statements are subject to risks and uncertainties, certain of which are beyond our control. Actual results could differ materially from those anticipated as a result of the factors described in “Risk Factors” in this prospectus and detailed in our other SEC filings, including among others:

•	the effect of regulation by United States and foreign governmental agencies,

•	research and development efforts, including delays in developing, or the failure to develop, our products,

•	the development of competing or more effective products by other parties,

•	uncertainty of market acceptance of our products,

•	errors in business planning attributable to insufficient market size or segmentation data,

•	problems that we may face in manufacturing, marketing, and distributing our products,

•	problems that we may encounter in further development of CryoPort Express® Portal or its ability to scale to meet customer demand and needs,

•	problems relating to the development of wireless sensor monitoring devices, or regulatory approval relating to their use,

•	our inability to raise additional capital when needed,

•	delays in the issuance of, or the failure to obtain, patents for certain of our products and technologies,

•	problems with important suppliers and strategic business partners, and

•	difficulties or delays in establishing marketing relationships with international couriers.

Because of these risks and uncertainties, the forward-looking events and circumstances discussed in this prospectus might not transpire. Except for our ongoing obligations to disclose material information as required by the federal securities laws, we undertake no obligation to release publicly any revisions to any forward-looking statements to reflect events or circumstances after the date hereof or to reflect the occurrence of unanticipated events. All of the above factors are difficult to predict, contain uncertainties that may materially affect our actual results and may be beyond our control. New factors emerge from time to time, and it is not possible for our management to predict all of such factors or to assess the effect of each factor on our business.

This prospectus also contains estimates and other industry and statistical data developed by independent parties and by us relating to market size, growth and segmentation of markets. This data involves a number of assumptions and limitations, and you are cautioned not to give undue weight to such estimates. We have not independently verified these estimates generated by independent parties and contained in this prospectus and, accordingly, we cannot guarantee their accuracy or completeness. In addition, projections, assumptions and estimates of our future performance and the future performance of the industries in which we operate are necessarily subject to a high degree of uncertainty and risk due to a variety of factors, including those described in “Risk Factors,” “Management’s Discussion and Analysis of Financial Condition and Results of Operations,” and elsewhere in this prospectus. These and other factors could cause results to differ materially from those expressed in the estimates made by the independent parties and by us.

USE OF PROCEEDS

Each of the selling security holders will receive all of the net proceeds from the sale of shares by that holder. We will not receive any of the net proceeds from the sale of the shares. The selling security holders will pay any underwriting discounts and commissions and expenses incurred by the selling security holders for brokerage, accounting, tax or legal services or any other expenses incurred by the selling security holders in offering or selling their shares. We will bear all other costs, fees and expenses incurred in effecting the registration of the shares covered by this prospectus, including, without limitation, blue sky registration and filing fees, and fees and expenses of our counsel and accountants.

A portion of the shares covered by this prospectus are, prior to their sale under this prospectus, issuable upon exercise of warrants. If all of the warrants are exercised for cash at their then current exercise prices per share, we will receive an aggregate of $23,392,019 from such exercises. We will use such proceeds from the warrant exercises for working capital and other corporate purposes.

MARKET FOR COMMON EQUITY AND RELATED STOCKHOLDER MATTERS

Market Information

Presently, our common stock is quoted on the OTCQB, operated by the OTC Markets Group, Inc. under the symbol CYRX. On May 31, 2012, the last reported sale of our common stock was $0.54. The following table shows the high and low sales price of our common stock for the three fiscal years ended March 31, 2012, 2011 and 2010.

	Common Stock Sales Price
	High	Low
Fiscal Year 2012
Quarter Ended March 31, 2012	$0.90	$0.60
Quarter Ended December 31, 2011	$1.24	$0.65
Quarter Ended September 30, 2011	$1.73	$0.96
Quarter Ended June 30, 2011	$1.60	$0.85
Fiscal Year 2011
Quarter Ended March 31, 2011	$1.69	$0.51
Quarter Ended December 31, 2010	$0.95	$0.43
Quarter Ended September 30, 2010	$1.50	$0.66
Quarter Ended June 30, 2010	$2.20	$1.31
Fiscal Year 2010
Quarter Ended March 31, 2010	$10.50	$1.65
Quarter Ended December 31, 2009	$5.40	$3.80
Quarter Ended September 30, 2009	$7.00	$3.70
Quarter Ended June 30, 2009	$9.00	$4.10

Number of Stockholders

As of May 31, 2012, there were 202 record holders of our common stock.

Dividend Policy

Historically, we have not paid any dividends to the holders of our common stock and we do not expect to pay any such dividends in the foreseeable future as we expect to retain our future earnings for use in the operation and expansion of our business.

Securities Authorized For Issuance Under Equity Compensation Plans

We currently maintain three equity compensation plans, referred to as the 2002 Stock Incentive Plan (the “2002 Plan”), the 2009 Stock Incentive Plan (the “2009 Plan”) and the 2011 Stock Incentive Plan (the “2011 Plan”). Our Compensation Committee is responsible for making, reviewing and recommending grants of options and other awards under these plans which are approved by the Board.

The 2002 Plan, which was approved by our stockholders in October 2002, allows for the grant of options to purchase up to 500,000 shares of the Company’s common stock. The 2002 Plan provides for the granting of options to purchase shares of our common stock at prices not less than the fair market value of the stock at the date of grant and generally expire 10 years after the date of grant. The stock options are subject to vesting requirements, generally three or four years. The 2002 Plan also provides for the granting of restricted shares of common stock subject to vesting requirements. As of May 31, 2012, a total of 275,000 shares of our common stock remained available for future grants under the 2002 Plan.

The 2009 Plan, which was approved by our stockholders at our 2009 Annual Meeting of Stockholders held on October 9, 2009, provides for the grant of stock-based incentives. The 2009 Plan allows for the grant of up to

1,200,000 shares of our common stock for awards to our officers, directors, employees and consultants. The 2009 Plan provides for the grant of incentive stock options, nonqualified stock options, restricted stock rights, restricted stock, performance share units, performance shares, performance cash awards, stock appreciation rights, and stock grant awards. The 2009 Plan also permits the grant of awards that qualify for the “performance-based compensation” exception to the $1,000,000 limitation on the deduction of compensation imposed by Section 162(m) of the Code. As of May 31, 2012, a total of 233,491 shares of our common stock remained available for future grants under the 2009 Plan.

The 2011 Plan, which was approved by our stockholders at our 2011 Annual Meeting of Stockholders held on September 22, 2011, provides for the grant of stock-based incentives. The 2011 Plan allows for the grant of up to 2,300,000 shares of our common stock for awards to our officers, directors, employees and consultants. The 2011 Plan provides for the grant of incentive stock options, nonqualified stock options, restricted stock rights, restricted stock, performance share units, performance shares, performance cash awards, stock appreciation rights, and stock grant awards. The 2011 Plan also permits the grant of awards that qualify for the “performance-based compensation” exception to the $1,000,000 limitation on the deduction of compensation imposed by Section 162(m) of the Code. As of May 31, 2012, a total of 1,678,733 shares of our common stock remained available for future grants under the 2011 Plan.

In addition to the stock options issued pursuant to the Company’s three stock incentive plans, the Company has granted warrants to employees, officers, non-employee directors and consultants. The warrants are generally not subject to vesting requirements and have ten-year terms.

The following table sets forth certain information as of May 31, 2012 concerning the Company’s common stock that may be issued upon the exercise of options or warrants or pursuant to purchases of stock under the 2002 Plan, the 2009 Plan, the 2011 Plan and other stock based compensation:

Plan Category	(a) Number of Securities to be Issued Upon the Exercise of Outstanding Options and Warrants	(b) Weighted-Average Exercise Price of Outstanding Options and Warrants	(c) Available for Future Issuance Under Equity Compensation Plans (Excluding Securities Reflected in Column (a))
Equity compensation plans approved by stockholders	1,753,677	$0.89	2,187,224
Equity compensation plans not approved by stockholders(1)	312,855	$8.31	N/A

	2,066,532		2,187,224

(1)	In the past the Company has issued warrants to purchase 327,415 shares of common stock in exchange for services provided to the Company, of which warrants to purchase 312,855 shares of common stock are outstanding. The exercise prices ranged from $2.80 to $10.80 and generally vested upon issuance. Other than the officers and directors described below, 15 consultants and former officers and directors received warrants to purchase 301,660 shares of common stock in this manner. The following director also received warrants to purchase the following number of shares of common stock:

Adam Michelin, Director	25,755

Reverse Stock Split

On February 5, 2010, we effected a 10-for-1 reverse stock split of all of our issued and outstanding shares of common stock (the “Reverse Stock Split”) by filing a Certificate of Amendment to Amended and Restated Articles of Incorporation with the Secretary of State of Nevada. The par value and number of authorized shares of our common stock remained unchanged. The number of shares and per share amounts included in the included consolidated financial statements and the accompanying notes have been adjusted to reflect the Reverse Stock Split retroactively. Unless otherwise indicated, all references to number of shares, per share amounts and earnings per share information contained in this prospectus give effect to the Reverse Stock Split.

DETERMINATION OF OFFERING PRICE

The securities may be sold in one or more transactions at prevailing market prices at the time of the sale on the over-the counter bulletin board or at privately negotiated prices determined at the time of sale.

DILUTION

We are not selling any of the shares of common stock in this offering. All of the shares sold in this offering will be held by the Selling Security Holders at the time of the sale, so that no dilution will result from the sale of the shares.

MANAGEMENT’S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF

OPERATIONS

Forward-Looking Statements

The following discussion and analysis of our financial condition and results of operations should be read in conjunction with our consolidated financial statements and related notes that appear elsewhere in this prospectus. In addition to historical consolidated financial information, the following discussion contains forward-looking statements that reflect our plans, estimates and beliefs. Our actual results could differ materially from those discussed in the forward-looking statements. Factors that could cause or contribute to these differences include those discussed below and elsewhere in this prospectus, particularly in “Risk Factors.”

General Overview

We are a provider of an innovative cold chain frozen shipping system dedicated to providing superior, affordable cryogenic shipping solutions that ensure the stable transportation temperature, of high value, temperature sensitive materials. We have developed cost effective reusable cryogenic transport containers (referred to as “shippers”) capable of transporting biological, environmental and other temperature sensitive materials at temperatures below minus 150° Celsius. These dry vapor shippers are one of the first significant alternatives to dry ice shipping and achieve 10-plus day holding times compared to one to two day holding times with dry ice.

Our value proposition comes from providing both stable temperatures during transportation and an environmentally friendly, long lasting shipper, and through our value added monitoring of transportation services that offer a simple, hassle-free solution for our customers. These value-added services include an internet-based web portal that enables the customer to initiate scheduling, shipping and tracking of the progress and status of a shipment, and provides in-transit temperature and custody transfer monitoring services of the shipper. The CryoPort service also provides a fully ready charged shipper containing all freight bills, customs documents and regulatory paperwork for the entire journey of the shipper to our customers at their pick up location.

Our principal focus has been the commercialization of our solution as well as the further development of our CryoPort Express® Portal, an innovative IT solution for shipping and tracking high-value specimens through overnight shipping companies and specialty couriers, and our CryoPort Express® Shipper, a dry vapor cryogenic shipper for the transport of biological and pharmaceutical materials. A dry vapor cryogenic shipper is a container that uses liquid nitrogen in dry vapor form, which is suspended inside a vacuum insulated bottle as a refrigerant, to provide stable storage temperatures below minus 150° Celsius. The dry vapor shipper is designed using innovative, proprietary, and patented technology which prevents spillage of liquid nitrogen and pressure build up as the liquid nitrogen evaporates. A proprietary retention system is employed to ensure that liquid nitrogen is retained inside the vacuum container, even when placed upside-down or on its side, as is often the case when in the custody of a shipping company. Biological specimens are stored in a specimen chamber, referred to as a “well,” inside the container and refrigeration is provided by non-hazardous cold nitrogen gas evolving from the liquid nitrogen entrapped within the retention system surrounding the well. Biological specimens transported using our cryogenic shipper can include clinical samples, diagnostics, live cell pharmaceutical products (such as cancer vaccines, semen and embryos, infectious substances) and other items that require and/or are protected through continuous exposure to frozen or cryogenic temperatures.

We offer our solution to companies in the life sciences industry. These companies operate within a heavily regulated environment and as such, changing vendors and distribution practices typically require a number of steps which may include the audit of our facilities, review of our procedures, qualifying us as a vendor, and performing test shipments. This process can take several months or longer to complete prior to a company fully adopting the Cryoport Express solution.

During our early years, our limited revenue was derived from the sale of our reusable product line. Our current business plan focuses on per- use leasing of the shipping container and added-value services that will be used by us to provide an end-to-end and cost-optimized shipping solution to life science companies moving pharmaceutical and biological samples in clinical trials and pharmaceutical distribution.

We have incurred losses since inception and had an accumulated deficit of $59,929,015 through March 31, 2012.

Going Concern

As reported in the Report of Independent Registered Public Accounting Firm to our March 31, 2012 and 2011 consolidated financial statements, we have incurred recurring losses and negative cash flows from operations since inception. These factors, among others, raise substantial doubt about our ability to continue as a going concern.

There are significant uncertainties which may negatively affect our operations. These are principally related to (i) the expected ramp up of revenues of the new CryoPort Express® System, (ii) the absence of any commitment or firm orders from key customers in our target markets, (iii) the success in bringing additional products currently under development to market with our key customers, and (iv) risks associated with scaling company operations to meet demand. Moreover, there is no assurance as to when, if ever, we will be able to conduct our operations on a profitable basis. Our limited historical revenues for our reusable product, limited introductory revenues to date of the CryoPort Express® System and the lack of any purchase requirements in our existing distribution agreements, make it impossible to identify any trends in our business prospects.

We have not generated significant revenues from operations and have no assurance of any future revenues. We generated revenues from operations of $555,637, incurred a net loss of $7,832,928 and used cash of $6,780,134 in our operating activities during the year ended March 31, 2012. We had working capital of $4,024,120, and had cash and cash equivalents of $4,617,535 at March 31, 2012.

Currently management has projected that cash on hand, including the gross proceeds from our private placement in February and March 2012, will be sufficient to allow us to continue our operations into the fourth quarter of our fiscal year 2013 until more significant revenues can be generated or more funding can be secured. These matters raise substantial doubt about our ability to continue as a going concern.

Results of Operations

The following table sets forth, for the periods indicated, certain information derived from our consolidated statements of operations.

	Years Ended March 31,
	2012 (‘000)	2011 (‘000)	2010 (‘000)

Revenues	$556	$476	$118
Cost of revenues	1,392	1,303	718

Gross loss	(836)	(827)	(600)
Cost and expenses:
Selling, general and administrative	6,106	4,321	3,312
Research and development	492	449	285

Total cost and expenses	6,598	4,770	3,597

Loss from operations	(7,434)	(5,597)	(4,197)
Other income (expense):
Interest income	12	16	8
Interest expense	(528)	(619)	(7,029)
Loss on sale of property and equipment	—	—	(9)
Change in fair value of derivative liabilities	119	50	5,577

Total other expense, net	397	(553)	(1,453)

Loss before income taxes	(7,831)	(6,150)	(5,650)
Income taxes	2	2	2

Net loss	$(7,833)	$(6,152)	$(5,652)

Net loss available to common stockholders per common share:
Basic and diluted loss per common share	$(0.27)	$(0.46)	$(1.13)

Weighted average common shares outstanding:
Basic and diluted	28,974,843	13,301,769	5,011,057

Years ended March 31, 2012 and 2011:

Revenues. Revenues were $555,637 for the year ended March 31, 2012, as compared to $475,504 for the year ended March 31, 2011, representing an increase of 16.9%. The number of customers ordering during the year compared to the previous year increased by 145% due to the increase in sales force and resulting sales activities as well as an increase in one-time shipments related to in-vitro fertilization procedures in the international market. The increase in revenue attributable to the increase in new customers was significantly offset by a decrease in revenue derived from one customer (1% in fiscal year 2012 as compared to 36% in the prior year), as one of this customer’s products no longer required the cryogenic shipping method during the current period.

Gross loss and cost of revenues. Gross loss for the year ended March 31, 2012 was 151% of revenues, or $836,823, as compared to 174% of revenues, or $827,484, for the prior year. Cost of revenues for the year ended March 31, 2012 was 251% of revenues, or $1,392,460 as compared to 274% of revenues, or $1,302,988, for the prior year. The cost of revenues exceeded revenues due to fixed manufacturing costs and plant underutilization.

Selling, general and administrative expenses. Selling, general and administrative expenses were $6,106,006 for the year ended March 31, 2012, as compared to $4,320,461 for the prior year. The $1,785,545 increase reflects the addition of twelve new employees (ten in the sales and marketing department), recruiting fees for these new hires, and consulting costs for promotional activities. The increase in headcount, in particular in the sales, marketing and client services department, reflects the Company’s focus on promoting the use of its CryoPort Express® System and expanding its customer base through a direct inside and field sales team.

Research and development expenses. Research and development expenses were $491,849 for the year ended March 31, 2012, as compared to $449,129 for the prior year. Our research and development efforts are focused on continually improving the features of the CryoPort Express® System including the web based customer service portal and the CryoPort Express® Shippers.

Interest expense. Interest expense was $527,753 for the year ended March 31, 2012, as compared to $618,765 for the prior year. Interest expense for the year ended March 31, 2012 included the value on warrants issued to convertible debt holders of $156,999, stated interest expense on the convertible debt of $122,824, amortization of the debt discount of $197,225, and accrued interest on our related party notes payable of $48,036. Interest expense for the prior year included amortization of the debt discount of $522,041, accrued interest on our related party notes payable of $57,156 and interest expense on our convertible debentures of $19,233.

Interest income. Interest income was $11,940 for the year ended March 31, 2012 as compared to $15,571 for the prior year.

Change in fair value of derivative liabilities. The gain on the change in fair value of derivative liabilities was $119,163 for the year ended March 31, 2012, compared to a gain of $49,590 for the prior year. The gain for the year ended March 31, 2012 was the result of a decrease in the value of our warrant derivatives, due primarily to a decrease in our stock price.

Net loss. As a result of the factors described above, net loss for the year ended March 31, 2012 increased by $1,680,650 to $7,832,928 or ($0.27) per share compared to a net loss of $6,152,278 or ($0.46) per share for the prior year. The decrease of net loss per share compared to the prior year is a result of the increase in the weighted average common shares outstanding from 13.3 million to 29.0 million. This increase is primarily due to common stock issued in connection with the Company’s private placements in fiscal 2012.

Liquidity and Capital Resources

As of March 31, 2012, the Company had cash and cash equivalents of $4,617,535 and working capital of $4,024,120. As of March 31, 2011, the Company had cash and cash equivalents of $9,278,443 and working capital of $6,759,755. Historically, we have financed our operations primarily through sales of our debt and equity securities. From March 2005 through March 2012, we have received net proceeds of approximately $32.8 million from sales of our common stock and the issuance of promissory notes, warrants and debt.

In February and March 2012, the Company conducted a private placement of units totaling 9,477,554 at a purchase price of $0.55 per unit (the “February 2012 Private Placement”) for total proceeds of $4,640,400, net of offering costs of $572,255. Each unit consisted of one share of common stock and one warrant to purchase one share of common stock at an exercise price of $0.69 per share. Each warrant is fully exercisable six months from the date of issuance for a period of five years from the date of issuance.

For the year ended March 31, 2012, we used $6,780,134 of cash for operations primarily as a result of the net loss of $7,832,928 including non-cash expenses of $717,090 for the fair value of stock options and warrants. Net operating losses increased as a result of an increase in headcount and overall commercial activity.

Net cash used in investing activities totaled $388,061 during the year ended March 31, 2012, and was attributable to the purchase of property and equipment of $262,641 and the purchase of intangible assets of $125,420.

Net cash provided by financing activities totaled $2,507,287 during the year ended March 31, 2012, and resulted primarily from net proceeds received from the private placement completed during the fourth quarter of fiscal 2012 in the amount of 4,640,400 and cash exercises of warrants in the amount of $571,630. This was partially offset by the repayment of the convertible debentures in the amount of $2,273,028, the transfer of

$251,368 into escrow in conjunction with the private placement representing the total future principal payments due to one of the convertible debenture holders and the payment of deferred financing costs of $158,270.

As discussed in Note 1 of the accompanying consolidated financial statements, there exists substantial doubt regarding the Company’s ability to continue as a going concern. As discussed above, the Company completed a private placement in March of 2012. The funds raised will be used for working capital purposes and to continue our sales efforts to advance the Company’s commercialization of the CryoPort Express® Solution. Management has estimated that cash on hand as of March 31, 2012 and forecasted sales will be sufficient to allow the Company to continue its operations through the end of fiscal 2013. However, the Company’s management recognizes that the Company may need to obtain additional capital, if forecasted sales targets are not met. Management’s plans to extend the cash runway include a reduction in non-sales generating expenses and the use of third parties for services such as its recycling and refurbishment centers. This will provide for greater flexibility in aligning operational expenses with the sales ramp. Such plans also may include obtaining additional capital through equity and/or debt funding sources; however, no assurance can be given that additional capital, if needed, will be available when required or upon terms acceptable to the Company.

Contractual Obligations

The following table summarizes our contractual obligations as of March 31, 2012, and the effects such obligations are expected to have on liquidity and cash flow in future periods (in thousands):

	Payments Due by Period
	Total	Less than 1 Year	1-3 Years	3-5 Years	More than 5 Years
Operating Lease Obligations	$620	$187	$433	$—	$—
Convertible Debentures	347	347	—	—	—
Other Long-term Debt Obligations	1,471	96	1,375	—	—

Total	$2,438	$630	$1,808	$—	$—

Impact of Inflation. From time to time, CryoPort experiences price increases from third party manufacturers and these increases cannot always be passed on to CryoPort’s customers. While these price increases have not had a material impact on CryoPort’s historical operations or profitability in the past, they could affect revenues in the future.

Critical Accounting Policies and Estimates

Management’s discussion and analysis of financial condition and results of operations, as well as disclosures included elsewhere in this prospectus, are based upon our consolidated financial statements, which have been prepared in accordance with U.S. generally accepted accounting principles. Our significant accounting policies are described in the notes to the audited consolidated financial statements contained elsewhere in this prospectus. Included within these policies are our “critical accounting policies.” Critical accounting policies are those policies that are most important to the preparation of our consolidated financial statements and require management’s most subjective and complex judgment due to the need to make estimates about matters that are inherently uncertain. Although we believe that our estimates and assumptions are reasonable, actual results may differ significantly from these estimates. Changes in estimates and assumptions based upon actual results may have a material impact on our results of operations and/or financial condition.

We believe that the critical accounting policies that most impact the consolidated financial statements are as described below.

Revenue Recognition

Per Use Revenues

We recognize revenues from product sales when there is persuasive evidence that an arrangement exists, when title has passed, the price is fixed or determinable, and we are reasonably assured of collecting the resulting receivable. The Company records a provision for claims based upon historical experience. Actual claims in any future period may differ from the Company’s estimates. During its early years, the Company’s limited revenue was derived from the sale of our reusable product line. The Company’s current business plan focuses on per-use leasing of the shipping container and value-added services that will be used by us to provide an end-to-end and cost-optimized shipping solution.

The Company provides shipping containers to their customers and charges a fee in exchange for the use of the container. The Company’ arrangements are similar to the accounting standard for leases since they convey the right to use the containers over a period of time. The Company retains title to the containers and provides its customers the use of the container for a specified shipping cycle. At the culmination of the customer’s shipping cycle, the container is returned to the Company. As a result of our new business plan, during the quarter ended September 30, 2009, the Company reclassified the containers from inventory to fixed assets upon commencement of the loaned-container program.

Inventory

The Company writes down its inventories for estimated obsolescence or unmarketable inventory equal to the difference between the cost of inventory and the estimated market value based upon assumptions about future demand, future pricing and market conditions. Inventory reserve costs are subject to estimates made by the Company based on historical experience, inventory quantities, age of inventory and any known expectations for product changes. If actual future demands, future pricing or market conditions are less favorable than those projected by management, additional inventory write-downs may be required and the differences could be material. Such differences might significantly impact cash flows from operating activities. Once established, write-downs are considered permanent adjustments to the cost basis of the obsolete or unmarketable inventories.

During its early years, the Company’s limited revenue was derived from the sale of our reusable product line. The Company’s current business plan focuses on per-use leasing of the shipping container and value-added services that will be used by us to provide an end-to-end and cost-optimized shipping solution. The Company provides shipping containers to its customers and charges a fee in exchange for the use of the container. The Company’ arrangements are similar to the accounting standard for leases since they convey the right to use the containers over a period of time. The Company retains title to the containers and provides its customers the use of the container for a specified shipping cycle. At the culmination of the customer’s shipping cycle, the container is returned to the Company. As a result of our current business plan, during fiscal year 2010, the Company reclassified the containers from inventory to fixed assets upon commencement of the loaned-container program. The Company’s current inventory consists of accessories that are sold and shipped to customers along with loaned containers and not returned to the Company with the containers at the culmination of the customer’s shipping cycle.

Property and Equipment

Property and equipment are stated at cost, net of accumulated depreciation and amortization. Depreciation and amortization of fixed assets are provided using the straight-line method over the following useful lives:

Cryogenic Shippers	3 years
Furniture and fixtures	7 years
Machinery and equipment	5-7 years
Leasehold improvements	Lesser of lease term or estimated useful life

Betterments, renewals and extraordinary repairs that extend the lives of the assets are capitalized; other repairs and maintenance charges are expensed as incurred. The cost and related accumulated depreciation and amortization applicable to assets retired are removed from the accounts, and the gain or loss on disposition is recognized in current operations.

Intangible Assets

Intangible assets comprise patents and trademarks and software development costs. The Company capitalizes costs of obtaining patents and trademarks which are amortized, using the straight-line method over their estimated useful life of five years. The Company capitalizes certain costs related to software developed for internal use. Software development costs incurred during the preliminary or maintenance project stages are expensed as incurred, while costs incurred during the application development stage are capitalized and amortized using the straight-line method over the estimated useful life of the software, which is five years. Capitalized costs include purchased materials and costs of services including the valuation of warrants issued to consultants.

Long-Lived Assets

The Company assesses the recoverability of its long-lived assets by determining whether the depreciation and amortization of long-lived assets over their remaining lives can be recovered through projected undiscounted cash flows. The amount of long-lived asset impairment is measured based on fair value and is charged to operations in the period in which long-lived asset impairment is determined by management. Manufacturing fixed assets are subject to obsolescence potential as result of changes in customer demands, manufacturing process changes and changes in materials used. The Company is not currently aware of any such changes that would cause impairment to the value of its manufacturing fixed assets.

Stock-based Compensation

We recognize compensation costs for all stock-based awards made to employees and directors. The fair value of stock-based awards is estimated at grant date using an option pricing model and the portion that is ultimately expected to vest is recognized as compensation cost over the requisite service period.

We use the Black-Scholes option-pricing model to estimate the fair value of stock-based awards. The determination of fair value using the Black-Scholes option-pricing model is affected by our stock price as well as assumptions regarding a number of complex and subjective variables, including expected stock price volatility, risk-free interest rate, expected dividends and projected employee stock option exercise behaviors. We estimate the expected term based on the contractual term of the awards and employees’ exercise and expected post-vesting termination behavior.

At March 31, 2012, there was $306,600 of total unrecognized compensation cost related to non-vested stock options, which is expected to be recognized over a remaining weighted average vesting period of 2.35 years.

Derivative Liabilities

Our issued and outstanding common stock purchase warrants and embedded conversion features previously treated as equity pursuant to the derivative treatment exemption were no longer afforded equity treatment, and the fair value of these common stock purchase warrants and embedded conversion features, some of which have exercise price reset features and some that were issued with convertible debt, from equity to liability status as if these warrants were treated as a derivative liability since their date of issue. The common stock purchase warrants were not issued with the intent of effectively hedging any future cash flow, fair value of any asset, liability or any net investment in a foreign operation. The warrants do not qualify for hedge accounting, and as such, all future changes in the fair value of these warrants will be recognized currently in earnings until such time as the warrants are exercised or expire. These common stock purchase warrants do not trade in an active securities market, and as such, we estimate the fair value of these warrants using the Black-Scholes option pricing model.

Convertible Debentures

If a conversion feature of conventional convertible debt is not accounted for as a derivative instrument and provides for a rate of conversion that is below market value, this feature is characterized as a beneficial conversion feature (“BCF”). A BCF is recorded by the Company as a debt discount. In those circumstances, the convertible debt will be recorded net of the discount related to the BCF. The Company amortizes the discount to interest expense over the life of the debt using the effective interest method.

Deferred Financing Costs

Deferred financing costs represent costs incurred in connection with the issuance of the convertible notes payable and private equity financing. Deferred financing costs are being amortized over the term of the financing instrument on a straight-line basis, which approximates the effective interest method or netted against the gross proceeds received from equity financing.

Income Taxes

We account for income taxes under the provision of the Financial Accounting Standards Board (“FASB”) Accounting Standards Codification (“ASC”) 740, Income Taxes, or ASC 740. As of March 31, 2012 and 2011, there were no unrecognized tax benefits included in the accompanying balance sheets that would, if recognized, affect the effective tax rates. Based on the weight of available evidence, the Company’s management has determined that it is more likely than not that the net deferred tax assets will not be realized. Therefore, the Company has recorded a full valuation allowance against the net deferred tax assets. The Company’s income tax provision consists of state minimum taxes.

Our practice is to recognize interest and/or penalties related to income tax matters in income tax expense. We had no accrual for interest or penalties on our consolidated balance sheets at March 31, 2012 and 2011, respectively and have not recognized interest and/or penalties in the consolidated statement of operations for the year ended March 31, 2012. We are subject to taxation in the United States and various state jurisdictions. As of March 31, 2012, the Company is no longer subject to U.S. federal examinations for years before 2008 and for California franchise and income tax examinations before 2007. However, to the extent allowed by law, the taxing authorities may have the right to examine prior periods where net operating losses were generated and carried forward, and make adjustments up to the amount of the net operating loss carry forward amount. The Company is not currently under examination by U.S. federal or state jurisdictions.

New Accounting Pronouncements

In June 2011, the FASB updated the accounting guidance on alignment of disclosures for GAAP and the International Financial Reporting Standards, or IFRS, by updating Topic 820 entitled “Amendments to Achieve Common Fair Value Measurement and Disclosure Requirements in U.S. GAAP and IFRS”, relating to presentation of fair value measurements reported in financial statements. The updated guidance requires companies to align fair value measurement and disclosure requirements between GAAP and IFRS. The updated guidance became effective for our fiscal 2012 year. The adoption of this guidance did not have a material impact on our financial position or results of operations.

BUSINESS

Overview

We are a provider of an innovative cold chain frozen shipping system dedicated to providing superior, affordable cryogenic shipping solutions that ensure the stable transportation temperature, of high value, temperature sensitive materials. We have developed cost effective reusable cryogenic transport containers (referred to as “shippers”) capable of transporting biological, environmental and other temperature sensitive materials at temperatures below minus 150° Celsius. These dry vapor shippers and shipping system are one of the first significant alternatives to dry ice shipping and achieve 10-plus day holding times compared to one to two day holding times typically achieved with dry ice.

Our value proposition comes from both providing stable temperatures during transportation with an environmentally friendly, long lasting shipper, and through our value added monitoring of transportation services that offer a simple hassle-free solution for our customers. These value-added services include an internet-based web portal that enables the customer to initiate scheduling, shipping and tracking of the progress and status of a shipment, and provides in-transit temperature and custody transfer monitoring services of the shipper. The CryoPort service also provides a fully ready charged shipper containing all freight bills, customs documents and regulatory paperwork for the entire journey of the shipper to our customers at their pickup and delivery locations.

Our principal focus has been the commercialization of our solution as well as further development of our CryoPort Express® Portal, an innovative IT solution for shipping and tracking high-value specimens through overnight shipping companies and specialty couriers, and our CryoPort Express® Shippers, dry vapor cryogenic shippers for the transport of biological and pharmaceutical materials. A dry vapor cryogenic shipper is a container that uses liquid nitrogen in dry vapor form, which is suspended inside a vacuum insulated bottle as a refrigerant, to provide stable storage temperatures below minus 150° Celsius. The dry vapor shipper is designed using innovative, proprietary, and patented technology which prevents spillage of liquid nitrogen and pressure build up as the liquid nitrogen evaporates. A proprietary retention system is employed to ensure that liquid nitrogen is retained inside the vacuum container, even when placed upside-down or on its side, as is often the case when in the custody of a shipping company. Biological specimens are stored in a specimen chamber, referred to as a “well,” inside the container and refrigeration is provided by non-hazardous cold nitrogen gas evolving from the liquid nitrogen entrapped within the retention system surrounding the well. Biological specimens transported using our cryogenic shipper can include clinical samples, diagnostics, live cell pharmaceutical products (such as cancer vaccines, semen and embryos, infectious substances) and other items that require and/or are protected through continuous exposure to frozen or cryogenic temperatures.

During our early years, our limited revenue was derived from the sale of our reusable product line. Our current business plan focuses on per-use leasing of the shipping container and added-value services that will be used by us to provide an end-to-end and cost-optimized shipping solution to life science companies moving pharmaceutical and biological samples in clinical trials and pharmaceutical distribution.

We entered into our first strategic relationship with a global courier on January 13, 2010 when we signed an agreement with Federal Express Corporation (“FedEx”) pursuant to which we lease to FedEx such number of our cryogenic shippers that FedEx, from time to time, orders for its customers. Under this agreement, FedEx has the right to, on a non-exclusive basis, promote market and sell transportation of our shippers and related value-added goods and services, such as our CryoPort® Portal and CryoPort Express® Smart Pak System. On January 24, 2011 we announced that FedEx had launched its deep frozen shipping solution using our CryoPort Express® Dry Shipper. We have also integrated our web portal IT with FedEx’s IT to provide access to tracking and tracing scans during FedEx shipping. On September 2, 2010, we entered into an agreement with DHL Express (USA), Inc. (“DHL”) that gives DHL life science customers direct access to our web-based order entry and tracking portal to order the CryoPort Express® Shipper and receive preferred DHL shipping rates. The agreement covers DHL shipping discounts that may be used to support our customers using the CryoPort Express® shipping solution. In connection with the agreement, we have integrated our proprietary web portal to DHL’s tracking and billing systems. DHL life science customers now have a seamless way of shipping their critical biological material worldwide. The IT integration with DHL was completed during our fourth quarter of fiscal year 2011.

Corporate History and Structure

We are a Nevada corporation originally incorporated under the name G.T.5-Limited (“GT5”) on May 25, 1990. In connection with a Share Exchange Agreement, on March 15, 2005 we changed our name to CryoPort, Inc. and acquired all of the issued and outstanding shares of common stock of CryoPort Systems, Inc., a California corporation, in exchange for 2,410,811 shares of our common stock (which represented approximately 81% of the total issued and outstanding shares of common stock following the close of the transaction). CryoPort Systems, Inc., which was originally formed in 1999 as a California limited liability company, and subsequently reorganized into a California corporation on December 11, 2000, remains the operating company under CryoPort, Inc. Our principal executive offices are located 20382 Barents Sea Circle, Lake Forest, CA 92630. The telephone number of our principal executive offices is (619) 481-6800, and our main corporate website is www.cryoport.com. The information on, or that can be accessed through, our website is not part of this prospectus.

Our Products and Pipeline

The CryoPort Express® System

The CryoPort Express® System consists of the CryoPort Express® Portal, which programmatically manages order entry and all aspects of shipping operations, CryoPort Express® Shippers, the CryoPort Express® Smart Pak data logger, and CryoPort Express® Analytics, which monitors shipment performance metrics and evaluates temperature-monitoring data collected by the data logger during shipment. The CryoPort Express® System is focused on improving the reliability of frozen shipping while reducing the customers’ overall operating costs. This is accomplished by providing a complete end-to-end solution for the transport and monitoring of frozen or cryogenically preserved biological or pharmaceutical materials shipped though overnight shipping companies and specialty couriers. Certain of the intellectual property underlying the CryoPort Express® System (other than that related to the CryoPort Express® Shipper, has been, and continues to be, developed under a contract with an outside software development company, with the underlying technology licensed to us for exclusive use in our field of use.

In addition, we provide a containment bag which is used in connection with the shipment of infectious or dangerous goods using the CryoPort Express® Shipper and other accessories used in the shipment of biological and pharmaceutical specimens.

CryoPort Express® Portal

The CryoPort Express® Portal is used by CryoPort, our customers and our business partners to automate the entry of orders, prepare customs documentation and to facilitate status and location monitoring of shipped orders while in transit It is used by CryoPort to manage shipping operations and to reduce administrative costs typically provisioned through manual labor relating to order-entry, order processing, preparation of shipping documents and back-office accounting. It is also used to support the high level of customer service expected by the industry. Certain features of the CryoPort Express® Portal reduce operating costs and facilitate the scaling of CryoPort’s business, but more importantly they offer significant value to the customer in terms of cost avoidance and risk mitigation. Examples of these features include automation of order entry, development of Key Performance Indicators (“KPI”) to support our efforts for continuous process improvements in our business, and programmatic exception monitoring to detect and sometimes anticipate delays in the shipping process, often before the customer or the shipping company becomes aware of them. In the future we will add rate and mode optimization and in-transit monitoring of temperature, location and state of health (discussed below), via wireless communications.

The CryoPort Express® Portal also serves as the communications nerve center for the management, collection and analysis of Smart Pak data collected from Smart Pak data loggers in the field. Data is converted into pre-designed reports containing valuable and often actionable information that becomes the quality control standard or “pedigree” of the shipment. This information can be utilized by CryoPort to provide valuable feedback to the customer relating to their shipments.

The CryPort Express® Portal was developed for shipments that are required to maintain specific temperatures, such as ambient (between 20 and 25°C), chilled (between 2 and 8°C) or frozen (minus 10°C or less) to ensure that the shipped specimen is not subject to degradation. Our current focus is on frozen shipments within the life sciences industry using the shippers described below.

The CryoPort Express® Shippers

Our CryoPort Express® Shippers are cryogenic dry vapor shippers capable of maintaining cryogenic temperatures of minus 150° Celsius or below for a period of 10 or more days. A dry cryogenic shipper is a device that uses liquid nitrogen contained inside a vacuum insulated bottle which serves as a refrigerant to provide stable storage temperatures below minus 150° Celsius. Our CryoPort Express® shippers are designed to ensure that there is no pressure build up as the liquid nitrogen evaporates or spillage of liquid nitrogen. We have developed a proprietary retention system to ensure that liquid nitrogen stays inside the vacuum container, which allows the shipper to be designated as a dry shipper meeting International Air Transport Association (“IATA”) requirements. Biological or pharmaceutical specimens are stored in a specimen chamber, referred to as a “well”, inside the container and refrigeration is provided by cold nitrogen gas evolving from the liquid nitrogen entrapped within the retention system. Specimens that may be transported using our cryogenic shipper include live cell pharmaceutical products such as cancer vaccines, diagnostic materials, semen and embryos, infectious substances and other items that require continuous exposure to frozen or cryogenic temperatures (e.g., temperatures below minus 150° Celsius).

We are currently offering two sizes of dry vapor shippers, the CryoPort Express® Standard Shipper with a storage capacity of up to 75 0.2ml vials and the CryoPort Express® High Volume Shipper which was introduced in January of 2012 with a capacity of up to 500 0.2ml vials.

The CryoPort Express® Standard Shipper

The technology underlying the CryoPort Express® Shipper was developed by modifying and advancing technology from our first generation of reusable cryogenic dry shippers. While our CryoPort Express® Shippers share many of the characteristics and basic design details of our earlier shippers, we are manufacturing our CryoPort Express® Shippers from alternative, lower cost and lower weight materials, which reduces overall operating costs. We maintain ongoing development efforts related to our shippers which are principally focused on material properties, particularly those properties related to the low temperature requirement, the vacuum retention characteristics, such as the permeability of the materials, and lower cost and lower weight materials in an effort to meet the market needs for achieving a lower cost frozen and cryogenic shipping solution. Other advances additional to the development work on the cryogenic container include both an improved liquid nitrogen retention system and a secondary protective, spill proof packaging system. This secondary system, outer packaging has a low cost that lends itself to disposability, and it is made of recyclable materials. Further, it adds an additional liquid nitrogen retention capability to further assure compliance with IATA and ICAO regulations that prohibit egress of liquid nitrogen from the shipping package. IACO stands for the International Civil Aviation Organization, which is a United Nations organization that develops regulations for the safe transport of dangerous goods by air.

The Standard CryoPort Express® Shippers are lightweight, low-cost, re-usable dry vapor liquid nitrogen storage containers that we believe combine the best features of packaging, cryogenics and high vacuum technology. A Standard CryoPort Express® Shipper is composed of an aluminum metallic dewar flask, with a well for holding the biological material in the inner chamber. The dewar flask, or “thermos bottle,” is an example of a practical device in which the conduction, convection and radiation of heat are reduced as much as possible. The inner chamber of the shipper is surrounded by a high surface, low-density material which retains the liquid nitrogen in-situ by absorption, adsorption and surface tension. Absorption is defined as the taking up of matter in bulk by other matter, as in the dissolving of a gas by a liquid, whereas adsorption is the surface retention of solid, liquid or gas molecules, atoms or ions by a solid or liquid. This material absorbs liquid nitrogen several times faster than currently used materials, while providing the shipper with a hold time and capacity to transport biological materials safely and conveniently. The annular space between the inner and outer dewar chambers is evacuated to a very high vacuum (10-6 Torr). The specimen-holding chamber has a primary cap to enclose the specimens, and a removable and replaceable secondary cap to further enclose the specimen-holding container and to contain the liquid nitrogen. The entire dewar vessel is then wrapped in a plurality of insulating and cushioning materials and placed in a disposable outer packaging made of recyclable material. The Standard dry shipper has a storage capacity of up to 75 0.2ml vials.

The CryoPort Express® High Volume Shipper

The CryoPort Express® High Volume dry shipper also uses a dry vapor liquid nitrogen (LN2) technology to maintain below -150° C temperatures with a dynamic shipping endurance of 10 days. The High Volume dry shipper is based on the same dry vapor technology as CryoPort’s original standard dry shipper and utilizes an absorbent material to hold LN2, thus providing the extended endurance time and IATA validation as a non-hazardous shipping container. The High Volume dry shipper is reusable and recyclable, making it a highly sustainable and cost effective method of transporting life science materials. The High Volume dry shipper has a storage capacity of up to 500 0.2ml vials.

We believe the CryoPort solution is the best and most cost effective solution available in the market that satisfies customer needs and regulatory requirements relating to the shipment of temperature-critical, frozen and refrigerated transport of biological materials, such as the pharmaceutical clinical trials, gene biotechnology, infectious materials handling, and animal and human reproduction markets. Due to our proprietary technology and innovative design, our shippers are less prone to losing functional hold time when not kept in an upright position than the competing products because such proprietary technology and innovative design prevent the spilling or leakage of the liquid nitrogen when the container is tipped or on its side which would adversely affect the functional hold time of the container.

An important feature of the CryoPort Express® Shippers is their compliance with the stringent packaging requirements of IATA Packing Instructions 602 and 650, respectively. These instructions include the internal pressure (hydraulic) and drop performance requirements.

The CryoPort Express® Smart Pak

Temperature monitoring is a high value feature from our customers’ perspective as it is an effective and reliable method to determine that the shipment materials were not damaged or degraded during shipment due to temperature fluctuations. Phase II of our Smart Pak System which is a self-contained automated data logger capable of recording the internal and external temperatures of samples shipped in our CryoPort Express® Shipper was launched in fiscal year 2010 and is currently used in every shipment.

Phase III of our Smart Pak System consists of developing and rolling out a smart chip with wireless connectivity to enable our customers to monitor a shipper’s location, specimen temperature and overall state of health via our web portal. A key feature of the Phase III product is automatic downloading of data which requires no customer intervention. We are currently developing the requirements for Phase III.

CryoPort Express® Analytics

Our continued development of the CryoPort Express® Portal is a strategic element of our business strategy and the CryoPort Express® Portal system has been designed to support planned future features with this thought in mind. Analytics is a term used by IT professionals to refer to performance benchmarks or Key Performance Indicators (KPI’s) that management utilizes to measure performance against desired standards. Examples include time-based metrics for order processing time and on-time deliveries by our shipping partners, as well as profiling shipping lanes to determine average transit times and predicting an exception if a shipment is taking longer than it should based on historical metrics. The analytical results are being utilized by CryoPort to render consultative customer services.

Biological Material Holders

We have also developed a patented containment bag which is used in connection with the shipment of infectious or dangerous goods using the CryoPort Express® Shipper. Up to five vials, watertight primary receptacles are placed onto aluminum holders and up to fifteen holders (75 vials) are placed into an absorbent pouch which is designed to absorb the entire contents of all the vials in the event of leakage. This pouch containing up to 75 vials is then placed in a watertight secondary packaging Tyvek bag capable of withstanding cryogenic temperatures, and then sealed. This bag is then placed into the well of the cryogenic shipper.

Other Product Candidates and Development Activities

We are continuing our research and development efforts which are expected to lead to the introduction of additional dry vapor shippers, including a smaller size unit constructed of lower cost materials and utilizing high volume manufacturing methods. We are also exploring the use of alternative phase change materials in place of liquid nitrogen in order to seek entry into the ambient temperature (between 20° and 25° Celsius) and chilled temperature (2° to 8° Celsius) shipping markets.

Government Regulation

The shipping of diagnostic specimens, infectious substances and dangerous goods, whether via air or ground, falls under the jurisdiction of many states, federal and international agencies. The quality of the containers, packaging materials and insulation that protect a specimen determine whether or not it will arrive in a usable condition. Many of the regulations for transporting dangerous goods in the United States are determined by international rules formulated under the auspices of the United Nations. For example, the ICAO is the United Nations organization that develops regulations (Technical Instructions) for the safe transport of dangerous goods by air. If shipment is by air, compliance with the rules established by IATA is required. IATA is a trade association made up of airlines and air cargo couriers that publishes annual editions of the IATA Dangerous Goods Regulations. These regulations interpret and add to the ICAO Technical Instructions to reflect industry practices. Additionally, the CDC has regulations (published in the Code of Federal Regulations) for interstate shipping of specimens, and OSHA also addresses the safe handling of Class 6.2 Substances. Our CryoPort Express® Shipper meets Packing Instructions 602 and 650 and is certified for the shipment of Class 6.2 Dangerous Goods per the requirements of the ICAO Technical Instructions for the Safe Transport of Dangerous Goods by Air and IATA. Our present and planned future versions of the CryoPort Smart Pak data logger will likely be subject to regulation by FAA, FCC, FDA, IATA and possibly other agencies which may be difficult to determine on a global basis.

We are also subject to numerous other federal, state and local laws relating to such matters as safe working conditions, manufacturing practices, environmental protection, fire hazard control, and disposal of hazardous or potentially hazardous substances. We may incur significant costs to comply with such laws and regulations now or in the future.

Manufacturing and Raw Materials

Manufacturing. The component parts for our products are primarily manufactured at third party manufacturing facilities. We also have a warehouse at our facility in Lake Forest, California, where we are capable of manufacturing certain parts and fully assemble our products. Most of the components that we use in the manufacture of our products are available from more than one qualified supplier. For some components, however, there are relatively few alternate sources of supply and the establishment of additional or replacement suppliers may not be accomplished immediately, however, we have identified alternate qualified suppliers which we believe could replace existing suppliers. Should this occur, we believe that with our current level of dewars and production rate we have enough to cover a four to six week gap in maximum disruption of production. There are no specific agreements with any manufacturer nor are there any long term commitments to any manufacturer. We believe that most of the manufactures currently used by us could be replaced within a short period of time as none have a proprietary component or a substantial capital investment specific to our products.

Our production and manufacturing process incorporates innovative technologies developed for aerospace and other industries which are cost effective, easier to use and more functional than the traditional dry ice devices and other methods currently used for the shipment of temperature-sensitive materials. Our manufacturing process uses non-hazardous cleaning solutions which are provided and disposed of by a supplier approved by the Environmental Protection Agency (the “EPA”). EPA compliance costs for us are therefore negligible.

The High Volume dry shipper is purchased from a third party and modified using our proprietary technology and know-how.

Raw Materials. Various common raw materials are used in the manufacture of our products and in the development of our technologies. These raw materials are generally available from several alternate distributors and manufactures. We have not experienced any significant difficulty in obtaining these raw materials and we do not consider raw material availability to be a significant factor in our business.

Patents and Proprietary Rights

In order to remain competitive, we must develop and maintain protection on the proprietary aspects of our technologies. We rely on a combination of patents, copyrights, trademarks, trade secret laws and confidentiality agreements to protect our intellectual property rights. We currently own four registered United States trademarks and three issued United States patents primarily covering various aspects of our products. In addition, we have filed a patent application for various aspects of our shipper and web-portal, which includes, in part, various aspects of our business model referred to as the CryoPort Express® System, and we intend to file additional patent applications to strengthen our intellectual property rights. The technology covered by the above indicated issued patents relates to matters specific to the use of liquid nitrogen dewars in connection with the shipment of biological materials. The concepts include those of disposability, package configuration details, liquid nitrogen retention systems, systems related to thermal performance, systems related to packaging integrity, and matters generally relevant to the containment of liquid nitrogen. Similarly, the trademarks mentioned relate to the cryogenic temperature shipping activity. Issued patents and trademarks currently owned by us include:

Type:	No.	Issued	Expiration
Patent	6,467,642	Oct. 22, 2002	Oct. 21, 2022
Patent	6,119,465	Sep. 19, 2000	Sep. 18, 2020
Patent	6,539,726	Apr. 1, 2003	Mar 31, 2023
Trademark	7,583,478,7	Oct. 8, 2002	N/A
Trademark	7,748,667,3	Feb. 3, 2009	N/A
Trademark	7,737,454,1	Mar. 17, 2009	N/A

Our success depends to a significant degree upon our ability to develop proprietary products and technologies and to obtain patent coverage for these products and technologies. We intend to file trademark and patent applications covering any newly developed products, methods and technologies. However, there can be no guarantee that any of our pending or future filed applications will be issued as patents. There can be no guarantee that the U.S. Patent and Trademark Office or some third party will not initiate an interference proceeding involving any of our pending applications or issued patents. Finally, there can be no guarantee that our issued patents or future issued patents, if any, will provide adequate protection from competition.

Patents provide some degree of protection for our proprietary technology. However, the pursuit and assertion of patent rights involve complex legal and factual determinations and, therefore, are characterized by significant uncertainty. In addition, the laws governing patent issuance and the scope of patent coverage continue to evolve. Moreover, the patent rights we possess or are pursuing generally cover our technologies to varying degrees. As a result, we cannot ensure that patents will issue from any of our patent applications, or that any of its issued patents will offer meaningful protection. In addition, our issued patents may be successfully challenged, invalidated, circumvented or rendered unenforceable so that our patent rights may not create an effective barrier to competition. Moreover, the laws of some foreign countries may not protect our proprietary rights to the same extent, as do the laws of the United States. There can be no assurance that any patents issued to us will provide a legal basis for establishing an exclusive market for our products or provide us with any competitive advantages, or that patents of others will not have an adverse effect on our ability to do business or to continue to use our technologies freely.

We may be subject to third parties filing claims that our technologies or products infringe on their intellectual property. We cannot predict whether third parties will assert such claims against us or whether those claims will hurt our business. If we are forced to defend against such claims, regardless of their merit, we may face costly litigation and diversion of management’s attention and resources. As a result of any such disputes, we may have to develop, at a substantial cost, non-infringing technology or enter into licensing agreements. These agreements may be unavailable on terms acceptable to it, or at all, which could seriously harm our business or financial condition.

We also rely on trade secret protection of our intellectual property. We attempt to protect trade secrets by entering into confidentiality agreements with third parties, employees and consultants, although, in the past, we have not always obtained such agreements. It is possible that these agreements may be breached, invalidated or rendered unenforceable, and if so, our trade secrets could be disclosed to our competitors. Despite the measures we have taken to protect our intellectual property, parties to such agreements may breach confidentiality provisions in our contracts or infringe or misappropriate our patents, copyrights, trademarks, trade secrets and other proprietary rights. In addition, third parties may independently discover or invent competitive technologies, or reverse engineer our trade secrets or other technology. Therefore, the measures we are taking to protect our proprietary technology may not be adequate.

Customers and Distribution

As a result of growing globalization, including with respect to such areas as life science clinical trials and distribution of pharmaceutical products, the requirement for effective solutions for keeping certain clinical samples and pharmaceutical products at frozen temperatures takes on added significance due to extended shipping times, custom delays and logistics challenges. Today, such goods are traditionally shipped in styrofoam cardboard insulated containers packed with dry ice, gel/freezer packs or a combination thereof. The current dry ice solutions have limitations that severely limit their effective and efficient use for both short and long-distances (e.g., international). Conventional dry ice shipments often require labor intensive “re-icing” operations resulting in higher labor and shipping costs.

We believe our patented cryogenic shippers make us well positioned to take advantage of the growing demand for effective and efficient international transport of temperature sensitive materials resulting from continued globalization. Of particular significance is the trend within the pharmaceutical and biotechnology industries toward globalization. We believe this presents a new and unique opportunity for pharmaceutical companies, particularly early or developmental stage companies, to conduct some of their clinical trials in foreign countries where the cost may be cheaper and/or because the foreign countries significantly larger population provides a larger pool of potential patients suffering from the indication that the drug candidate is being designed to treat. We also provide domestic shipping solutions in situations and regions where there is a high priority placed on maintaining the integrity of materials shipped at cryogenic temperatures and where we can be cost effective.

To date, most of our customers have been in the pharmaceutical or medical industries. As we initially focus our efforts to increase revenues, we believe that the primary target customers for our CryoPort Express® System are concentrated in the following markets, for the following reasons:

•	Pharmaceutical clinical trials / contract research organizations;

•	Gene biotechnology;

•	Transport of infectious materials and dangerous goods;

•	Pharmaceutical distribution; and

•	Fertility clinics/artificial insemination.

Pharmaceutical Clinical Trials. Every pharmaceutical company developing a new drug must be approved by the FDA who conducts clinical trials to, among other things, test the safety and efficacy of the potential new drug. Presently, a significant amount of clinical trial activity is managed by a number of large Clinical Research Organizations (“CROs”). Due to the growing downsizing trend in the pharmaceutical industry, CROs are going to obtain an increasing share of the clinical trial market.

In connection with the clinical trials, due to globalization the companies may enroll patients from all over the world who regularly submit a blood or other specimen at the local hospital, doctor’s office or laboratory. These samples are then sent to specified testing laboratories, which may be local or in another country. The testing laboratories will typically set the requirements for the storage and shipment of blood specimens. In addition, several of the drugs used by the patients require frozen shipping to the sites of the clinical trials. While both domestic and international shipping of these specimens is accomplished using dry ice today, international shipments especially present several problems, as dry ice, under the best of circumstances, can only provide freezing for one to two days, in the absence of re-icing (which is quite costly). Because shipments of packages internationally can take longer than one to two days or be delayed due to flight cancellations, incorrect destinations, labor problems, ground logistics, customs delays and safety reasons, dry ice is not always a reliable and cost effective option. Clinical trial specimens are often irreplaceable because each one represents clinical data at a prescribed point in time, in a series of specimens on a given patient, who may be participating in a trial for years. Sample integrity during the shipping process is vital to retaining the maximum number of patients in each trial. Our shippers are ideally suited for this market, as our longer hold time ensures that specimens can be sent over long distances with minimal concern that they will arrive in a condition that will cause their exclusion from the trial. There are also many instances in domestic shipments where the CryoPort Express® Shipper will provide higher reliability and be cost effective.

Furthermore, the IATA requires that all airborne shipments of laboratory specimens be transmitted in either IATA Instruction 650 or 602 certified packaging. We have developed and obtained IATA certification of the CryoPort Express® System, which is ideally suited for this market, in particular due to the elimination of the cost to return the reusable shipper.

Gene Biotechnology. The gene biotechnology market includes basic and applied research and development in diverse areas such as stem cells, cloning, gene therapy, DNA tumor vaccines, tissue engineering, genomics, and blood products. Companies participating in the foregoing fields rely on the frozen transport of specimens in connection with their research and development efforts, for which our CryoPort Express® Shippers are ideally suited.

Transport of Infectious Materials and Dangerous Goods. The transport of infectious materials must be classified as such and must maintain strict adherence to regulations that protect public safety while maintaining the viability of the material being shipped. Some blood products are considered infective and must be treated as such. Pharmaceutical companies, private research laboratories and hospitals ship tissue cultures and microbiology specimens, which are also potentially infectious materials, between a variety of entities, including private and public health reference laboratories. Almost all specimens in this infectious materials category require either a refrigerated or a frozen environment. We believe our CryoPort Express® Shipper is ideally suited to meet the shipping requirements of this market.

Partly in response to the attack on the World Trade Center and the anthrax scare, government officials and health care professionals are focusing renewed attention on the possibility of attacks involving biological and chemical weapons such as anthrax, smallpox and sarin gas. Efforts expended on research and development to counteract biowarfare agents requires the frozen transport of these agents to and from facilities conducting the research and development. Vaccine research, including methods of vaccine delivery, also requires frozen transport. We believe our CryoPort Express® Shipper is ideally suited to this type of research and development.

Pharmaceutical Distribution. The current focus for the CryoPort Express® System also includes the area of pharmaceutical distribution. There are a significant number of therapeutic drugs and vaccines currently or soon to be, undergoing clinical trials. After the FDA approves them for commercial marketing, it will be necessary for the manufacturers to have a reliable and economical method of distribution to the physician who will administer the product to the patient. Although there are not now a large number of drugs requiring cryogenic transport, there are a number in the development pipeline. It is likely that the most efficient and reliable method of distribution will be to ship a single dosage to the administering physician. These drugs are typically identified to individual patients and therefore will require a complete tracking history from the manufacturer to the patient. The most reliable method of doing this is to ship a unit dosage specifically for each patient. Because the drugs require maintenance at frozen or cryogenic temperatures, each such shipment will require a frozen or cryogenic shipping package. CryoPort anticipates being in a position to service that need.

Fertility Clinics and In Vitro Fertilization (“IVF”). Maintaining cryogenic temperatures during shipping and transfer of in vitro fertilization specimens like eggs, sperm, or embryos is critical for cell integrity in order to retain viability, stabilize the cells, and ensure reproducible results and successful IVF treatment. We estimate that artificial insemination procedures in the United States account for at least 50,000 doses of semen annually. Since relatively few sperm banks provide donor semen, frozen shipping is almost always involved. CryoPort anticipates that this market will continue to increase as this practice gains acceptance in new areas of the world.

In addition to the above markets, our longer-term plans include expanding into new markets including, the diagnostics, food, environmental, semiconductor and petroleum industries.

Sales and Marketing

We currently have two senior sales directors in the United States, one senior sales director in Europe, one inside sales representative and a senior director of marketing promoting the use of our CryoPort Express® System on a direct basis in addition to the sales and marketing efforts provided by our strategic partner FedEx. Given the global nature of our business, our sales and marketing initiatives cover the Americas, Europe and Asia. For the fiscal year ended March 31, 2012, net revenues from three major customers accounted for 31% of our total net revenues.

Our geographical revenues for the fiscal year ended March 31, 2012 were as follows:

USA	45.8%
Europe	30.8%
Asia	12.1%
Rest of World	11.3%

We recently entered into an agreement with FedEx and we plan to further expand our revenues and marketing efforts through the establishment of additional strategic relationships with global couriers and, subject to available financial resources, the hiring of additional sales and marketing personnel.

CryoPort Operations Centers

In addition to the services provided through our facility in Lake Forest, California, we have contracted with a third party to establish a European operations center in Leiden, the Netherlands in November 2011 to support the expansion of our CryoPort Express dry shipping solution in Europe. The European operations center provides warehousing, shipping, receiving, refurbishing and recycling services for our shipping containers. This approach is a cost-effective way to initiate operations in Europe and scale up as our business grows throughout that region. We also have a small operations center in New Delhi, India and established an operations centers in Asia during fiscal year 2012.

Industry and Competition

Our products and services are sold into a rapidly growing niche of the packaging industry focused on the temperature sensitive packaging and shipping of biological materials. Expenditures for “value added” packaging for frozen transport have been increasing for the past several years and, due in part to continued globalization, are expected to continue to increase even more in the future as more domestic and international biotechnology firms introduce pharmaceutical products that require continuous refrigeration at cryogenic temperatures. We believe this will require a greater dependence on passively controlled temperature transport systems (i.e., systems having no external power source).

We believe that growth in the following markets has resulted in the need for increased efficiencies and greater flexibility in the temperature sensitive packaging market:

•	Pharmaceutical clinical trials, including transport of tissue culture samples;

•	Pharmaceutical commercial product distribution;

•	Transportation of diagnostic specimens;

•	Transportation of infectious materials;

•	Intra laboratory diagnostic testing;

•	Transport of temperature-sensitive specimens by courier;

•	Analysis of biological samples;

•	Environmental sampling;

•	Gene and stem cell biotechnology and vaccine production; and

•	Food engineering.

Many of the biological products in these above markets require transport in a frozen state as well as the need for shipping containers which have the ability to maintain a frozen, cryogenic environment (e.g., minus 150°

Celsius) for a period ranging from two to ten days (depending on the distance and mode of shipment). These products include semen, embryo, tissue, tissue cultures, cultures of viruses and bacteria, enzymes, DNA materials, vaccines and certain pharmaceutical products. In some instances, transport of these products requires temperatures at, or approaching, minus 196° Celsius.

One problem faced by many companies operating in these specialized markets is the limited number of cryogenic shipping systems serving their needs, particularly in the areas of pharmaceutical companies conducting clinical trials. The currently adopted protocol and the most common method for packaging frozen transport in these industries is the use of solid state carbon dioxide (dry ice). Dry ice is used extensively in shipping to maintain a frozen state for a period of one to four days. Dry ice is used in the transport of many biological products, such as pharmaceuticals, laboratory specimens and certain infectious materials that do not require true cryogenic temperatures. The common approach to shipping these items via ground freight is to pack the product in a container, such as an expanded polystyrene (styrofoam) box or a molded polyurethane box, with a variable quantity of dry ice. The box is taped or strapped shut and shipped to its destination with freight charges based on its initial shipping weight. All dry ice shipping is considered dangerous goods shipping.

With respect to shipments via specialized courier services, there is no standardized method or device currently in use for the purpose of transporting temperature-sensitive frozen biological specimens. One common method for courier transport of biological materials is to place frozen specimens, refrigerated specimens, and ambient specimens into a compartmentalized container, similar in size to a 55 quart Coleman or Igloo cooler. The freezer compartment in the container is loaded with a quantity of dry ice at minus 78° Celsius, while the refrigerated compartment at 8° Celsius utilizes ice substitutes.

Two manufacturers of the polystyrene and polyurethane containers frequently used in the shipping and courier transport of dry ice frozen specimens are Insulated Shipping Containers, Inc. and Tegrant (formerly SCA Thermosafe). When these containers are used with dry ice, the average sublimation rate (e.g., the rate at which dry ice turns from a solid to a gaseous state) in a container with a 1  1/2 inch wall thickness is slightly less than three pounds per 24 hours. Other existing refrigerant systems employ the use of gel packs and ice substitutes for temperature maintenance. Gels and eutectic solutions (phase changing materials) with a wide range of phasing temperatures have been developed in recent years to meet the needs of products with varying specific temperature control requirements.

The use of dry ice and ice substitutes, however, regardless of external packaging used, are frequently inadequate because they do not provide low enough storage temperatures and, in the case of dry ice, last for only a few days without re-icing. As a result, companies run the risk of increased costs due to lost specimens and additional shipping charges due to the need to re-ice.

Some of the other disadvantages to using dry ice for shipping or transporting temperature sensitive products are as follows:

•	Availability of a dry ice source;

•	Handling and storage of the dry ice;

•	Cost of the dry ice;

•	Compliance with local, state and federal regulations relating to the storage and use of dry ice;

•	Dangerous goods shipping regulations;

•	Weight of containers when packed with dry ice;

•	Securing a shipping container with a high enough R-value (which is a measure of thermal resistance) to hold the dry ice and product for the required time period;

•	Securing a shipping container that meets the requirements of IATA, the DOT, the CDC, and other regulatory agencies; and

•	The emission of green house gases into the environment.

Due to the limitations of dry ice, shipment of specimens at true cryogenic temperatures is best accomplished using liquid nitrogen dry vapor shippers, or by shipping over actual liquid nitrogen. While such shippers provide solutions to the issues encountered when shipping with dry ice, they too are experiencing some criticisms by users or potential users. For example, the cost for these products typically can range from $650 to $3,000 per unit, which can substantially limit their use for the transport of many common biologics, particularly with respect to small quantities such as is the case with direct to the physician drug delivery. Because of the initial cost and limited production of these containers, they are designed to be reusable. However, the cost of returning these heavy containers can be significant, particularly in international markets, because most applications require only one-way shipping. We expect to provide a cost effective solution compared to dry ice. We believe we will provide an overall cost savings of 10% to 20% for international and specialty shipments compared to dry ice, while at the same time providing a higher level of support and related services.

Another problem with these existing systems relates to the hold time of the unit in a normal, upright position versus the hold time when the unit is placed on its side or inverted. If a container is laying on its side or is inverted the liquid nitrogen is prone to leaking out of the container due to a combination of factors, including a shift in the equilibrium height of the liquid nitrogen in the absorbent material and the relocation of the point of gravity, which affects the hold time and compromises the dependability of the dry shipper, particularly when used in circumstances requiring lengthy shipping times. Due to the use of our proprietary technology, our CryoPort Express® Shippers are not prone to leakage when on their side or inverted, thereby protecting the integrity of our shipper’s hold time.

Within our intended markets for our CryoPort Express® Shippers, there is limited known competition. We intend to become competitive by reason of our improved technology in our products and through the use of our service enabled business model. The CryoPort Express® System provides a simple and cost effective solution for the frozen or cryogenic transport of biological or pharmaceutical materials. This solution uses our innovative dewar and is supported by the CryoPort Express® Portal, our web-based order-entry system, which manages the scheduling and shipping of the CryoPort Express® Shippers. In addition, the traditional dry ice shippers and suppliers, such as MVE/Chart Industries, Taylor Wharton and Air Liquide, offer various models of dry vapor liquid nitrogen shippers that are not cost efficient for multi-use and multi-shipment purposes due to their significantly greater unit costs and unit weight (which may substantially increase the shipping cost). On the other hand, they are more established and have larger organizations and have greater financial, operational, sales and marketing resources and experience in research and development than we do. Factors that we believe give us a competitive advantage are attributable to our shipping container which allows our shipper to retain liquid nitrogen when placed in non-upright positions, the overall “leak- proofness” of our package which determines compliance with shipping regulations and the overall weight and volume of the package which determines shipping costs, and our business model represented by the merged integration of our shipper with CryoPort Express® Portal and Smart Pak datalogger into a seamless shipping, tracking and monitoring solution. Other companies that offer potentially competitive products include Industrial Insulation Systems, which offers cryogenic transport units and has partnered with Marathon Products Inc., a manufacturer and global supplier of wireless temperature data collecting devices used for documenting environmentally sensitive products through the cold chain and Kodiak Thermal Technologies, Inc. which offers, among other containers, a repeat use active-cool container that uses free piston stirling cycle technology. While not having their own shipping devices, BioStorage Technologies is potentially a competitive company through their management services offered for cold-chain logistics and long term biomaterial storage. Cryogena offers a single use disposable LN2 shipper with better performance than dry-ice, but it does not perform as well and is not as cost-effective as the CryoPort solution when all costs are considered. In addition, BioMatrica, Inc. is developing and offering technology that stabilizes biological samples and research materials at room temperature. They presently offer these technologies primarily to research and academic institutions, however, their technology may eventually enter the broader cold-chain market.

Research and Development

Our research and development efforts are focused on continually improving the features of the CryoPort Express® System including the web based customer service portal and the CryoPort Express® Shippers. Further these efforts are expected to lead to the introduction of shippers of varying sizes based on market requirements, constructed of lower cost materials and utilizing high volume manufacturing methods that will make it practical to provide the cryogenic packages offered by the CryoPort Express® System. Other research and development effort has been directed toward improvements to the liquid nitrogen retention system to render it more reliable in the general shipping environment and to the design of the outer packaging. Alternative phase change materials in place of liquid nitrogen may be used to increase the potential markets these shippers can serve such as ambient and 2-8°C markets. Our research and development expenditures for the fiscal years ended March 31, 2012 and 2011 were $491,849 and $449,129, respectively.

Employees

As of May 31, 2012, we had nineteen full-time employees and three consultants.

Insurance

We currently maintain general liability insurance, with coverage in the amount of $1 million per occurrence, subject to a $2 million annual limitation. Claims may be made against us that exceed these limits. In fiscal year 2011, we did not experience any claims against our professional liability insurance.

Our liability policy in an “occurrence” based policy. Thus, our policy is complete when we purchased it and following cancellation of the policy it continues to provide coverage for future claims based on conduct that took place during the policy term. However, our insurance may not protect us against liability because our policies typically have various exceptions to the claims covered and also require us to assume some costs of the claim even though a portion of the claim may be covered. In addition, if we expand into new markets, we may not be aware of the need for, or be able to obtain insurance coverage for such activities or, if insurance is obtained, the dollar amount of any liabilities incurred could exceed our insurance coverage. A partially or completely uninsured claim, if successful and of significant magnitude, could have a material adverse effect on our business, financial condition and results of operations.

We also maintain product liability insurance with coverage in the amount of $1,000,000 per year.

DESCRIPTION OF PROPERTY

We do not own real property. We currently lease two facilities, with approximately 12,000 square feet of corporate, research and development, and warehouse facilities, located in Lake Forest, California (“Lake Forest Facility”) and approximately 4,100 square feet of corporate offices located in San Diego, California (“San Diego Facility”). In June 2010, the Company entered into a third amendment to the Lake Forest Facility lease and extended the lease for sixty months commencing July 1, 2010 with a right to cancel the lease with a minimum of 120 day written notice at any time after December 31, 2012. On November 28, 2011, the Company entered into a lease agreement for the corporate offices in San Diego for a thirty six month period ending December 31, 2014.

The Company currently makes base lease payments of approximately $16,000 per month, due at the beginning of each month. We believe that these facilities are adequate, suitable and of sufficient capacity to support our immediate needs. Additional space may be required, however, as we expand our research and development, manufacturing and selling and marketing activities.

LEGAL PROCEEDINGS

In the ordinary course of business, we are at times subject to various legal proceedings and disputes, including product liability claims. We currently are not aware of any such legal proceedings or claim that we believe will have, individually or in the aggregate, a material adverse effect on our business, operating results or cash flows. It is our practice to accrue for open claims based on our historical experience and available insurance coverage.

DIRECTORS AND EXECUTIVE OFFICERS

Directors and Executive Officers

The following table sets for the name and age of each director and executive officer, the year first elected as a director and/or executive officer and the position(s) held with CryoPort:

Name	Age	Position	Date Elected
Robert S. Stefanovich	47	Chief Financial Officer, Treasurer and Corporate Secretary	2011
		Principal Executive Officer	2012
Steven L. Leatherman	58	Chief Commercial Officer	2012
Adam M. Michelin	68	Director(1)	2005
Karen M. Muller	57	Director(1)	2011
Stephen E. Wasserman	66	Director(1)	2012

(1)	On April 5, 2012, Mr. Larry G. Stambaugh resigned as Chairman of the Board and Chief Executive Officer and as a member of the Board of Directors. Effective April 5, 2012, the Board of Directors created an “Office of the Chief Executive Officer” comprised of the Company’s three independent directors who, collectively, are fulfilling the duties as our Chief Executive Officer during the period of time that the Board conducts a search for a permanent replacement Chief Executive Officer.

Background of Directors and Officers:

Robert S. Stefanovich, age 47, became Chief Financial Officer, Treasurer and Corporate Secretary for the Company on June 27, 2011 following the Company’s filing of its Form 10–K for the fiscal year ended March 31, 2011. On June 15, 2012, Mr. Stefanovich was appointed Principal Executive Officer. From November 2007 through March 2011, Mr. Stefanovich served as Chief Financial Officer of Novalar Pharmaceuticals, Inc., a venture-backed specialty pharmaceutical company. Prior to that, he held several senior positions, including interim Chief Financial Officer of Xcorporeal, Inc., a publicly traded medical device company, Executive Vice President and Chief Financial Officer of Artemis International Solutions Corporation, a publicly traded software company, Chief Financial Officer and Secretary of Aethlon Medical Inc., a publicly traded medical device company and Vice President of Administration at SAIC, a Fortune 500 company. Mr. Stefanovich also served as a member of the Software Advisory Group and an Audit Manager with Price Waterhouse LLP’s (now PricewaterhouseCoopers) hi-tech practice in San Jose, CA and Frankfurt, Germany. He currently also serves as a board member of Project InVision International, a provider of business performance improvement solutions. He received his Masters of Business Administration and Engineering from University of Darmstadt, Germany.

Steven L. Leatherman, age 58, became Chief Commercial Officer for the Company on April 2, 2012. Mr. Leatherman has more than 30 years of experience in sales and marketing, and operations management in the healthcare industry. Prior to joining the Company, Mr. Leatherman was Vice President of Global Surgical Supplies for Ansell Sandel Medical Solutions. From 2008 to 2011, Mr. Leatherman served as President of Sandel Medical Industries, a leader in healthcare safety solutions. From 2007 to 2008, he was general manager of Microflex, a division of BarrierSafe Solutions. Prior to that, he held several senior positions, including Director of Marketing for Bausch & Lomb, Surgical Division; Vice President of Marketing for Carl Zeiss Surgical, Inc.; Vice President, International Marketing for Terumo Heart, Inc.; and US Director of Marketing at Biotronik. Mr. Leatherman has a Bachelor’s Degree in Biology from the University of Nevada, and a Master’s in Business Administration from the University of Phoenix.

Adam M. Michelin, age 68, became a member of the Company’s Board in June 2005 and serves as the Chairman of the Audit Committee, and as a member of the Compensation Committee and the Nomination and

Governance Committee. Mr. Michelin is currently the President and Chief Executive Officer of Redux Holdings, Inc., a position he has held since January 2006. Mr. Michelin has held several executive leadership positions including, Chief Executive Officer of Enterprise Group from March 2005, Principal of Kibel Green, Inc., a position he held for 11 years prior to joining Enterprise Group, and Partner of KPMG LLP for 10 years. Mr. Michelin also served on the board of Naturade Inc. between August 2006 and June 2008. Mr. Michelin has over 30 years of practice in the areas of executive leadership and operations and is very experienced in evaluating, structuring and implementing solutions for companies in operational and/or financial crisis. Mr. Michelin received his Juris Doctorate from the University of West Los Angeles and his Bachelor of Science from Tri State University. The Board concluded that Mr. Michelin should serve as a director on our Board in light of his strategic and operational experience.

Karen M. Muller, age 57, became a member of our Board in May 2011 and serves as Chairman of the Compensation Committee and Nomination and Governance Committee and is a member of the Audit Committee. Ms. Muller is a corporate attorney who has been in private practice since May 2008. From August 2006 to January 2008, Ms. Muller was a member of the Board of Directors of, and a consultant to, Naturade, Inc., a publicly traded company in the neutraceutical industry. From November 2004 to August 2006, Ms. Muller was the co-owner of Cerius Interim Executive Solutions, which delivers interim executive management solutions to small and medium businesses. While at Cerius, Ms. Muller led its business development efforts. Prior to Cerius, from June 2003 to November 2004, Ms. Muller was managing director of Capital Asset Advisors, LLC, which provides investment banking and financial advisory services to middle market companies. From 1999 to 2003 Ms. Muller served as General Counsel and Chief Administrative Officer to Epoch Internet, one of the largest private internet service providers. Ms. Muller was formerly a managing director and deputy general counsel for Lehman Brothers, Inc. (1988 to 1999) and a corporate attorney with the Wall Street law firm Cahill Gordon & Reindel (1981 to 1988). Ms. Muller earned her Bachelor of Arts degree from Hunter College in 1978 and her Juris Doctor degree from Fordham University School of Law in 1981. Ms. Muller is presently a Director Emeritus for The Forum for Corporate Directors in Orange County, California. The Board concluded that Ms. Muller should serve as a director on our Board in light of her extensive corporate governance and legal experience and her experience in working with many public and private healthcare related companies, including pharmaceutical and medical device companies.

Stephen E. Wasserman, age 66, became a member of the Company’s Board on March 29, 2012 and currently serves as Chairman of the Board and member of the Compensation Committee, Audit Committee and Governance and Nominating Committee. Mr. Wasserman is a consultant primarily to healthcare related organizations through his company, Wasserman & Associates, and a private investor. From 1997 until his retirement in 2006, he served as Group Vice President — Diagnostic Systems Products of Olympus America, Inc, a subsidiary of Tokyo based Olympus Corporation, where he was also a member of the Global Management Committee for In Vitro Diagnostics. From 1994 to 1997 Mr. Wasserman was Chief Financial Officer of Datascope Corporation, formerly a NASDAQ listed manufacturer and global marketer of medical devices where he was also President, Patient Monitoring Division from 1994 to 1996. Prior to Datascope, from 1989 to 1993, he served as Vice President of NY Blood Center Inc and General Manager of Melville Biologics, a subsidiary that manufactured biopharmaceutical products. He also was a founder and Chairman of the NY Biotechnology Association from 1990 to 1994. From 1981 to 1989, Mr. Wasserman held senior management positions with Technicon Instruments Corp. (now part of Siemens Healthcare Diagnostics) in Tarrytown, NY. Mr. Wasserman is a Certified Public Accountant and earned a BBA from City College of New York, Baruch School of Business. In 2008 he earned the Certificate of Director Education from the National Association of Corporate Directors. Mr. Wasserman is a seasoned executive with 20 years experience leading global in vitro diagnostic and medical device companies in growth situations created by internal programs as well as business combinations. He also serves on the board of Iris International, Inc. since April 2006.

The officers of CryoPort hold office until their successors are elected and qualified, or until their death, resignation or removal.

None of the directors or officers listed above has:

•	Had a bankruptcy petition filed by or against any business of which that person was a general partner of executive officer either at the time of the bankruptcy or within two years prior to that time;

•	Had any conviction in a criminal proceeding, or been subject to a pending criminal proceeding;

•

Been subject to any order, judgment, or decree by any court of competent jurisdiction, permanently or temporarily enjoining, barring, suspending or otherwise limiting such person’s involvement in any type of business, securities or banking activities; and

•	Been found by a court of competent jurisdiction, the Commission, or the Commodity Futures Trading Commission to have violated a federal or state securities or commodities law.

Director Independence

The Company is quoted on the Over-The-Counter Bulletin Board system, which does not require director independence requirements. However, for purposes of determining director independence, we have applied the definitions set forth in NASDAQ Rule 5605(a)(2) which states, generally, that a director is not considered to be independent if he or she is, or at any time during the past three years was an employee of the Company; or if he or she (or his or her family member) accepted compensation from the Company in excess of $120,000 during any twelve month period within the three years preceding the determination of independence. Our Board has affirmatively determined that Mr. Michelin, Ms. Muller and Mr. Wasserman are “independent” as such term is defined under NASDAQ Rule 5605(a)(2) and the related rules of the Securities and Exchange Commission (the “SEC”). We intend to maintain at least two independent directors on the Board.

Committees of the Board of Directors

Our Board of Directors has established an Audit Committee, a Compensation Committee and a Nomination and Governance Committee.

Audit Committee

The functions of the Audit Committee are to (i) review the qualifications of the independent auditors, our annual and interim financial statements, the independent auditor’s report, significant reporting or operating issues and corporate policies and procedures as they relate to accounting and financial controls; and (ii) to consider and review other matters relating to our financial and accounting affairs. The Company’s Board has a formally established Audit Committee and adopted an Audit Committee charter. The Audit Committee’s charter is available on the Company’s website at www.cryoport.com under the tab “Corporate Governance” which is found under the heading “Company.” Information on the website does not constitute a part of this Proxy Statement.

The members of the Audit Committee are Mr. Adam Michelin, who is the Audit Committee Chairman, Ms. Karen Muller and Mr. Stephen Wasserman. The Company has determined that (i) Mr. Adam Michelin qualifies as an “audit committee financial expert” as defined in Item 401(h) of Regulation S-K of the SEC rules and is “independent” within the meaning of NASDAQ Rule 5605(a)(2) and the related rules of the SEC, and (ii) Ms. Karen Muller meets NASDAQ’s financial literacy and financial sophistication requirements and is “independent” within the meaning of NASDAQ Rule 5605(a)(2) and the related rules of the SEC. During fiscal 2012, the Company’s Audit Committee held five meetings. In addition, the Audit Committee regularly held discussions regarding the consolidated financial statements of the Company during Board meetings.

Compensation Committee

The purpose of the Compensation Committee is to discharge the Board’s responsibilities relating to compensation of the Company’s directors and executive officers, to produce an annual report on executive compensation for inclusion in the Company’s Proxy Statement, as necessary, and to oversee and advise the Board on the adoption of policies that govern the Company’s compensation programs including stock incentive and benefit plans. In May 2010, the Company’s Board adopted a Compensation Committee Charter. Previously, the Committee was known as the “Compensation and Governance Committee.” The Compensation Committee’s charter is available on the Company’s website at www.cryoport.com under the tab “Corporate Governance” which is found under the heading “Company.” Information on the website does not constitute a part of this prospectus.

The current members of the Compensation Committee are Ms. Karen M. Muller, who is the Chairperson, Mr. Stephen E. Wasserman, and Mr. Adam Michelin, each of whom is independent under applicable independence requirements. Each of the current members of the Compensation Committee is a “non-employee director” under Section 16 of the Exchange Act and an “outside director” for purposes of Section 162(m) of the Internal Revenue Code of 1986, as amended (the “Code”). The Compensation Committee met four times during fiscal 2012.

Nomination and Governance Committee

In May 2010, the Company established the Nomination and Governance Committee. The function of the Nomination and Governance Committee is to (i) make recommendations to the Board regarding the size of the Board, (ii) make recommendations to the Board regarding criteria for the selection of director nominees, (iii) identify and recommend to the Board for selection as director nominees individuals qualified to become members of the Board, (iv) recommend committee assignments to the Board, (v) recommend to the Board corporate governance principles and practices appropriate to the Company, and (vi) lead the Board in an annual review of its performance. The Nomination and Governance Committee’s charter is available on the Company’s website at www.cryoport.com under the tab “Corporate Governance” which is found under the heading “Company.” Information on the website does not constitute a part of this Registration Statement.

The current members of the Nomination and Governance Committee are Ms. Karen Muller, who is the Chairperson, Mr. Adam M. Michelin and Mr. Stephen E. Wasserman. The Nomination and Governance Committee met three times during fiscal 2012.

SUMMARY COMPENSATION TABLE

The following table contains information with respect to the compensation for the fiscal years ended March 31, 2012 and 2011 of our chief executive officer and chief financial officer. We refer to the executive officers identified in this table as our “Named Executive Officers.”

Name and Principal Position	Fiscal Year	Salary(1) ($)		Bonus ($)		Option Awards(5) ($)		All Other Compensation ($)		Total Compensation ($)
Larry M. Stambaugh	2012	360,000	(2)	—		—		—		360,000
President, Chief Executive Officer and Chairman	2011	360,000	(2)	162,000	(4)	269,337	(6)	—		791,337
Robert S. Stefanovich	2012	176,420	(9)	25,000	(10)	105,400	(7)	—		306,820
Chief Financial Officer	2011	—		—		—		—		—
Catherine M. Doll	2012	3,510	(3)	—		—		72,145	(8)	75,655
Former Chief Financial Officer	2011	183,074	(3)	—		—		245,303	(8)	428,377

(1)	This column represents salary as of the last payroll period prior to or immediately after March 31 of each fiscal year.
(2)	On August 21, 2009, the Compensation Committee approved an employment agreement with Mr. Stambaugh which had an effective commencement date of August 1, 2009, the details of which are described below. $360,000 and $360,000 were paid to Mr. Stambaugh in fiscal 2012 and 2011, respectively, per the terms of the employment agreement. Mr. Stambaugh resigned as President, Chief Executive Officer and Chairman on April 5, 2012.
(3)	This amount represents compensation earned by Ms. Doll as a consultant for the Company during fiscal 2011 and 2012. The Company retained the services of Ms. Doll on July 29, 2009 pursuant to an agreement, the details of which are described below, and she was appointed by the Board of Director to the offices of Chief Financial Officer, Treasurer and Assistant Corporate Secretary effective as of August 20, 2009. Ms. Doll resigned the offices of Chief Financial Officer, Treasurer and Assistant Corporate Secretary on June 27, 2011, effective immediately following the Company’s filing of its Form 10-K for the fiscal year ended March 31, 2011.
(4)	This amount represents the annual year-end bonus, based on a percentage of salary.
(5)	This column represents the total grant date fair value of all stock options granted in fiscal 2012 and the Company’s fiscal year ended March 31, 2011. Pursuant to SEC rules, the amounts shown exclude the impact of estimated forfeitures related to service-based vesting conditions. For information on the valuation assumptions with respect to the grants made in fiscal 2012 and 2011, refer to Note 1 “Organization and Summary of Significant Accounting Policies—Stock-Based Compensation” which appears in the Financial Statements commencing at page F-14.
(6)	This amount represents the fair value of all options and warrants granted to Mr. Stambaugh as compensation for services during fiscal 2011. On September 15, 2010, based on the recommendation of the Compensation Committee and approval by the Board, Mr. Stambaugh was granted an option to purchase 420,000 shares of common stock exercisable at $0.66 per share which vested as to 25% of the underlying shares of common stock upon grant, with the remaining underlying shares vesting in equal installments on the first, second and third anniversary of the grant date.
(7)

This amount represents the fair value of all options granted to Mr. Stefanovich as compensation for services during fiscal 2012. Based on the recommendation of the Compensation Committee and approval by the Board, on June 20, 2011 Mr. Stefanovich was granted an option to purchase 125,000 shares of common stock. The exercise price of the option is equal to the fair value of the Company’s stock as of the grant date.

(8)	This amount represents the $72,145 and $245,303 earned by The Gilson Group, LLC during fiscal 2012 and 2011 respectively for financial and accounting consulting services including, SEC and financial reporting including the filing of the S-1, budgeting and forecasting and finance and accounting systems implementations and conversions. Ms. Doll is the owner and chief executive officer of The Gilson Group, LLC.

(9)	Reflects a pro-rated salary for Mr. Stefanovich who began employment with the Company on June 20, 2012 and became Chief Financial Officer Treasurer and Corporate Secretary for the Company on June 27, 2012.
(10)	Discretionary bonus earned by Mr. Stefanovich in fiscal year 2012.

Narrative Disclosure to Summary Compensation Table

Employment Contracts

Larry G. Stambaugh

On August 21, 2009, the Compensation Committee approved an employment agreement with Mr. Stambaugh, the Company’s Chief Executive Officer, President and Chairman, which commenced effective as of August 1, 2009 and will continue in effect until Mr. Stambaugh’s employment is terminated under the provisions of the employment agreement (the “Stambaugh Employment Agreement”). Pursuant to the terms of the Stambaugh Employment Agreement, Mr. Stambaugh will be paid an initial annual base salary of $360,000 which may be increased from time to time at the discretion of Compensation Committee. Mr. Stambaugh also may be eligible to receive a discretionary annual bonus of up to sixty percent (60%) of his then effective annualized base salary pursuant to an incentive plan to be prepared by the Company’s Board with Mr. Stambaugh’s participation and completed at the earliest practicable time. In addition, pursuant to the Stambaugh Employment Agreement, Mr. Stambaugh received a onetime incentive payment in the amount of $125,000 because the Company raised an aggregate of at least $5,000,000 pursuant to equity and/or convertible debt financings during the specified period. Mr. Stambaugh is eligible to participate in all employee benefits plans or arrangements which may be offered by the Company during the term of his agreement. The Company shall pay the cost of Mr. Stambaugh’s health insurance coverage in accordance with the Company’s plans and policies during the Term. Mr. Stambaugh shall also be eligible for twenty-five (25) paid time off days a year, and is entitled to receive fringe benefits ordinarily and customarily provided by the Company to its senior officers.

On December 10, 2008, Mr. Stambaugh was awarded a warrant to purchase 50,000 shares of common stock at an exercise price of $8.40 which vested as to 33 1/3% of the underlying shares of common stock upon grant, with the remaining underlying shares vesting in equal installments on the first and second anniversary of the grant date. On October 9, 2009, Mr. Stambaugh was awarded an incentive stock option to acquire 67,000 shares of common stock of the Company at the exercise price of $4.50 per share. The right to exercise the stock option vested as to 33 1/3% of the underlying shares of common stock upon grant, with the remaining underlying shares vesting in equal installments on the first and second anniversary of the grant date.

Mr. Stambaugh has agreed not to solicit any Company employees during the Term and the one year period following the termination of his employment. Payments due to Mr. Stambaugh upon a termination of his employment agreement are described below.

Robert S. Stefanovich

Although the Company does not have a written employment agreement with Mr. Stefanovich, pursuant to the terms of his offer letter, the Company has agreed to pay Mr. Stefanovich an annual base salary of $225,000 per year. In addition, he is eligible for an incentive bonus targeted at 25% of his annual base salary. Mr. Stefanovich is eligible to participate in all employee benefits plans or arrangements which may be offered by the Company during the term of his agreement. The Company shall pay the cost of Mr. Stefanvoich’s health insurance coverage in accordance with the Company’s plans and policies during the Term. Mr. Stefanovich shall also be eligible for fifteen (15) paid time off days a year, and is entitled to receive fringe benefits ordinarily and customarily provided by the Company to its senior officers.

The Company has no other employment agreements with executive officers of the Company as of March 31, 2012.

OUTSTANDING EQUITY AWARDS AT FISCAL YEAR END 2012

The following table shows information regarding unexercised stock options held by our Named Executive Officers as of fiscal year ended March 31, 2012:

Name	Number of Securities Underlying Unexercised Options (#) Exercisable		Number of Securities Underlying Unexercised Options (#) Unexercisable	Equity Incentive Plan Awards Number of Securities Underlying Unexercised Unearned Options (#)		Option Exercise Price ($)	Option Expiration Date
Larry Stambaugh	50,000	(1)	—	—		$8.40	12/4/18
	67,000	(2)	—	—		$4.50	10/7/16
	362,232	(3)	—	—		$0.66	9/15/20
	210,000	(4)	—	210,000	(4)	$0.66	9/15/20
Robert Stefanovich	15,625	(5)	—	109,375	(5)	$0.86	6/19/21

(1)	Based on the recommendation of the Compensation Committee and approval by the Board, Mr. Stambaugh was granted a warrant to purchase 50,000 shares of common stock exercisable at $8.40 per share on December 10, 2008, which vests in equal installments on the date of grant and the first and second anniversary of the date of grant. The exercise price for shares of common stock pursuant to the warrant is equal to the fair value of the Company’s stock as of the grant date.
(2)	Based on the recommendation of the Compensation Committee and approval by the Board, Mr. Stambaugh was granted an option to purchase 67,000 shares of common stock exercisable at $4.50 per share on October 9, 2009, which vests in equal installments on the date of grant and the first and second anniversary of the date of grant. The exercise price for shares of common stock pursuant to the option is equal to the fair value of the Company’s stock as of the grant date.
(3)	Based on the recommendation of the Compensation Committee and approval by the Board, Mr. Stambaugh was granted an option to purchase 362,232 shares of common stock exercisable at $0.66 per share on September 15, 2010, in lieu of payment of his fiscal year 2010 cash bonus of $216,000. The option was fully vested at date of grant. The exercise price for shares of common stock pursuant to the option is equal to the fair value of the Company’s stock as of the grant date.
(4)	Based on the recommendation of the Compensation Committee and approval by the Board, Mr. Stambaugh was granted an option to purchase 420,000 shares of common stock exercisable at $0.66 per share on September 15, 2010. The right to exercise the stock option vested as to 25% of the underlying shares of common stock upon grant, with the remaining underlying shares vesting in equal installments on the first, second and third anniversary of the grant date. The exercise price for shares of common stock pursuant to the option is equal to the fair value of the Company’s stock as of the grant date.
(5)

Based on the recommendation of the Compensation Committee and approval by the Board, Mr. Stefanovich was granted an option to purchase 125,000 shares of common stock exercisable at $0.86 per share on June 20, 2011. The option vests in six month installments over a four year period. The exercise price for the shares of common stock pursuant to the option is equal to the fair value of the Company’s stock on the date of grant.

Equity Compensation Plan Information

We currently maintain three equity compensation plans, referred to as the 2002 Stock Incentive Plan (the “2002 Plan”), the 2009 Stock Incentive Plan (the “2009 Plan”) and the 2011 Stock Incentive Plan (the “2011 Plan”). Our Compensation Committee is responsible for making, reviewing and recommending grants of options and other awards under these plans which are approved by the Board.

The 2002 Plan, which was approved by our stockholders in October 2002, allows for the grant of options to purchase up to 500,000 shares of the Company’s common stock. The 2002 Plan provides for the granting of options to purchase shares of our common stock at prices not less than the fair market value of the stock at the date of grant and generally expire 10 years after the date of grant. The stock options are subject to vesting requirements, generally three or four years. The 2002 Plan also provides for the granting of restricted shares of common stock subject to vesting requirements. As of May 31, 2012, a total of 275,000 shares of our common stock remained available for future grants under the 2002 Plan.

The 2009 Plan, which was approved by our stockholders at our 2009 Annual Meeting of Stockholders held on October 9, 2009, provides for the grant of stock-based incentives. The 2009 Plan allows for the grant of up to 1,200,000 shares of our common stock for awards to our officers, directors, employees and consultants. The 2009 Plan provides for the grant of incentive stock options, nonqualified stock options, restricted stock rights, restricted stock, performance share units, performance shares, performance cash awards, stock appreciation rights, and stock grant awards. The 2009 Plan also permits the grant of awards that qualify for the “performance-based compensation” exception to the $1,000,000 limitation on the deduction of compensation imposed by Section 162(m) of the Code. As of May 31, 2012, a total of 233,491 shares of our common stock remained available for future grants under the 2009 Plan.

The 2011 Plan, which was approved by our stockholders at our 2011 Annual Meeting of Stockholders held on September 22, 2011, provides for the grant of stock-based incentives. The 2011 Plan allows for the grant of up to 2,300,000 shares of our common stock for awards to our officers, directors, employees and consultants. The 2011 Plan provides for the grant of incentive stock options, nonqualified stock options, restricted stock rights, restricted stock, performance share units, performance shares, performance cash awards, stock appreciation rights, and stock grant awards. The 2011 Plan also permits the grant of awards that qualify for the “performance-based compensation” exception to the $1,000,000 limitation on the deduction of compensation imposed by Section 162(m) of the Code. As of May 31, 2012, a total of 1,678,733 shares of our common stock remained available for future grants under the 2011 Plan.

In addition to the stock options issued pursuant to the Company’s three stock incentive plans, the Company has granted warrants to employees, officers, non-employee directors and consultants. The warrants are generally not subject to vesting requirements and have ten-year terms.

The following table sets forth certain information as of May 31, 2012 concerning the Company’s common stock that may be issued upon the exercise of options or warrants or pursuant to purchases of stock under the 2002 Plan, the 2009 Plan, the 2011 Plan and other stock based compensation:

Plan Category	(a) Number of Securities to be Issued Upon the Exercise of Outstanding Options and Warrants	(b) Weighted-Average Exercise Price of Outstanding Options and Warrants	(c) Available for Future Issuance Under Equity Compensation Plans (Excluding Securities Reflected in Column (a))
Equity compensation plans approved by stockholders	1,753,677	$0.89	2,187,224
Equity compensation plans not approved by stockholders(1)	312,855	$8.31	N/A

	2,066,532		2,187,224

(1)

In the past the Company has issued warrants to purchase 327,415 shares of common stock in exchange for services provided to the Company, of which warrants to purchase 312,855 shares of common stock are outstanding. The exercise prices ranged from $2.80 to $10.80 and generally vested upon issuance. Other than the officers and directors described below, 15 consultants and former officers and directors received warrants to purchase 301,660 shares of common stock in this manner. The following current director also received warrants to purchase the following number of shares of common stock:

Adam Michelin, Director	25,755

Potential Payments On Termination Or Change In Control

Pursuant to the Stambaugh Employment Agreement, upon any termination of Mr. Stambaugh’s employment for any reason, including by the Company “for cause” (as defined in the agreement), Mr. Stambaugh will receive his salary through the date of termination and any accrued but unpaid vacation, and he will retain all of his rights to benefits earned prior to termination under Company benefit plans in which he participates. If the Company terminates Mr. Stambaugh’s employment other than “for cause” or Mr. Stambaugh terminates his employment due to a “constructive discharge” (as defined in the agreement), subject to Mr. Stambaugh’s signing of a general release, Mr. Stambaugh will receive a severance payment equal to (i) six months’ base salary, if such termination occurs during the first twelve months of his employment, or (ii) twelve months’ base salary if such termination occurs following the first twelve months of his employment, and, in either instance, health care insurance coverage for one year.

Pursuant to Mr. Stefanovich’s employment offer, in the event that Mr. Stefanovich’s employment with the Company is terminated as a result of a “change of control,” as is defined in the Company’s 2009 incentive plan, he will be entitled to receive a severance payment equal to twelve months of his base salary, continuation of health benefits for a period of twelve months, and the unvested portion of his stock option grants immediately shall vest in full. Separately, in the event his employment is terminated by the Company for reasons other than cause, Mr. Stefanovich will be entitled to receive a severance payment equal to six months of his base salary plus continuation of health benefits for a period of six months.

The 2002 Plan, 2009 Plan and 2011 Plan each provide that in the event of a “change of control,” the applicable option agreement may provide that such options or shares will become fully vested and may be immediately exercised by the person who holds the option, at the discretion of the board.

The Company does not provide any additional payments to named executive officers upon their resignation, termination, retirement, or upon a change of control.

Change in Control Agreements

There are no understandings, arrangements or agreements known by management at this time which would result in a change in control of the Company or any subsidiary.

DIRECTOR COMPENSATION

Compensation for the Board is governed by the Company’s Compensation Committee. Effective August 21, 2009 through May 2, 2012 the fees payable to non-employee directors were set at a flat fee of $15,000 per quarter with no additional fees payable for committee membership or serving as chairman of a committee. Effective May 3, 2012, the annual cash compensation to each non-employee director is $40,000, except for the non-employee Chairman of the Board whom is paid $56,000 annually. In addition, each Chairman of one or more Board Committees is paid an additional $8,000 annually for all Committee Chairmanships.

Effective June 4, 2010, the Board created the position of Lead Independent Director, which was subsequently terminated on April 5, 2012 upon the appointment of a non-employee director as Chairman of the Board. The Lead Independent Director received $3,000 per quarter in addition to the regular director compensation.

In addition to cash compensation, non-employee directors may be eligible to receive grants of stock options On September 15, 2010, Mr. Michelin was granted an option to purchase 87,000 shares of common stock for his services as an independent director and our Lead Independent Director. Also on September 15, 2010, Mr. Bonde and Mr. Johnson were granted an option to purchase 67,000 shares of common stock each for their services as independent directors. The options have an exercise price of $0.66 per share and vest in four equal quarterly installments. Effective May 3, 2012, the Board established an annual award of a stock option to purchase 50,000 to be granted to each director annually on the date of the Corporation’s annual meeting of shareholders, provided in the case of the Chairman of the Board the award of a stock option to purchase 80,000 shares of common stock. In addition, the board established a policy of granting a stock option to purchase 100,000 shares of common stock to each new non-employee director upon joining the Board. Concurrent with the implementation of this new policy, Mr. Michelin was granted an option to purchase 60,000 shares of common stock which vest on September 22, 2012; Ms. Muller an option to purchase 116,438 shares of common stock which vest on May 25, 2012 and an option to purchase 50,000 shares of common stock which vest on September 22, 2012 and Mr. Wasserman an option to purchase 138,356 shares of common stock which vest on March 29, 2013. The options have an exercise price of $0.44 per share. All of the awards granted on May 3, 2012 were meant to cover the time period since Ms. Muller joined the Board, during which time period the matter of Board equity compensation was being considered. 10,000 shares of Mr. Michelin’s option award were awarded for serving as Lead Independent Director.

The following table sets forth the director compensation of the non-employee directors of the Company during fiscal 2012.

Name	Fees Earned Or Paid in Cash ($)(1)	Stock Awards ($)(2)	Option Awards ($)(2)	All Other Compensation ($)	Total ($)
Adam M. Michelin(3)	$72,000	$—	$—	—	$72,000
Carlton M. Johnson(4)	55,000	—	—	—	55,000
Karen Muller	51,129	—	—	—	51,129

(1)	Fees paid in cash as shown in this schedule represent payments and accruals for directors’ services earned during fiscal 2012.
(2)	Reflects the grant date fair value that will be recognized for financial reporting purposes for stock option awards pursuant to the 2002 Plan and the 2009 Plan. Assumptions used in the calculation of these amounts are included in Note 11, Stock Compensation Plan of our audited consolidated financial statements. All stock options were granted at or higher than the closing market price of the Company’s stock on the date of grant.
(3)	On September 15, 2010, Mr. Michelin was granted an option to purchase 87,000 shares of common stock with an exercise price of $0.66 per share which vests in four equal quarterly installments.

(4)	On September 15, 2010, Mr. Johnson was granted an option to purchase a total of 67,000 shares of common stock with an exercise price of $0.66 per share and which vests in four equal quarterly installments. Mr. Johnson resigned from the Board of Directors effective March 1, 2012.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

None

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth information with respect to the beneficial ownership of the Company’s common stock as of May 31, 2012, by each person or group of affiliated persons known to the Company to beneficially own 5% or more of its common stock, each director, each named executive officer, and all of its directors and named executive officers as a group. As of May 31, 2012, there were 37,760,628 shares of common stock outstanding. Unless otherwise indicated, the address of each beneficial owner listed below is c/o CryoPort, Inc., 20382 Barents Sea Circle, Lake Forest, California 92630.

The following table gives effect to the shares of common stock issuable within 60 days of May 31, 2012, upon the exercise of all options and other rights beneficially owned by the indicated stockholders on that date. Unless otherwise indicated, the persons named in the table have sole voting and sole investment control with respect to all shares beneficially owned.

Beneficial Owner	Number of Shares of Common Stock Beneficially Owned		Percentage of Shares of Common Stock Beneficially Owned
Executive Officers and Directors:
Adam M. Michelin	181,892	(1)	*
Robert S. Stefanovich	31,250	(1)	*
Karen M. Muller	116,438	(1)	*
Steven L. Leatherman	—	(1)	*
Stephen E. Wasserman	—	(1)	*
All directors and named executive officers as a group (5 persons)	329,580		*
Other Stockholders:
CNH Partners, LLC(3)	3,377,768	(1)	8.3	%(2)
Emergent Financial Group(4)	2,455,549	(1)	6.1%
Deerfield Special Situations Fund International Limited, Deerfield Special Situations Fund and James E. Flynn(5)	3,636,364	(1)	9.2	%(2)
Total for all Directors, Executive Officers and Other Stockholders	9,799,261		21.7%

*	Represents less than 1%
(1)	Includes shares which individuals shown above have the right to acquire as of May 31, 2012, or within 60 days thereafter, pursuant to outstanding stock options and/or warrants as follows: Mr. Michelin—147,755 shares; Mr. Stefanovich—31,250 shares; Ms. Muller—116,438 shares; Mr. Leatherman—no shares; Mr. Wasserman—no shares; CNH Partners LLC—2,857,139; and Emergent Financial Group—2,455,549; James E. Flynn—2,035,573.
(2)	The number and percentage of shares beneficially owned is determined in accordance with Rule 13d-3 of the Securities Exchange Act of 1934, and the information is not necessarily indicative of beneficial ownership for any other purpose. Under such rule, beneficial ownership includes any shares as to which the selling security holder has sole or shared voting power or investment power and also any shares which the selling security holder has the right to acquire within 60 days. For CNH Partners, LLC and James E. Flynn without regard to a 9.9% beneficial ownership limitation contained in its warrants, which limitation is subject to waiver by the holder upon 65 days prior written notice to us.
(3)	CNH Partners, LLC is deemed the beneficial owner of shares held by AQR Diversified Arbitrage Fund, AQR Opportunistic Premium Offshore Fund, L.P., Advanced Series Trust-AST Academic Strategies Asset Allocation Portfolio, AQR Absolute Return Master Account L.P., and CNH Diversified Opportunities Master Account, L.P. CNH Partners, LLC’s address is Two Greenwich Plaza, 3rd Floor, Greenwich Connecticut, 06830.
(4)	Emergent Financial Group’s address is 3600 American Boulevard West, Suite 6700, Bloomington, Minnesota 55431.
(5)	Reflects the beneficial ownership of the reported entities and their affiliates as reported in the Schedule 13G filed February 27, 2012. The business address for James E. Flynn and Deerfield Special Situations Fund is 780 Third Avenue, 37 the Floor, New York, NY 10017. The business address for Deerfield Special Situations Fund International Limited is c/o Bisys Management, Bison Court, Columbus Centre, P.O. Box 3460, Road Town, Tortola, British Virgin Islands. Deerfield Special Situations Fund, L.P. has shared investment discretion over 1,516,364 shares. Deerfield Special Situations Fund International Limited have shared investment discretion over 2,120,000 shares. James E. Flynn has shared investment discretion over 3,636,364 shares.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

The Company has established policies and other procedures regarding approval of transactions between the Company and any employee, officer, director, and certain of their family members and other related persons, including those required to be reported under Item 404 of Regulation S-K. These policies and procedures are generally not in writing, but are evidenced by long standing principles set forth in our Code of Conduct or adhered to by our Board. As set forth in the Audit Committee Charter, the Audit Committee reviews and approves all related- party transactions after reviewing such transaction for potential conflicts of interests and improprieties. Accordingly, all such related-party transactions are submitted to the Audit Committee for ongoing review and oversight. Generally speaking, we enter into related-party transactions only on terms that we believe are at least as favorable to our company as those that we could obtain from an unrelated third party.

The following related-party transaction were approved or ratified by at least two independent directors and future material affiliated transactions will be approved by a majority of the independent directors who do not have an interest in the transaction and who had access, at the issuer’s expense, to issuer’s or independent legal counsel.

On July 29, 2009, the Board of Directors of the Company appointed Ms. Catherine M. Doll, a consultant, to the offices of Chief Financial Officer, Treasurer and Assistant Corporate Secretary, which became effective on August 20, 2009. Effective June 27, 2011, following the Company’s filing of its Form 10-K for the fiscal year ended March 31, 2011 and in connection with the appointment of Mr. Robert S. Stefanovich as the Company’s Chief Financial Officer, Treasurer and Corporate Secretary, Ms. Catherine Doll resigned as the Company’s Chief Financial Officer.

Ms. Doll is the owner and chief executive officer of The Gilson Group, LLC. The Gilson Group, LLC provided the Company financial and accounting consulting services, including SEC and financial reporting such as the filing of the S-1 registration statements, budgeting and forecasting and finance and accounting systems implementations and conversions.

Related-party consulting fees for these services were 75,655 and $437,796 for the years ended March 31, 2012 and 2011, respectively. On October 9, 2009, the Compensation (formerly the Compensation and Governance Committee) Committee granted Ms. Doll an option to purchase 2,000 shares of common stock at an exercise price of $4.50 per share (the closing price of the Company’s stock on the date of grant) valued at $8,480 as calculated using the Black-Scholes option pricing model and is included in selling, general and administrative expense. The assumptions used under the Black-Scholes pricing model included: a risk free rate of 2.36%; volatility of 182%; an expected exercise term of 4.25 years; and no annual dividend rate. The right to exercise the stock option vested as to 33 1/3% of the underlying shares of common stock upon grant, with the remaining underlying shares vesting in equal installments on the first and second anniversary of the grant date.

SELLING SECURITY HOLDERS

This prospectus covers the resale from time to time by the selling stockholders identified in the table below of:

•	9,477,554 shares of our common stock sold in the 2012 Private Placement;

•	10,005,929 shares of our common stock issuable upon exercise of warrants sold in the 2012 Private Placement;

•	11,244,588 shares of our common stock sold in the 2011 Private Placement;

•	15,240,290 shares of our common stock issuable upon exercise of warrants sold in the 2011 Private Placement;

•	3,564,135 shares of common stock sold in the 2010 Private Placement;

•	5,972,604 shares of common stock issuable upon exercise of warrants sold in the 2010 Private Placement; and

•	200,000 shares of common stock issuable upon exercise of a warrant issued to a consultant in March 2011.

In February and March 2012, we conducted a private placement (the “2012 Private Placement”) pursuant to which we sold and issued an aggregate of 9,477,554 shares of common stock at a price of $0.55 per share and common stock purchase warrants to acquire 10,005,929 shares of common stock, for gross proceeds of $5,212,655. Each common stock purchase warrant entitles the holder to acquire one common share of the Company at the exercise price of $0.69 per share for a period of five years after the date of issuance. Under the terms of the registration rights agreement entered into as part of the offering, we agreed to file a registration statement with the Securities and Exchange Commission no later than 30 days following closing and use our best efforts to cause it to be declared effective (within 60 days after filing or 90 days after the filing in case of a full review of the Registration Statement for the 2012 Private Placement). Once effective we are obligated to use our best efforts to cause the registration statement to remain effective until all securities covered by the registration statement either have been sold, under the registration statement or pursuant to Rule 144 under the Securities Act of 1933, as amended, or may be sold without volume or manner-of-sale restrictions pursuant to Rule 144, and without the requirement for the Company to be in compliance with the current public information requirement under Rule 144 or the Company is in compliance with the current public information requirement under Rule 144.

In February 2011, we conducted a private placement (the “2011 Private Placement”) pursuant to which we sold and issued an aggregate of 13,362,089 shares of common stock at a price of $0.70 per share and common stock purchase warrants to acquire 15,755,915 shares of common stock, for gross proceeds of $9,353,462. Each common stock purchase warrant entitles the holder to acquire one common share of the Company at the exercise price of $0.77 per share for a period of five years after the date of issuance. Under the terms of the registration rights agreement entered into as part of the offering, we filed the registration statement on Form S-1 (Registration No. 333-173263), which was declared effective on April 28, 2011, and we agreed to use our best efforts to cause the registration statement to remain effective until all securities covered by the registration statement either have been sold, under the registration statement or pursuant to Rule 144 under the Securities Act of 1933, as amended, or may be sold without volume or manner-of-sale restrictions pursuant to Rule 144, and without the requirement for the Company to be in compliance with the current public information requirement under Rule 144 or the Company is in compliance with the current public information requirement under Rule 144.

From August 2010 to October 2010, we conducted a private placement (the “2010 Private Placement”) pursuant to which we sold and issued an aggregate of 5,532,418 shares of common stock at a price of $0.70 per share and common stock purchase warrants to acquire 6,755,293 shares of common stock, for gross proceeds of $3,872,702. Each common stock purchase warrant entitles the holder to acquire one common share of the Company at the exercise price of $0.77 per share for a period of five years after the date of issuance. Under the terms of the registration rights agreement entered into as part of the offering, we filed the registration statement on Form S-1 (Registration No. 333-170027), which was declared effective on December 29, 2010, and we agreed to use our best efforts to cause the registration statement to remain effective until all securities covered by the registration statement either have been sold, under the registration statement or pursuant to Rule 144 under the Securities Act of 1933, as amended, or may be sold without volume or manner-of-sale restrictions pursuant to Rule 144, and without the requirement for the Company to be in compliance with the current public information requirement under Rule 144 or the Company is in compliance with the current public information requirement under Rule 144.

SELLING SECURITY HOLDER TABLE

The following table sets forth the number of shares of common stock beneficially owned by the selling security holders as of May 31, 2012, the number of shares of common stock covered by this prospectus on behalf of the selling security holders, and the total number of shares of common stock that the selling security holders will beneficially own upon completion of the offering. This table assumes that the stockholders will offer for sale all of the shares of common stock covered by this prospectus. As of May 31, 2012, we had 37,760,628 shares of common stock issued and outstanding.

The common stock may be offered under this prospectus from time to time by the selling security holders, or by any of their respective pledgees, donees, transferees or other successors in interest. The amounts set forth below are based upon information provided to us by the stockholders, or our records, as of May 31, 2012, and are accurate to the best of our knowledge. It is possible, however, that the selling security holders may acquire or dispose of additional shares of common stock from time to time after the date of this prospectus.

The inclusion of any securities in the following table does not constitute an admission of beneficial ownership by the persons named below. Except as indicated in the footnotes to the table, no selling security holder has had any material relationship with us or our predecessors or affiliates during the last three years.

Name	Total Number of Shares Beneficially Owned	Percentage of Shares Owned	Total Number of Shares Offered		Shares Owned after Offering	Percentage of Shares Owned after Offering
AQR Opportunistic Premium Offshore Fund, L.P.(130)	513,075	1.34%	513,075	(1)	—	*
Advanced Series Trust — AST Academic Stategis Asset Allocation Portfolio(131)	226,070	*	226,070	(2)	—	*
Allen Fedor	50,800	*	28,600	(3)	22,200	*
Andrew Curran	1,120,747	2.93%	1,074,286	(4)	46,461	*
Annette Vandehey	308,574	*	42,860	(5)	265,714	*
AQR Absolute Return Master Account LP(132)	71,428	*	71,428	(6)	—	*
AQR Diversified Arbitrage Fund(133)	2,117,479	5.37%	2,117,479	(7)	—	*
Arleigh Aschebrook	90,800	*	90,800	(8)	—	*
Ashdon Select Managers(134)	145,224	*	145,224	(9)	—	*
Barbara Johnson	20,200	*	16,000	(10)	4,200	*
Benton Case	67,500	*	40,000	(11)	27,500	*
Beth Dryden	300,000	*	300,000	(12)	—	*
Bill and Jennifer Finley	42,972	*	42,972	(13)	—	*
Bill Thompson	250,506	*	217,428	(14)	33,078	*
Blue Earth Fund LP	137,761	*	137,761	(15)	—	*
Blue River Properties LLP(135)	262,788	*	201,144	(16)	61,644	*
Brian Ertel	36,000	*	36,000	(17)	—	*
Brio Capital LP(215)	807,359	2.11%	765,693	(18)	41,666	*
Broms Financial, LLC(216)	571,428	1.50%	571,428	(19)	—	*
Bruce Zwick	71,430	*	71,430	(20)	—	*
Bryan Spille	30,000	*	30,000	(21)	—	*
C. Scott Thiss	67,428	*	67,428	(22)	—	*
Celtic Enterprises LTD(217)	387,285	1.02%	135,714	(23)	251,571	*
Chrysler LLC Master Retirement Trust(136)	1,229,466	3.20%	1,229,466	(24)	—	*
Cindy Federwitz	71,428	*	71,428	(22)	—	*

Name	Total Number of Shares Beneficially Owned	Percentage of Shares Owned	Total Number of Shares Offered		Shares Owned after Offering	Percentage of Shares Owned after Offering
CNH Diversified Opportunities Master Account, L.P.(137)	449,716	1.18%	449,716	(25)	—	*
Craig Laughlin	30,000	*	30,000	(21)	—	*
Craig Stevenson	775,979	2.04%	402,000	(26)	373,979	*
Cranshire Capital LP(138)	376,191	*	376,191	(27)	—	*
Crispian VC Fund II, LP(139)	490,000	1.29%	490,000	(28)	—	*
Dan Schmidt	180,000	*	180,000	(29)	—	*
Daniel Gage	135,166	*	128,428	(30)	6,738	*
Daniel Rueter	212,858	*	192,858	(31)	20,000	*
Daryl R. McNab	214,336	*	73,428	(32)	140,908	*
Daryl Skiba	106,812	*	71,428	(33)	35,384	*
David and Lisa Hintermeister	60,000	*	60,000	(34)	—	*
David Hansen	150,000	*	150,000	(35)	—	*
David Holperin	360,000	*	150,000	(36)	210,000	*
David Murphy	22,000	*	20,000	(37)	2,000	*
David Schepers	157,142	*	157,142	(38)	—	*
Dean Jacklitch	439,856	1.16%	400,856	(39)	39,000	*
Dennis Holland	171,428	*	171,428	(40)	—	*
Edward and Judy Hennen	71,428	*	71,428	(22)	—	*
Edward Stoll III	172,000	*	172,000	(41)	—	*
Edward T. Halloran	76,000	*	72,000	(42)	4,000	*
Emergent Financial Group, Inc.(158)	2,455,549	6.11%	2,455,549	(43)	—	*
Empery Asset Master, LTD(140)	175,000	*	100,000	(44)	75,000	*
Fred Williams Jr.	519,478	1.37%	519,478	(45)	—	*
Freestone Advantage Partners, LP	18,571	*	18,571	(46)	—	*
Gaetan Riopel	437,120	1.15%	285,658	(47)	151,462	*
Gary Collins	30,000	*	30,000	(21)	—	*
Gary Eikaas	51,700	*	40,000	(48)	11,700	*
Gemini Master Fund, LTD(142)	400,000	1.05%	400,000	(49)	—	*
George and Kathy Sutton	142,856	*	142,856	(50)	—	*
Gilya Alchits	242,000	*	242,000	(206)	—	*
Gragory Alan Rueter	146,900	*	120,000	(51)	26,900	*
Greg Gentling	1,206,311	3.15%	1,082,688	(52)	123,623	*
Hartz Capital Investments, LLC(143)	175,000	*	100,000	(207)	75,000	*
HCP Opportunity Fund, LP(144)	320,000	*	320,000	(208)	—	*
Hopfenspirger 2011 Grat Retained Annuity Trust	150,000	*	150,000	(35)	—	*
Howard Manske	453,216	1.20%	179,614	(53)	273,602	*
Hudson Bay Master Fund LTD(145)	971,647	2.53%	754,981	(54)	216,666	*
Iroquois Master Fund LTD	477,818	1.26%	477,818	(55)	—	*
James Behm	421,654	1.11%	385,658	(56)	35,996	*
James Brown	50,000	*	50,000	(57)	—	*
Janice Waterhouse	20,000	*	20,000	(58)	—	*
Jeffrey Williams	151,428	*	151,428	(59)	—	*
Jenkins Living Trust	285,856	*	285,856	(60)	—	*
Jerold Fahrner Trust	351,856	*	342,856	(61)	9,000	*
John Connor	171,428	*	171,428	(209)	—	*
John W. Schreiner	405,714	1.07%	405,714	(62)	—	*

Name	Total Number of Shares Beneficially Owned	Percentage of Shares Owned	Total Number of Shares Offered		Shares Owned after Offering	Percentage of Shares Owned after Offering
Jon and Annette Vandehey	308,574	*	265,714	(63)	42,860	*
Jordan Family LLC(146)	600,000	1.58%	600,000	(64)	—	*
Joseph Hennen	131,428	*	131,428	(65)	—	*
Jr. R. Torhorst	28,600	*	28,600	(66)	—	*
Judy Scollard	31,144	*	31,144	(67)	—	*
Katherine O’Leary	71,428	*	71,428	(22)	—	*
Keith Steller	90,556	*	71,428	(68)	19,128	*
Kyle Gillespie	72,000	*	72,000	(69)	—	*
Lacuna Hedge Fund LLLP(147)	1,233,465	3.20%	1,233,465	(70)	—	*
Larry Carlson	141,020	*	94,000	(71)	47,020	*
Larry Hopfenspirger	509,090	1.34%	509,090	(210)	—	*
Lavern and Syvia Zamow	60,000	*	40,000	(72)	20,000	*
Lawrence Lappin	500,000	1.32%	500,000	(211)	—	*
Loral I. Delaney	42,856	*	42,856	(73)	—	*
Louis Doering	152,113	*	141,428	(74)	10,685	*
Louis Neuville	217,141	*	200,000	(75)	17,141	*
M. Elizabeth Patrin	84,000	*	84,000	(76)	—	*
Marjorie Manske	78,000	*	78,000	(77)	—	*
Marc A. Grossman	304,752	—	300,002	(78)	4,750	—
Mark Ravich	300,000	—	300,000	(12)	—	—
Martha McKelvey	81,000	*	80,000	(79)	1,000	*
Mary F. Hauser	629,148	1.65%	357,142	(80)	272,006	*
Matt Nelson	60,000	*	60,000	(34)	—	*
Maxim Group LLC(159)	300,000	*	300,000	(81)	—	*
Melvyn Reznick	1,092,529	2.86%	899,428	(82)	193,101	*
Michael Waterhouse	79,550	*	71,428	(83)	8,122	*
Michael Bartholomew	28,572	*	28,572	(84)	—	*
Michael R. Gardner and Tracy Gardner	131,688	*	131,688	(85)	—	*
Michael Reznick	446,144	1.17%	437,144	(86)	9,000	*
Michael Stephan	44,563	*	37,000	(87)	7,563	*
Micro Pipe Fund I, LLC(148)	642,858	1.69%	642,858	(88)	—	*
MOG Capital LLC	1,080,950	2.81%	714,284	(89)	366,666	*
Morris Steller	955,957	2.50%	742,286	(90)	213,671	*
Neal Prahl	30,468	*	28,568	(91)	1,900	*
Norman and Sally Ravich Family Trust	400,000	1.05%	400,000	(212)	—	*
Norman Ravich	71,430	*	71,430	(20)	—	*
North Pole Capital Master Fund	800,000	2.10%	800,000	(92)	—	*
Octagon Capital Partners(149)	125,714	*	125,714	(93)	—	*
Pamela Smith	220,000	*	220,000	(94)	—	*
Patricia Jacklitch	103,324	*	86,000	(95)	17,324	*
Patricia Klaras	40,000	*	40,000	(96)	—	*
Patricia Neuville	71,428	*	71,428	(22)	—	*
Paul Bigler	40,000	*	40,000	(96)	—	*
Paul Bukoskey	104,550	*	68,600	(97)	35,950	*
Paul Gonyea	214,284	*	214,284	(98)	—	*
Paul Huber	45,600	*	45,600	(99)	—	*
Paul J. Linstroth	150,000	*	150,000	(35)	—	*
Paul Schultz	366,095	*	274,284	(100)	91,811	*

Name	Total Number of Shares Beneficially Owned	Percentage of Shares Owned	Total Number of Shares Offered		Shares Owned after Offering	Percentage of Shares Owned after Offering
Randy Rageth	285,714	*	285,714	(101)	—	*
Richard O'Leary	125,910	*	125,910	(213)	—	*
Richard Randall	285,428	*	285,428	(102)	—	*
Richard Thompson	312,030	*	300,570	(103)	11,460	*
Ro Shirole	60,000	*	60,000	(34)	—	*
Robert J. Evans	585,000	1.58%	585,000	(214)	—	*
Robert McKelvey	165,970	*	151,428	(104)	14,542	*
Robert Olson	30,000	*	30,000	(21)	—	*
Robert Salovich	220,000	*	220,000	(94)	—	*
Roger Hoy	571,428	1.50%	571,428	(19)	—	*
Ron Eldred	228,574	*	228,574	(105)	—	*
Ross Bjella	20,000	*	20,000	(106)	—	*
Ross Gramstad	150,000	*	150,000	(35)	—	*
Sanford and Linda Brink	40,000	*	40,000	(96)	—	*
Sasha Gentling	285,714	*	285,714	(107)	—	*
Scott Strommen	300,000	*	300,000	(12)	—	*
Scott T. Johnson	71,428	*	71,428	(22)	—	*
Sheldon Fleck	700,000	1.84%	700,000	(108)	—	*
Stan Caplan	300,000	*	300,000	(109)	—	*
Stanford Baratz Revocable Trust	142,858	*	142,858	(110)	—	*
Steven Cheney	210,000	*	210,000	(111)	—	*
Steven Hanson	142,856	*	142,856	(112)	—	*
Super Angel Capital LLC(150)	200,000	*	200,000	(44)	—	*
Tarlow Family Trust	142,858	*	142,858	(113)	—	*
Ted R. Stollie	28,570	*	28,570	(114)	—	*
Theodore Tilton	210,721	*	142,856	(115)	67,865	*
Theodore and Patricia Neuville	71,428	*	71,428	(116)	—	*
Thomas E. Elbert	71,428	*	71,428	(116)	—	*
Thomas Elbert	72,000	*	72,000	(69)	—	*
Thomas F. Duszynski	178,572	*	142,858	(117)	35,714	*
Thomas Scollard	34,590	*	25,430	(118)	9,160	*
Timothy Zappia	39,600	*	35,600	(119)	4,000	*
Tom Vandehey	142,856	*	142,856	(120)	—	*
Tracy Gardner	71,428	*	71,428	(22)	—	*
Valerian A. Burdick	45,000	*	40,000	(121)	5,000	*
Watch Dog Investment Inc.	142,856	*	142,856	(112)	—	*
WDS Partners LLC(151)	85,714	*	85,714	(122)	—	*
Westcliff Aggressive Growth, LP(152)	141,760	*	141,760	(123)	—	*
Westcliff Foundation(153)	25,025	*	25,025	(124)	—	*
Westcliff Fund, LP(154)	801,696	2.10%	801,696	(125)	—	*
Westcliff Long/Short, LP(155)	439,644	1.16%	439,644	(126)	—	*
Westcliff Partners, LP(156)	236,738	*	236,738	(127)	—	*
Westcliff Ventures Fund, LP(157)	250,173	*	250,173	(128)	—	*
William Earls	1,200,000	3.13%	1,200,000	(129)	—	*
Adam Michelin	64,137	*	60,000	(160)	4,137	*
Alexander Coleman Ravich 1991 Trust	50,000	*	50,000	(163)	—	*
Alexander Knopick 401K Contributory Acct	83,638	*	83,638	(162)	—	*

Name	Total Number of Shares Beneficially Owned	Percentage of Shares Owned	Total Number of Shares Offered		Shares Owned after Offering	Percentage of Shares Owned after Offering
Alyssa Danielle Ravich 1991 Trust	50,000	*	50,000	(163)	—	*
Andrew Reznick	41,000	*	40,000	(164)	1,000	*
Babak Fardin	70,000	*	70,000	(165)	—	*
Bradley W. Baker	363,638	*	363,638	(166)	—	*
BridgePointe Masters Fund Ltd.	1,936,662	4.88%	140,000	(186)	1,796,662	4.53%
Burquete Investment Partnership, L.P.	727,274	1.91%	727,274	(167)	—	*
Carol Aschebrook	33,800	*	33,800	(168)	—	*
Craig-Hallum Capital Group LLC	189,551	*	189,551	(161)	—	*
Cranshire Capital Master Fund, Ltd.	345,454	*	345,454	(169)	—	*
David A. Dent	100,000	*	100,000	(170)	—	*
David Olshansky	200,000	*	200,000	(171)	—	*
Deerfield Special Situations Fund International Limited(218)	2,120,000	5.46%	2,120,000	(172)	—	*
Deerfield Special Situations Fund L.P.(218)	1,516,364	3.94%	1,516,364	(173)	—	*
Dennis D. Gonyea	145,460	*	145,460	(174)	—	*
Dorothy J. Hoel	145,450	*	145,450	(175)	—	*
Dr. Paul and Nancy Seel JTWROS	145,450	*	145,450	(176)	—	*
E. Terry Skone Revocable Trust	145,450	*	145,450	(177)	—	*
Elmer Salovick Revocable Trust	109,090	*	109,090	(178)	—	*
Enable Growth Partners, L.P.	1,979,633	4.99%	321,818	(179)	1,657,815	4.18%
Freestone Advantage Partners II, LP	18,182	*	18,182	(180)	—	*
Gary A. Bergren	145,460	*	145,460	(181)	—	*
Gary S.Kohler IRA	545,456	1.43%	545,456	(182)	—	*
Gene Happe	100,000	*	100,000	(183)	—	*
George Edward Scalise	249,720	*	181,820	(184)	67,900	*
George Sutton 401K Contributory Acct	90,910	*	90,910	(185)	—	*
Goetsch Financial Inc, 401K	83,825	*	58,180	(187)	25,645	*
James Denver	250,000	*	250,000	(188)	—	*
James H. Zavoral	200,000	*	200,000	(189)	—	*
James J. Tiampo Money Purchase Plan and Trust	363,638	*	363,638	(190)	—	*
James Lee	60,000	*	60,000	(191)	—	*
Jeffrey C. Brown Profit Sharing Plan & Trust 401(k)	272,726	*	272,726	(192)	—	*
JMJ Financial	360,000	*	360,000	(193)	—	*
Kevin Clark	90,910	*	90,910	(194)	—	*
Kevin F. Caulfield	91,000	*	91,000	(195)	—	*
Maletis Partners LP	363,638	*	363,638	(196)	—	*
Michael J. Hasslinger IRRA	363,636	*	363,636	(197)	—	*
Michael J. Roach	213,900	*	200,000	(198)	13,900	*
Michael Malouf	100,000	*	100,000	(199)	—	*
Paul H. Ravich	364,000	*	364,000	(200)	—	*
Pennington Capital	600,000	1.58%	600,000	(201)	—	*
Peter Voldness	100,000	*	100,000	(202)	—	*
Robert G. Allison	581,820	1.53%	581,820	(203)	—	*
Ronald P. Holton	10,910	*	10,910	(204)	—	*
William H. Baxter Revocable Trust	145,460	*	145,460	(205)	—	*

	63,384,590		55,705,100		7,679,490

(1)	Includes 357,142 shares of common stock acquirable upon exercise of warrants from the 2010 Private Placement and 114,302 shares of common stock and 114,302 shares of common stock acquirable upon exercise of warrants from the 2011 Private Placement.
(2)	Includes and 71,428 shares of common stock acquirable upon exercise of warrants from the 2010 Private Placement and 41,640 shares of common stock and 113,002 shares of common stock acquirable upon exercise of warrants from the 2011 Private Placement.
(3)	Includes 14,300 shares of common stock and 14,300 shares of common stock acquirable upon exercise of warrants from the 2011 Private Placement.
(4)	Includes 107,143 shares of common stock and 107,143 shares of common stock acquirable upon exercise of warrants from the 2010 Private Placement, 175,000 shares of common stock and 175,000 shares of common stock acquirable upon exercise of warrants from the 2011 Private Placement and 255,000 shares of common stock and 255,000 shares of common stock acquirable upon exercise of warrants from the 2012 Private Placement.
(5)	Includes 21,430 shares of common stock and 21,430 shares of common stock acquirable upon exercise of warrants from the 2011 Private Placement.
(6)	Includes 71,428 shares of common stock acquirable upon exercise of warrants from the 2010 Private Placement.
(7)	Includes 571,428 shares of common stock acquirable upon exercise of warrants from the 2010 Private Placement and 412,654 shares of common stock and 1,133,397 shares of common stock acquirable upon exercise of warrants from the 2011 Private Placement.
(8)	Includes 28,000 shares of common stock and 28,000 shares of common stock acquirable upon exercise of warrants from the 2011 Private Placement and 17,400 shares of common stock and 17,400 shares of common stock acquirable upon exercise of warrants from the 2012 Private Placement.
(9)	Includes 72,181 shares of common stock and 73,043 shares of common stock acquirable upon exercise of warrants from the 2011 Private Placement.
(10)	Includes 8,000 shares of common stock and 8,000 shares of common stock acquirable upon exercise of warrants from the 2011 Private Placement.
(11)	Includes 20,000 shares of common stock and 20,000 shares of common stock acquirable upon exercise of warrants from the 2010 Private Placement.
(12)	Includes 150,000 shares of common stock and 150,000 shares of common stock acquirable upon exercise of warrants from the 2011 Private Placement.
(13)	Includes 14,286 shares of common stock and 14,286 shares of common stock acquirable upon exercise of warrants from the 2010 Private Placement and 7,200 shares of common stock and 7,200 shares of common stock acquirable upon exercise of warrants from the 2011 Private Placement.
(14)	Includes 35,714 shares of common stock and 35,714 shares of common stock acquirable upon exercise of warrants from the 2010 Private Placement, 46,000 shares of common stock and 46,000 shares of common stock acquirable upon exercise of warrants from the 2011 Private Placement.
(15)	Includes 71,428 shares of common stock and 104,761 shares of common stock acquirable upon exercise of warrants from the 2010 Private Placement and 92,000 shares of common stock and 92,000 shares of common stock acquirable upon exercise of warrants from the 2012 Private Placement.
(16)	Includes 28,572 shares of common stock and 28,572 shares of common stock acquirable upon exercise of warrants from the 2010 Private Placement and 72,000 shares of common stock and 72,000 shares of common stock acquirable upon exercise of warrants from the 2011 Private Placement.
(17)	Includes 18,000 shares of common stock and 18,000 shares of common stock acquirable upon exercise of warrants from the 2011 Private Placement.
(18)	Includes 89,285 shares of common stock and 130,952 shares of common stock acquirable upon exercise of warrants from the 2010 Private Placement and 272,728 shares of common stock and 272,728 shares of common stock acquirable upon exercise of warrants from the 2012 Private Placement.
(19)	Includes 285,714 shares of common stock and 285,714 shares of common stock acquirable upon exercise of warrants from the 2011 Private Placement.

(20)	Includes 35,715 shares of common stock and 35,715 shares of common stock acquirable upon exercise of warrants from the 2011 Private Placement.
(21)	Includes 15,000 shares of common stock and 15,000 shares of common stock acquirable upon exercise of warrants from the 2011 Private Placement.
(22)	Includes 35,714 shares of common stock and 35,714 shares of common stock acquirable upon exercise of warrants from the 2010 Private Placement.
(23)	Includes 17,857 shares of common stock and 17,857 shares of common stock acquirable upon exercise of warrants from the 2010 Private Placement.
(24)	Includes 610,438 shares of common stock and 619,028 shares of common stock acquirable upon exercise of warrants from the 2011 Private Placement and 50,000 shares of common stock and 50,000 shares of common stock acquirable upon exercise of warrants from the 2012 Private Placement.
(25)	Includes 357,142 shares of common stock acquirable upon exercise of warrants from the 2010 Private Placement and 24,704 shares of common stock and 67,870 shares of common stock acquirable upon exercise of warrants from the 2011 Private Placement.
(26)	Includes 101,000 shares of common stock and 101,000 shares of common stock acquirable upon exercise of warrants from the 2011 Private Placement and 100,000 shares of common stock and 100,000 shares of common stock acquirable upon exercise of warrants from the 2012 Private Placement.
(27)	Includes 119,048 shares of common stock acquirable upon exercise of warrants from the 2010 Private Placement and 257,143 shares of common stock acquirable upon exercise of warrants from the 2011 Private Placement.
(28)	Includes 145,000 shares of common stock and 145,000 shares of common stock acquirable upon exercise of warrants from the 2011 Private Placement and 100,000 shares of common stock and 100,000 shares of common stock acquirable upon exercise of warrants from the 2012 Private Placement.
(29)	Includes 40,000 shares of common stock and 40,000 shares of common stock acquirable upon exercise of warrants from the 2011 Private Placement and 50,000 shares of common stock and 50,000 shares of common stock acquirable upon exercise of warrants from the 2012 Private Placement.
(30)	Includes 35,714 shares of common stock and 35,714 shares of common stock acquirable upon exercise of warrants from the 2010 Private Placement and 28,500 shares of common stock and 28,500 shares of common stock acquirable upon exercise of warrants from the 2011 Private Placement.
(31)	Includes 53,572 shares of common stock and 53,572 shares of common stock acquirable upon exercise of warrants from the 2010 Private Placement and 42,857 shares of common stock and 42,857 shares of common stock acquirable upon exercise of warrants from the 2011 Private Placement.
(32)	Includes 16,714 shares of common stock and 16,714 shares of common stock acquirable upon exercise of warrants from the 2010 Private Placement and 20,000 shares of common stock and 20,000 shares of common stock acquirable upon exercise of warrants from the 2011 Private Placement.
(33)	Includes 35,714 shares of common stock and 35,714 shares of common stock acquirable upon exercise of warrants from the 2010 Private Placement.
(34)	Includes 30,000 shares of common stock and 30,000 shares of common stock acquirable upon exercise of warrants from the 2011 Private Placement.
(35)	Includes 75,000 shares of common stock and 75,000 shares of common stock acquirable upon exercise of warrants from the 2011 Private Placement.
(36)	Includes 75,000 shares of common stock and 75,000 shares of common stock acquirable upon exercise of warrants from the 2011 Private Placement.
(37)	Includes 10,000 shares of common stock and 10,000 shares of common stock acquirable upon exercise of warrants from the 2011 Private Placement.
(38)	Includes 35,714 shares of common stock and 35,714 shares of common stock acquirable upon exercise of warrants from the 2010 Private Placement and 42,857 shares of common stock and 42,857 shares of common stock acquirable upon exercise of warrants from the 2011 Private Placement.
(39)

Includes 71,428 shares of common stock and 71,428 shares of common stock acquirable upon exercise of warrants from the 2010 Private Placement, 29,000 shares of common stock and 29,000 shares of common stock acquirable upon exercise of warrants from the 2011 Private Placement and 100,000 shares of common stock and 100,000 shares of common stock acquirable upon exercise of warrants from the 2012 Private Placement.
(40)	Includes 55,714 shares of common stock and 55,714 shares of common stock acquirable upon exercise of warrants from the 2010 Private Placement and 30,000 shares of common stock and 30,000 shares of common stock acquirable upon exercise of warrants from the 2011 Private Placement.
(41)	Includes 86,000 shares of common stock and 86,000 shares of common stock acquirable upon exercise of warrants from the 2011 Private Placement.
(42)	Includes 36,000 shares of common stock and 36,000 shares of common stock acquirable upon exercise of warrants from the 2011 Private Placement.
(43)	Includes 440,042 shares of common stock acquirable upon exercise of warrants from the 2010 Private Placement and 1,956,683 shares of common stock acquirable upon exercise of warrants from the 2011 Private Placement.
(44)	Includes 100,000 shares of common stock and 100,000 shares of common stock acquirable upon exercise of warrants from the 2011 Private Placement.
(45)	Includes 71,428 shares of common stock and 71,428 shares of common stock acquirable upon exercise of warrants from the 2010 Private Placement, 142,857 shares of common stock and 142,857 shares of common stock acquirable upon exercise of warrants from the 2011 Private Placement and 45,454 shares of common stock and 45,454 shares of common stock acquirable upon exercise of warrants from the 2011 Private Placement.
(46)	Includes 18,571 shares of common stock acquirable upon exercise of warrants from the 2011 Private Placement.
(47)	Includes 71,429 shares of common stock and 71,429 shares of common stock acquirable upon exercise of warrants from the 2010 Private Placement and 71,400 shares of common stock and 71,400 shares of common stock acquirable upon exercise of warrants from the 2011 Private Placement.
(48)	Includes 20,000 shares of common stock and 20,000 shares of common stock acquirable upon exercise of warrants from the 2011 Private Placement.
(49)	Includes 200,000 shares of common stock and 200,000 shares of common stock acquirable upon exercise of warrants from the 2011 Private Placement.
(50)	Includes 35,714 shares of common stock and 35,714 shares of common stock acquirable upon exercise of warrants from the 2010 Private Placement and 35,714 shares of common stock and 35,714 shares of common stock acquirable upon exercise of warrants from the 2011 Private Placement.
(51)	Includes 60,000 shares of common stock and 60,000 shares of common stock acquirable upon exercise of warrants from the 2011 Private Placement.
(52)	Includes 214,286 shares of common stock and 214,286 shares of common stock acquirable upon exercise of warrants from the 2010 Private Placement, 142,857 shares of common stock and 142,857 shares of common stock acquirable upon exercise of warrants from the 2011 Private Placement and 184,201 shares of common stock and 184,201 shares of common stock acquirable upon exercise of warrants from the 2012 Private Placement.
(53)	Includes 29,357 shares of common stock and 29,357 shares of common stock acquirable upon exercise of warrants from the 2010 Private Placement and 16,450 shares of common stock and 16,450 shares of common stock acquirable upon exercise of warrants from the 2011 Private Placement.
(54)	Includes 209,525 shares of common stock acquirable upon exercise of warrants from the 2010 Private Placement.
(55)	Includes 10,000 shares of common stock acquirable upon exercise of warrants from the 2010 Private Placement, 143,000 shares of common stock and 143,000 shares of common stock acquirable upon exercise of warrants from the 2011 Private Placement and 90,909 shares of common stock and 90,909 shares of common stock acquirable upon exercise of warrants from the 2012 Private Placement.
(56)	Includes 71,429 shares of common stock and 71,429 shares of common stock acquirable upon exercise of warrants from the 2010 Private Placement, 71,400 shares of common stock and 71,400 shares of common stock acquirable upon exercise of warrants from the 2011 Private Placement and 50,000 shares of common stock and 50,000 shares of common stock acquirable upon exercise of warrants from the 2012 Private Placement.

(57)	Includes 25,000 shares of common stock and 25,000 shares of common stock acquirable upon exercise of warrants from the 2011 Private Placement.
(58)	Includes 10,000 shares of common stock and 10,000 shares of common stock acquirable upon exercise of warrants from the 2011 Private Placement.
(59)	Includes 35,714 shares of common stock and 35,714 shares of common stock acquirable upon exercise of warrants from the 2010 Private Placement and 40,000 shares of common stock and 40,000 shares of common stock acquirable upon exercise of warrants from the 2011 Private Placement.
(60)	Includes 71,428 shares of common stock and 71,428 shares of common stock acquirable upon exercise of warrants from the 2010 Private Placement and 71,500 shares of common stock and 71,500 shares of common stock acquirable upon exercise of warrants from the 2011 Private Placement.
(61)	Includes 71,428 shares of common stock and 71,428 shares of common stock acquirable upon exercise of warrants from the 2010 Private Placement and 100,000 shares of common stock and 100,000 shares of common stock acquirable upon exercise of warrants from the 2012 Private Placement.
(62)	Includes 142,857 shares of common stock and 142,857 shares of common stock acquirable upon exercise of warrants from the 2010 Private Placement and 60,000 shares of common stock and 60,000 shares of common stock acquirable upon exercise of warrants from the 2011 Private Placement.
(63)	Includes 92,857 shares of common stock and 92,857 shares of common stock acquirable upon exercise of warrants from the 2010 Private Placement and 40,000 shares of common stock and 40,000 shares of common stock acquirable upon exercise of warrants from the 2011 Private Placement.
(64)	Includes 300,000 shares of common stock and 300,000 shares of common stock acquirable upon exercise of warrants from the 2011 Private Placement.
(65)	Includes 35,714 shares of common stock and 35,714 shares of common stock acquirable upon exercise of warrants from the 2010 Private Placement and 30,000 shares of common stock and 30,000 shares of common stock acquirable upon exercise of warrants from the 2011 Private Placement.
(66)	Includes 14,300 shares of common stock and 14,300 shares of common stock acquirable upon exercise of warrants from the 2011 Private Placement.
(67)	Includes 8,572 shares of common stock and 8,572 shares of common stock acquirable upon exercise of warrants from the 2010 Private Placement and 7,000 shares of common stock and 7,000 shares of common stock acquirable upon exercise of warrants from the 2011 Private Placement.
(68)	Includes 14,286 shares of common stock and 14,286 shares of common stock acquirable upon exercise of warrants from the 2010 Private Placement and 21,428 shares of common stock and 21,428 shares of common stock acquirable upon exercise of warrants from the 2011 Private Placement.
(69)	Includes 36,000 shares of common stock and 36,000 shares of common stock acquirable upon exercise of warrants from the 2011 Private Placement.
(70)	Includes 324,375 shares of common stock acquirable upon exercise of warrants from the 2011 Private Placement and 454,545 shares of common stock and 454,545 shares of common stock acquirable upon exercise of warrants from the 2012 Private Placement.
(71)	Includes 22,000 shares of common stock and 22,000 shares of common stock acquirable upon exercise of warrants from the 2011 Private Placement and 25,000 shares of common stock and 25,000 shares of common stock acquirable upon exercise of warrants from the 2012 Private Placement.
(72)	Includes 20,000 shares of common stock and 20,000 shares of common stock acquirable upon exercise of warrants from the 2011 Private Placement.
(73)	Includes 21,428 shares of common stock and 21,428 shares of common stock acquirable upon exercise of warrants from the 2010 Private Placement.
(74)	Includes 35,714 shares of common stock and 35,714 shares of common stock acquirable upon exercise of warrants from the 2010 Private Placement and 35,000 shares of common stock and 35,000 shares of common stock acquirable upon exercise of warrants from the 2011 Private Placement.
(75)	Includes 42,858 shares of common stock and 42,858 shares of common stock acquirable upon exercise of warrants from the 2010 Private Placement and 57,142 shares of common stock and 57,142 shares of common stock acquirable upon exercise of warrants from the 2011 Private Placement.
(76)	Includes 42,000 shares of common stock and 42,000 shares of common stock acquirable upon exercise of warrants from the 2011 Private Placement.

(77)	Includes 19,000 shares of common stock and 19,000 shares of common stock acquirable upon exercise of warrants from the 2011 Private Placement and 20,000 shares of common stock and 20,000 shares of common stock acquirable upon exercise of warrants from the 2012 Private Placement.
(78)	Includes 50,001 shares of common stock and 50,001 shares of common stock acquirable upon exercise of warrants from the 2011 Private Placement.
(79)	Includes 40,000 shares of common stock and 40,000 shares of common stock acquirable upon exercise of warrants from the 2011 Private Placement.
(80)	Includes 128,571 shares of common stock and 128,571 shares of common stock acquirable upon exercise of warrants from the 2010 Private Placement.
(81)	Includes 300,000 shares of common stock acquirable upon exercise of warrants from the 2011 Private Placement.
(82)	Includes 185,714 shares of common stock and 185,714 shares of common stock acquirable upon exercise of warrants from the 2010 Private Placement, 200,000 shares of common stock and 200,000 shares of common stock acquirable upon exercise of warrants from the 2011 Private Placement and 40,000 shares of common stock and 40,000 shares of common stock acquirable upon exercise of warrants from the 2012 Private Placement.
(83)	Includes 35,714 shares of common stock and 35,714 shares of common stock acquirable upon exercise of warrants from the 2010 Private Placement .
(84)	Includes 14,286 shares of common stock and 14,286 shares of common stock acquirable upon exercise of warrants from the 2010 Private Placement.
(85)	Includes 38,571 shares of common stock and 38,571 shares of common stock acquirable upon exercise of warrants from the 2011 Private Placement and 27,273 shares of common stock and 27,273 shares of common stock acquirable upon exercise of warrants from the 2012 Private Placement.
(86)	Includes 28,572 shares of common stock and 28,572 shares of common stock acquirable upon exercise of warrants from the 2010 Private Placement, 150,000 shares of common stock and 150,000 shares of common stock acquirable upon exercise of warrants from the 2011 Private Placement and 40,000 shares of common stock and 40,000 shares of common stock acquirable upon exercise of warrants from the 2012 Private Placement.
(87)	Includes 18,500 shares of common stock and 18,500 shares of common stock acquirable upon exercise of warrants from the 2010 Private Placement.
(88)	Includes 321,429 shares of common stock and 321,429 shares of common stock acquirable upon exercise of warrants from the 2011 Private Placement.
(89)	Includes 357,142 shares of common stock and 357,142 shares of common stock acquirable upon exercise of warrants from the 2010 Private Placement.
(90)	Includes 157,143 shares of common stock and 157,143 shares of common stock acquirable upon exercise of warrants from the 2010 Private Placement and 214,000 shares of common stock and 214,000 shares of common stock acquirable upon exercise of warrants from the 2011 Private Placement.
(91)	Includes 14,284 shares of common stock and 14,284 shares of common stock acquirable upon exercise of warrants from the 2010 Private Placement.
(92)	Includes 400,000 shares of common stock and 400,000 shares of common stock acquirable upon exercise of warrants from the 2011 Private Placement.
(93)	Includes 125,714 shares of common stock acquirable upon exercise of warrants from the 2010 Private Placement.
(94)	Includes 110,000 shares of common stock and 110,000 shares of common stock acquirable upon exercise of warrants from the 2011 Private Placement.
(95)	Includes 43,000 shares of common stock and 43,000 shares of common stock acquirable upon exercise of warrants from the 2011 Private Placement.
(96)	Includes 20,000 shares of common stock and 20,000 shares of common stock acquirable upon exercise of warrants from the 2011 Private Placement.
(97)	Includes 14,300 shares of common stock and 14,300 shares of common stock acquirable upon exercise of warrants from the 2011 Private Placement and 20,000 shares of common stock and 20,000 shares of common stock acquirable upon exercise of warrants from the 2012 Private Placement.

(98)	Includes 107,142 shares of common stock and 107,142 shares of common stock acquirable upon exercise of warrants from the 2011 Private Placement.
(99)	Includes 22,800 shares of common stock and 22,800 shares of common stock acquirable upon exercise of warrants from the 2011 Private Placement.
(100)	Includes 107,142 shares of common stock and 107,142 shares of common stock acquirable upon exercise of warrants from the 2010 Private Placement and 30,000 shares of common stock and 30,000 shares of common stock acquirable upon exercise of warrants from the 2012 Private Placement.
(101)	Includes 142,857 shares of common stock and 142,857 shares of common stock acquirable upon exercise of warrants from the 2011 Private Placement.
(102)	Includes 35,714 shares of common stock and 35,714 shares of common stock acquirable upon exercise of warrants from the 2010 Private Placement, 107,000 shares of common stock and 107,000 shares of common stock acquirable upon exercise of warrants from the 2011 Private Placement and 36,000 shares of common stock and 36,000 shares of common stock acquirable upon exercise of warrants from the 2012 Private Placement.
(103)	Includes 57,143 shares of common stock and 57,143 shares of common stock acquirable upon exercise of warrants from the 2010 Private Placement and 57,142 shares of common stock and 57,142 shares of common stock acquirable upon exercise of warrants from the 2011 Private Placement.
(104)	Includes 35,714 shares of common stock and 35,714 shares of common stock acquirable upon exercise of warrants from the 2010 Private Placement and 40,000 shares of common stock and 40,000 shares of common stock acquirable upon exercise of warrants from the 2011 Private Placement.
(105)	Includes 71,429 shares of common stock and 71,429 shares of common stock acquirable upon exercise of warrants from the 2010 Private Placement and 42,858 shares of common stock and 42,858 shares of common stock acquirable upon exercise of warrants from the 2011 Private Placement.
(106)	Includes 10,000 shares of common stock and 10,000 shares of common stock acquirable upon exercise of warrants from the 2010 Private Placement.
(107)	Includes 71,429 shares of common stock and 71,429 shares of common stock acquirable upon exercise of warrants from the 2010 Private Placement and 71,428 shares of common stock and 71,428 shares of common stock acquirable upon exercise of warrants from the 2011 Private Placement.
(108)	Includes 350,000 shares of common stock and 350,000 shares of common stock acquirable upon exercise of warrants from the 2011 Private Placement.
(109)	Includes 150,000 shares of common stock and 150,000 shares of common stock acquirable upon exercise of warrants from the 2012 Private Placement.
(110)	Includes 71,429 shares of common stock and 71,429 shares of common stock acquirable upon exercise of warrants from the 2011 Private Placement.
(111)	Includes 105,000 shares of common stock and 105,000 shares of common stock acquirable upon exercise of warrants from the 2011 Private Placement.
(112)	Includes 71,428 shares of common stock and 71,428 shares of common stock acquirable upon exercise of warrants from the 2011 Private Placement.
(113)	Includes 71,429 shares of common stock and 71,429 shares of common stock acquirable upon exercise of warrants from the 2010 Private Placement.
(114)	Includes 14,285 shares of common stock and 14,285 shares of common stock acquirable upon exercise of warrants from the 2011 Private Placement.
(115)	Includes 71,428 shares of common stock and 71,428 shares of common stock acquirable upon exercise of warrants from the 2010 Private Placement.
(116)	Includes 35,714 shares of common stock and 35,714 shares of common stock acquirable upon exercise of warrants from the 2011 Private Placement.
(117)	Includes 35,715 shares of common stock and 35,715 shares of common stock acquirable upon exercise of warrants from the 2010 Private Placement and 35,714 shares of common stock and 35,714 shares of common stock acquirable upon exercise of warrants from the 2011 Private Placement.
(118)	Includes 5,715 shares of common stock and 5,715 shares of common stock acquirable upon exercise of warrants from the 2010 Private Placement and 7,000 shares of common stock and 7,000 shares of common stock acquirable upon exercise of warrants from the 2011 Private Placement.

(119)	Includes 17,800 shares of common stock and 17,800 shares of common stock acquirable upon exercise of warrants from the 2011 Private Placement.
(120)	Includes 71,428 shares of common stock and 71,428 shares of common stock acquirable upon exercise of warrants from the 2010 Private Placement.
(121)	Includes 20,000 shares of common stock and 20,000 shares of common stock acquirable upon exercise of warrants from the 2011 Private Placement.
(122)	Includes 42,857 shares of common stock and 42,857 shares of common stock acquirable upon exercise of warrants from the 2011 Private Placement.
(123)	Includes 69,074 shares of common stock and 70,880 shares of common stock acquirable upon exercise of warrants from the 2011 Private Placement.
(124)	Includes 12,367 shares of common stock and 12,658 shares of common stock acquirable upon exercise of warrants from the 2011 Private Placement.
(125)	Includes 395,157 shares of common stock and 400,848 shares of common stock acquirable upon exercise of warrants from the 2011 Private Placement.
(126)	Includes 219,611 shares of common stock and 220,033 shares of common stock acquirable upon exercise of warrants from the 2011 Private Placement.
(127)	Includes 117,028 shares of common stock and 119,710 shares of common stock acquirable upon exercise of warrants from the 2011 Private Placement.
(128)	Includes 126,657 shares of common stock and 126,657 shares of common stock acquirable upon exercise of warrants from the 2011 Private Placement.
(129)	Includes 600,000 shares of common stock and 600,000 shares of common stock acquirable upon exercise of warrants from the 2011 Private Placement.
(130)	Representatives of this security holder have advised us that CNH Partners, LLC, is the sub-advisor of AQR Opportunistic Premium Offshore Fund, L.P., has discretionary voting and investment authority over the shares owned by AQR Opportunistic Premium Offshore Fund, L.P. CNH Partners, LLC is controlled indirectly by Todd Pulvino and Mark Mitchell. Accordingly, Todd Pulvino and Mark Mitchell may be deemed to share voting and investment authority over the share owned by AQR Opportunistic Premium Offshore Fund, L.P.
(131)	Representatives of this security holder have advised us that CNH Partners, LLC, is the sub-advisor of AST Academic Strategies Asset Allocation Portfolio, has discretionary voting and investment authority over the shares owned by AST Academic Strategies Asset Allocation Portfolio. CNH Parnters, LLC is controlled indirectly by Todd Pulvino and Mark Mitchell. Accordingly, Todd Pulvino and Mark Mitchell may be deemed to share voting and investment authority over the share owned by AST Academic Strategies Asset Allocation Portfolio.
(132)	Representatives of this security holder have advised us that CNH Partners, LLC, is the sub-advisor of AQR Absolute Return Master Account, L.P., has discretionary voting and investment authority over the shares owned by AQR Absolute Return Master Account, L.P. CNH Parnters, LLC is controlled indirectly by Todd Pulvino and Mark Mitchell. Accordingly, Todd Pulvino and Mark Mitchell may be deemed to share voting and investment authority over the share owned by AQR Absolute Return Master Account, L.P.
(133)	Representatives of this security holder have advised us that CNH Partners, LLC, is the sub-advisor of AQR Funds — AQR Diversified Arbitrage Fund, has discretionary voting and investment authority over the shares owned by AQR Funds — AQR Diversified Arbitrage Fund. CNH Parnters, LLC is controlled indirectly by Todd Pulvino and Mark Mitchell. Accordingly, Todd Pulvino and Mark Mitchell may be deemed to share voting and investment authority over the share owned by AQR Funds — AQR Diversified Arbitrage Fund.
(134)	Representatives of this security holder have advised us that Ashdon Select Managers, Chrysler LLC Master Retirement Trust, Westcliff Aggressive Growth, LP, Westcliff Partners, LP, Westcliff Foundation., Westcliff Fund, LP, Westcliff Long/Short, LP, and Westcliff Management, LLC (“Westcliff”), is the general partner and/or investment adviser. Richard S. Spencer III, as managing member of Westcliff, has discretionary authority to purchase, vote and dispose of the securities except to the extent of their respective pecuniary interests therein.

(135)	Representatives of this security holder have advised us that Lowell L. Hancuh, Partner is the natural person with voting and dispositive power with respect to the securities held by this security holder.
(136)	Representatives of this security holder have advised us that Ashdon Select Managers, Chrysler LLC Master Retirement Trust, Westcliff Aggressive Growth, LP, Westcliff Partners, LP, Westcliff Foundation., Westcliff Fund, LP, Westcliff Long/Short, LP, and Westcliff Management, LLC (“Westcliff”), is the general partner and/or investment adviser. Richard S. Spencer III, as managing member of Westcliff, has discretionary authority to purchase, vote and dispose of the securities except to the extent of their respective pecuniary interests therein.
(137)	Representatives of this security holder have advised us that CNH Partners, LLC, is the sub-advisor of CNH Diversified Opportunities Master Account, L.P., has discretionary voting and investment authority over the shares owned by CNH Diversified Opportunities Master Account, L.P. CNH Parnters, LLC is controlled indirectly by Todd Pulvino and Mark Mitchell. Accordingly, Todd Pulvino and Mark Mitchell may be deemed to share voting and investment authority over the share owned by CNH Diversified Opportunities Master Account, L.P.
(138)	Downsview Capital, Inc. (“Downsview”) is the general partner of Cranshire Capital, L.P. (“Cranshire”) and consequently has voting control and investment discretion over securities held by Cranshire. Mitchell P. Kopin (“Mr. Kopin”), President of Downsview, has voting control over Downsview. As a result of the foregoing, each of Mr. Kopin and Downsview may be deemed to have beneficial ownership (as determined under Section 13(d) of the Securities Exchange Act of 1934, as amended) of the shares of common stock beneficially owned by Cranshire.
(139)	Representatives of this security holder have advised us that David T. Machemehl is the natural person with voting and dispositive power with respect to the securities held by this security holder.
(140)	Representatives of this security holder have advised us that Empery Asset Management LP, the authorized agent of Empery Asset Master Ltd (“EAM”), has discretionary authority to vote and dispose of the shares held by EAM and may be deemed to be the beneficial owner of these shares. Martin Hoe and Ryan Lane, in their capacity as investment managers of Empery Asset Management LP, may also be deemed to have investment discretion and voting power over the shares held by EAM. Mr. Hoe and Mr. Lane disclaim any beneficial ownership of these shares.
(141)	Downsview Capital, Inc. (“Downsview”) is the investment manager for a managed account of Freestone Advantage Partners, LP and consequently has voting control and investment discretion over securities held in such account. Mitchell P. Kopin (“Mr. Kopin”), President of Downsview, has voting control over Downsview. As a result, each of Mr. Kopin and Downsview may be deemed to have beneficial ownership (as determined under Section 13(d) of the Securities Exchange Act of 1934, as amended) of the shares held in such account which are being registered hereunder.
(142)	Representatives of this security holder have advised us that Steven Winters is the natural person with voting and dispositive power with respect to the securities held by this security holder.
(143)	Representatives of this security holder have advised us that Empery Asset Management LP, the authorized agent of Hartz Capital Investments, LLC (“HCI”), has discretionary authority to vote and dispose of the shares held by HCI and may be deemed to be the beneficial owner of these shares. Martin Hoe and Ryan Lane, in their capacity as investment managers of Empery Asset Management LP, may also be deemed to have investment discretion and voting power over the shares held by HCI. Mr. Hoe and Mr. Lane disclaim any beneficial ownership of these shares.
(144)	Representatives of this security holder have advised is that Jason Hammermamn is the natural person with voting and dispositive power with respect to the securities held by this security holder.
(145)	Representatives of this security holder have advised us that Hudson Bay Capital Management, L.P., the investment manager of Hudson Bay Master Fund Ltd., has voting and investment power over these securities. Sander Gerber is the managing member of Hudson Bay Capital GP LLC, which is the general partner of Hudson Bay Capital Management L.P. Sander Gerber disclaims beneficial ownership over these securities.
(146)	Representatives of this security holder have advised us that Patricia J. Jordan, Chief Manager is the natural person with voting and dispositive power with respect to the securities held by this security holder.

(147)	Representatives of this security holder have advised us that Richard O’Leary is the natural person with voting and dispositive power with respect to the securities held by this security holder.
(148)	Representatives of this security holder have advised us that David Mickelson is the natural person with voting and dispositive power with respect to the securities held by this security holder.
(149)	Representatives of this security holder have advised us that Steven Hoa is the natural person with voting and dispositive power with respect to the securities held by this security holder.
(150)	Representatives of this security holder have advised us that Joseph Fredrick Reece (cm) is the natural person with voting and dispositive power with respect to the securities held by this security holder.
(151)	Representatives of this security holder have advised us that Ted Robert Storlie is the natural person with voting and dispositive power with respect to the securities held by this security holder.
(152)	Representatives of this security holder have advised us that Ashdon Select Managers, Chrysler LLC Master Retirement Trust, Westcliff Aggressive Growth, LP, Westcliff Partners, LP, Westcliff Foundation., Westcliff Fund, LP, Westcliff Long/Short, LP, and Westcliff Management, LLC (“Westcliff”), is the general partner and/or investment adviser. Richard S. Spencer III, as managing member of Westcliff, has discretionary authority to purchase, vote and dispose of the securities except to the extent of their respective pecuniary interests therein.
(153)	Representatives of this security holder have advised us that Ashdon Select Managers, Chrysler LLC Master Retirement Trust, Westcliff Aggressive Growth, LP, Westcliff Partners, LP, Westcliff Foundation., Westcliff Fund, LP, Westcliff Long/Short, LP, and Westcliff Management, LLC (“Westcliff”), is the general partner and/or investment adviser. Richard S. Spencer III, as managing member of Westcliff, has discretionary authority to purchase, vote and dispose of the securities except to the extent of their respective pecuniary interests therein.
(154)	Representatives of this security holder have advised us that Ashdon Select Managers, Chrysler LLC Master Retirement Trust, Westcliff Aggressive Growth, LP, Westcliff Partners, LP, Westcliff Foundation., Westcliff Fund, LP, Westcliff Long/Short, LP, and Westcliff Management, LLC (“Westcliff”), is the general partner and/or investment adviser. Richard S. Spencer III, as managing member of Westcliff, has discretionary authority to purchase, vote and dispose of the securities except to the extent of their respective pecuniary interests therein.
(155)	Representatives of this security holder have advised us that Ashdon Select Managers, Chrysler LLC Master Retirement Trust, Westcliff Aggressive Growth, LP, Westcliff Partners, LP, Westcliff Foundation., Westcliff Fund, LP, Westcliff Long/Short, LP, and Westcliff Management, LLC (“Westcliff”), is the general partner and/or investment adviser. Richard S. Spencer III, as managing member of Westcliff, has discretionary authority to purchase, vote and dispose of the securities except to the extent of their respective pecuniary interests therein.
(156)	Representatives of this security holder have advised us that Ashdon Select Managers, Chrysler LLC Master Retirement Trust, Westcliff Aggressive Growth, LP, Westcliff Partners, LP, Westcliff Foundation., Westcliff Fund, LP, Westcliff Long/Short, LP, and Westcliff Management, LLC (“Westcliff”), is the general partner and/or investment adviser. Richard S. Spencer III, as managing member of Westcliff, has discretionary authority to purchase, vote and dispose of the securities except to the extent of their respective pecuniary interests therein.
(157)	Representatives of this security holder have advised us that Ashdon Select Managers, Chrysler LLC Master Retirement Trust, Westcliff Aggressive Growth, LP, Westcliff Partners, LP, Westcliff Foundation., Westcliff Fund, LP, Westcliff Long/Short, LP, and Westcliff Management, LLC (“Westcliff”), is the general partner and/or investment adviser. Richard S. Spencer III, as managing member of Westcliff, has discretionary authority to purchase, vote and dispose of the securities except to the extent of their respective pecuniary interests therein.
(158)	Representatives of this security holder have advised us that Peter B. Voldness is the natural person with voting and dispositive power with respect to the securities held by this security holder. This security holder acquired the securities as compensation for activities relating to acting as placement agent in the 2010 and 2011 Private Placement and is a registered broker-dealer.
(159)

Representatives of this security holder have advised us that Michael Rabinowitz is the natural person with voting and dispositive power with respect to the securities held by this security holder. This security holder acquired the securities as compensation for activities of its affiliate, Maxim Group LLC, who is a registered broker-dealer, relating to acting as placement agent in the Private Placement.
(160)	Includes 30,000 shares of common stock and 30,000 shares of common stock acquirable upon exercise of warrants from the 2012 Private Placement.
(161)	Includes 189,551 shares of common stock acquirable upon exercise of warrants from the 2012 Private Placement.
(162)	Includes 41,819 shares of common stock and 41,819 shares of common stock acquirable upon exercise of warrants from the 2012 Private Placement.
(163)	Includes 25,000 shares of common stock and 25,000 shares of common stock acquirable upon exercise of warrants from the 2012 Private Placement.
(164)	Includes 20,000 shares of common stock and 20,000 shares of common stock acquirable upon exercise of warrants from the 2012 Private Placement.
(165)	Includes 35,000 shares of common stock and 35,000 shares of common stock acquirable upon exercise of warrants from the 2012 Private Placement.
(166)	Includes 181,819 shares of common stock and 181,819 shares of common stock acquirable upon exercise of warrants from the 2012 Private Placement.
(167)	Includes 363,637 shares of common stock and 363,637 shares of common stock acquirable upon exercise of warrants from the 2012 Private Placement.
(168)	Includes 16,900 shares of common stock and 16,900 shares of common stock acquirable upon exercise of warrants from the 2012 Private Placement.
(169)	Includes 172,727 shares of common stock and 172,727 shares of common stock acquirable upon exercise of warrants from the 2012 Private Placement.
(170)	Includes 50,000 shares of common stock and 50,000 shares of common stock acquirable upon exercise of warrants from the 2012 Private Placement.
(171)	Includes 100,000 shares of common stock and 100,000 shares of common stock acquirable upon exercise of warrants from the 2012 Private Placement.
(172)	Includes 1,060,000 shares of common stock and 1,060,000 shares of common stock acquirable upon exercise of warrants from the 2012 Private Placement.
(173)	Includes 758,182 shares of common stock and 758,182 shares of common stock acquirable upon exercise of warrants from the 2012 Private Placement.
(174)	Includes 72,730 shares of common stock and 72,730 shares of common stock acquirable upon exercise of warrants from the 2012 Private Placement.
(175)	Includes 72,725 shares of common stock and 72,725 shares of common stock acquirable upon exercise of warrants from the 2012 Private Placement.
(176)	Includes 72,725 shares of common stock and 72,725 shares of common stock acquirable upon exercise of warrants from the 2012 Private Placement.
(177)	Includes 72,725 shares of common stock and 72,725 shares of common stock acquirable upon exercise of warrants from the 2012 Private Placement.
(178)	Includes 54,545 shares of common stock and 54,545 shares of common stock acquirable upon exercise of warrants from the 2012 Private Placement.
(179)	Includes 90,909 shares of common stock and 90,909 shares of common stock acquirable upon exercise of warrants from the 2012 Private Placement.
(180)	Includes 9,091 shares of common stock and 9,091 shares of common stock acquirable upon exercise of warrants from the 2012 Private Placement.
(181)	Includes 72,730 shares of common stock and 72,730 shares of common stock acquirable upon exercise of warrants from the 2012 Private Placement.
(182)	Includes 272,728 shares of common stock and 272,728 shares of common stock acquirable upon exercise of warrants from the 2012 Private Placement.
(183)	Includes 50,000 shares of common stock and 50,000 shares of common stock acquirable upon exercise of warrants from the 2012 Private Placement.
(184)	Includes 90,910 shares of common stock and 90,910 shares of common stock acquirable upon exercise of warrants from the 2012 Private Placement.

(185)	Includes 45,455 shares of common stock and 45,455 shares of common stock acquirable upon exercise of warrants from the 2012 Private Placement.
(186)	Includes 140,000 shares of common stock acquirable upon exercise of warrants from the 2012 Private Placement.
(187)	Includes 29,090 shares of common stock and 29,090 shares of common stock acquirable upon exercise of warrants from the 2012 Private Placement.
(188)	Includes 125,000 shares of common stock and 125,000 shares of common stock acquirable upon exercise of warrants from the 2012 Private Placement.
(189)	Includes 100,000 shares of common stock and 100,000 shares of common stock acquirable upon exercise of warrants from the 2012 Private Placement.
(190)	Includes 181,819 shares of common stock and 181,819 shares of common stock acquirable upon exercise of warrants from the 2012 Private Placement.
(191)	Includes 30,000 shares of common stock and 30,000 shares of common stock acquirable upon exercise of warrants from the 2012 Private Placement.
(192)	Includes 136,363 shares of common stock and 136,363 shares of common stock acquirable upon exercise of warrants from the 2012 Private Placement.
(193)	Includes 180,000 shares of common stock and 180,000 shares of common stock acquirable upon exercise of warrants from the 2012 Private Placement.
(194)	Includes 45,455 shares of common stock and 45,455 shares of common stock acquirable upon exercise of warrants from the 2012 Private Placement.
(195)	Includes 45,500 shares of common stock and 45,500 shares of common stock acquirable upon exercise of warrants from the 2012 Private Placement.
(196)	Includes 181,819 shares of common stock and 181,819 shares of common stock acquirable upon exercise of warrants from the 2012 Private Placement.
(197)	Includes 181,818 shares of common stock and 181,81 shares of common stock acquirable upon exercise of warrants from the 2012 Private Placement.
(198)	Includes 100,000 shares of common stock and 100,000 shares of common stock acquirable upon exercise of warrants from the 2012 Private Placement.
(199)	Includes 50,000 shares of common stock and 50,000 shares of common stock acquirable upon exercise of warrants from the 2012 Private Placement.
(200)	Includes 182,000 shares of common stock and 182,000 shares of common stock acquirable upon exercise of warrants from the 2012 Private Placement.
(201)	Includes 300,000 shares of common stock and 300,000 shares of common stock acquirable upon exercise of warrants from the 2012 Private Placement.
(202)	Includes 50,000 shares of common stock and 50,000 shares of common stock acquirable upon exercise of warrants from the 2012 Private Placement.
(203)	Includes 290,910 shares of common stock and 290,910 shares of common stock acquirable upon exercise of warrants from the 2012 Private Placement.
(204)	Includes 5,455 shares of common stock and 5,455 shares of common stock acquirable upon exercise of warrants from the 2012 Private Placement.
(205)	Includes 72,730 shares of common stock and 72,730 shares of common stock acquirable upon exercise of warrants from the 2012 Private Placement.
(206)	Includes 75,000 shares of common stock and 75,000 shares of common stock acquirable upon exercise of warrants from the 2011 Private Placement and 46,000 shares of common stock and 46,000 shares of common stock acquirable upon exercise of warrants from the 2012 Private Placement.
(207)	Includes 100,000 shares of common stock acquirable upon exercise of warrants from the 2011 Private Placement.
(208)	Includes 160,000 shares of common stock and 160,000 shares of common stock acquirable upon exercise of warrants from the 2012 Private Placement.
(209)	Includes 35,714 shares of common stock and 35,714 shares of common stock acquirable upon exercise of warrants from the 2010 Private Placement and 50,000 shares of common stock and 50,000 shares of common stock acquirable upon exercise of warrants from the 2012 Private Placement.

(210)	Includes 200,000 shares of common stock and 200,000 shares of common stock acquirable upon exercise of warrants from the 2011 Private Placement and 54,545 shares of common stock and 54,545 shares of common stock acquirable upon exercise of warrants from the 2012 Private Placement.
(211)	Includes 150,000 shares of common stock and 150,000 shares of common stock acquirable upon exercise of warrants from the 2011 Private Placement and 100,000 shares of common stock and 100,000 shares of common stock acquirable upon exercise of warrants from the 2012 Private Placement.
(212)	Includes 150,000 shares of common stock and 150,000 shares of common stock acquirable upon exercise of warrants from the 2011 Private Placement and 50,000 shares of common stock and 50,000 shares of common stock acquirable upon exercise of warrants from the 2012 Private Placement.
(213)	Includes 35,000 shares of common stock acquirable upon exercise of warrants from the 2010 Private Placement and 45,455 shares of common stock and 45,455 shares of common stock acquirable upon exercise of warrants from the 2012 Private Placement.
(214)	Includes 150,000 shares of common stock and 150,000 shares of common stock acquirable upon exercise of warrants from the 2011 Private Placement and 150,000 shares of common stock and 150,000 shares of common stock acquirable upon exercise of warrants from the 2012 Private Placement.
(215)	Representatives of this security holder have advised us that Shaye Hirsch is the natural person with voting and dispositive power with respect to the securities held by this security holder.
(216)	Representatives of this security holder have advised us that Richard Broms is the natural person with voting and dispositive power with respect to the securities held by this security holder.
(217)	Representatives of this security holder have advised us that Deryl NcNab is the natural person with voting and dispositive power with respect to the securities held by this security holder.
(218)	Representatives of this security holder have advised us that James E. Flynn is the natural person with voting and dispositive power with respect to the securities held by this security holder.

PLAN OF DISTRIBUTION

The selling security holders, which as used herein includes donees, pledgees, transferees, or other successors-in-interest selling shares of common stock or interests in shares of common stock received after the date of this prospectus from a selling security holder as a gift, pledge, partnership distribution, or other transfer, may, from time to time, sell, transfer, or otherwise dispose of any or all of their shares of common stock or interests in shares of common stock on any stock exchange, market, or trading facility on which the shares are traded or in private transactions. These dispositions may be at fixed prices, at prevailing market prices at the time of sale, at prices related to the prevailing market price, at varying prices determined at the time of sale, or at negotiated prices.

The selling security holders may use any one or more of the following methods when disposing of shares or interests therein:

•	ordinary brokerage transactions and transactions in which the broker-dealer solicits purchasers;

•	block trades in which the broker-dealer will attempt to sell the shares as agent, but may position and resell a portion of the block as principal to facilitate the transaction;

•	purchases by a broker-dealer as principal and resale by the broker-dealer for its account;

•	an exchange distribution in accordance with the rules of the applicable exchange;

•	privately negotiated transactions;

•	short sales effected after the date the registration statement of which this Prospectus is a part is declared effective by the SEC;

•	through the writing or settlement of options or other hedging transactions, whether through an options exchange or otherwise;

•	broker-dealers may agree with the selling stockholders to sell a specified number of such shares at a stipulated price per share;

•	a combination of any such methods of sale; and

•	any other method permitted by applicable law.

The selling security holders may, from time to time, pledge or grant a security interest in some or all of the shares of common stock owned by them and, if they default in the performance of their secured obligations, the pledgees or secured parties may offer and sell the shares of common stock, from time to time, under this prospectus, or under an amendment to this prospectus under Rule 424(b)(3) or other applicable provision of the Securities Act amending the list of selling stockholders to include the pledgee, transferee or other successors in interest as selling security holders under this prospectus. The selling security holders also may transfer the shares of common stock in other circumstances, in which case the transferees, pledges, or other successors in interest will be the selling beneficial owners for purposes of this prospectus.

In connection with the sale of our common stock or interests therein, the selling security holders may enter into hedging transactions with broker-dealers or other financial institutions, which may in turn engage in short sales of the common stock in the course of hedging the positions they assume. The selling security holders may also sell shares of our common stock short and deliver these securities to close out their short positions, or loan or pledge the common stock to broker-dealers that in turn may sell these securities. The selling security holders may also enter into option or other transactions with broker-dealers or other financial institutions or the creation of one or more derivative securities which require the delivery to such broker-dealer or other financial institution of shares offered by this prospectus, which shares such broker-dealer or other financial institution may resell pursuant to this prospectus (as supplemented or amended to reflect such transaction).

The aggregate proceeds to the selling security holders from the sale of the common stock offered by them will be the purchase price of the common stock less discounts or commissions, if any. Each of the selling security holders reserves the right to accept and, together with their agents from time to time, to reject, in whole or in part, any proposed purchase of common stock to be made directly or through agents. We will not receive any of the proceeds from this offering.

The selling security holders also may resell all or a portion of the shares in open market transactions in reliance upon Rule 144 under the Securities Act of 1933, as amended, provided that they meet the criteria and conform to the requirements of that rule.

Any underwriters, broker-dealers, or agents that participate in the sale of the common stock or interests therein may be “underwriters” within the meaning of Section 2(11) of the Securities Act. Any discounts, commissions, concessions, or profit they earn on any resale of the shares may be underwriting discounts and commissions under the Securities Act.

To the extent required, the shares of our common stock to be sold, the names of the selling security holders, the respective purchase prices and public offering prices, the names of any agent, dealer, or underwriter, any applicable commissions or discounts with respect to a particular offer will be set forth in an accompanying prospectus supplement or, if appropriate, a post-effective amendment to the registration statement that includes this prospectus.

In order to comply with the securities laws of some states, if applicable, the common stock may be sold in these jurisdictions only through registered or licensed brokers or dealers. In addition, in some states the common stock may not be sold unless it has been registered or qualified for sale or an exemption from registration or qualification requirements is available and is complied with.

We have advised the selling security holders that the anti-manipulation rules of Regulation M under the Exchange Act may apply to sales of shares in the market and to the activities of the selling security holders and their affiliates. In addition, to the extent applicable we will make copies of this prospectus (as it may be supplemented or amended from time to time) available to the selling security holders for the purpose of satisfying the prospectus delivery requirements of the Securities Act. The selling security holders may indemnify any broker-dealer that participates in transactions involving the sale of the shares against certain liabilities, including liabilities arising under the Securities Act.

We have agreed to indemnify the selling security holders against liabilities, including liabilities under the Securities Act and state securities laws, relating to the registration of the shares offered by this prospectus.

We have agreed with the selling security holders to keep the registration statement of which this prospectus constitutes a part effective until the earlier of (1) such time as all of the shares covered by this prospectus have been disposed of pursuant to and in accordance with the registration statement or (2) the date on which the shares may be sold without restriction pursuant to Rule 144 of the Securities Act.

DESCRIPTION OF SECURITIES

Our authorized capital consists of 250,000,000 shares of common stock, $0.001 par value per share, of which 37,760,628 shares of common stock were issued and outstanding as of May 31, 2012, and 2,500,000 shares of “blank check” preferred stock, $0.001 par value per share, none of which are outstanding. The following description is a summary and is qualified in its entirety by our Amended and Restated Articles of Incorporation and Bylaws as currently in effect, copies of which are referenced as exhibits herein, and the provisions of the Nevada Revised Statutes.

Common Stock

Subject to the preferential rights of any outstanding preferred stock, each holder of common stock is entitled to receive ratable dividends, if any, as may be declared by the Board of Directors out of funds legally available for the payment of dividends. As of the date of this prospectus, we have not paid any dividends on our common stock, and none are contemplated in the foreseeable future. We anticipate that all earnings that may be generated from our operations will be used to finance our growth.

Holders of common stock are entitled to one vote for each share held of record. There are no cumulative voting rights in the election of directors. Thus the holders of more than 50% of the outstanding shares of common stock can elect all of our directors if they choose to do so.

The holders of our common stock have no preemptive, subscription, conversion or redemption rights. Upon our liquidation, dissolution or winding-up, the holders of our common stock are entitled to receive our assets pro rata.

Blank Check Preferred Stock

Our Board of Directors is empowered, without further action by stockholders, to issue from time to time one or more series of preferred stock, with such designations, rights, preferences and limitations as the Board may determine by resolution. The rights, preferences and limitations of separate series of preferred stock may differ with respect to such matters among such series as may be determined by the Board, including, without limitation, the rate of dividends, method and nature of payment of dividends, terms of redemption, amounts payable on liquidation, sinking fund provisions (if any), conversion rights (if any) and voting rights. Certain issuances of preferred stock may have the effect of delaying or preventing a change in control of our company that some stockholders may believe is not in their interest.

Warrants

This registration statement does not register the resale of the warrants, but does register for resale the shares of common stock issuable upon exercise of the warrants.

The warrant provides that the warrant exercise price is subject to adjustment from time to time if we (i) pay a stock dividend or otherwise make a distribution or distributions on shares of our common stock or any other equity or equity equivalent securities payable in shares of common stock, (ii) subdivide outstanding shares of common stock into a larger number of shares, (iii) combine (including by way of reverse stock split) outstanding shares of common stock into a smaller number of shares or (iv) issue by reclassification of shares of the common stock any shares of our capital stock. For example, if we were to conduct a 4-for-1 stock split such that each outstanding share became four shares of common stock, the exercise price of the warrant would be reduced to one-quarter of the exercise price in effect immediately prior to the stock split and the number of shares acquirable upon a subsequent exercise of the warrant shall be multiplied by four.

Transfer Agent and Registrar

The Transfer Agent and Registrar for our common stock is Continental Stock Transfer & Trust Company, 17 Battery Place, 8th Floor, New York, New York 10004.

Nevada Anti-Takeover Law and Charter and Bylaws Provisions

Nevada revised statutes sections 78.378 to 78.3793 provide state regulation over the acquisition of a controlling interest in certain Nevada corporations unless the articles of incorporation or bylaws of the corporation provide that the provisions of these sections do not apply. This statute currently does not apply to our Company because in order to be applicable we would have to have as shareholders a specified number of Nevada residents and we would have to do business in Nevada directly or through an affiliate.

LEGAL MATTERS

Certain legal matters in connection with the offering and the validity of the common stock offered by this prospectus was passed upon by Snell & Wilmer L.L.P., Costa Mesa, California.

EXPERTS

The consolidated financial statements of CryoPort, Inc. as of March 31, 2012 and 2011 and for the years then ended, included in this prospectus, have been audited by KMJ Corbin & Company LLP, an independent registered public accounting firm, as stated in their report appearing herein, and elsewhere in the registration statement, and have been so included in reliance upon the report of such firm given upon their authority as experts in accounting and auditing.

WHERE YOU CAN FIND MORE INFORMATION

We are required to comply with the information and periodic reporting requirements of the Exchange Act, and, in accordance with the requirements of the Exchange Act, will file periodic reports, proxy statements and other information with the SEC. These periodic reports, proxy statements and other information will be available for inspection and copying at the regional offices, public reference facilities and internet site of the SEC referred to below.

We filed with the SEC a registration statement on Form S-1 under the Securities Act for the common stock and warrants to be sold in this offering. This prospectus does not contain all of the information in the registration statement and the exhibits and schedules that were filed with the registration statement. For further information with respect to the common stock, warrants and us, we refer you to the registration statement and the exhibits and schedules that were filed with the registration statement. Statements made in this prospectus regarding the contents of any contract, agreement or other document that is filed as an exhibit to the registration statement are not necessarily complete, and we refer you to the full text of the contract or other document filed as an exhibit to the registration statement.

A copy of the registration statement and the exhibits and schedules that were filed with the registration statement may be inspected without charge at the public reference facilities maintained by the SEC, 100 F Street, Washington, DC 20549. Copies of all or any part of the registration statement may be obtained from the SEC upon payment of the prescribed fee. Information regarding the operation of the public reference rooms may be obtained by calling the SEC at 1-800-SEC-0330. The SEC maintains a website that contains reports, proxy and information statements and other information regarding registrants that file electronically with the SEC. The address of the site is http://www.sec.gov.

You can find more information about us on our website, which is located at http://www.cryoport.com.

DISCLOSURE OF COMMISSION POSITION ON INDEMNIFICATION FOR SECURITIES ACT LIABILITIES

Under the Nevada Revised Statutes and our Articles of Incorporation, as amended, our directors will have no personal liability to us or our stockholders for monetary damages incurred as the result of the breach or alleged breach by a director of his “duty of care.” This provision does not apply to the directors’ (i) acts or omissions that involve intentional misconduct or a knowing and culpable violation of law, (ii) acts or omissions that a director believes to be contrary to the best interests of the corporation or its stockholders or that involve the absence of good faith on the part of the director, (iii) approval of any transaction from which a director derives an improper personal benefit, (iv) acts or omissions that show a reckless disregard for the director’s duty to the corporation or its stockholders in circumstances in which the director was aware, or should have been aware, in the ordinary course of performing a director’s duties, of a risk of serious injury to the corporation or its stockholders, (v) acts or omissions that constituted an unexcused pattern of inattention that amounts to an abdication of the director’s duty to the corporation or its stockholders, or (vi) approval of an unlawful dividend, distribution, stock repurchase or redemption. This provision would generally absolve directors of personal liability for negligence in the performance of duties, including gross negligence.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

CRYOPORT, INC.

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors of

CryoPort, Inc.

We have audited the accompanying consolidated balance sheets of CryoPort, Inc. (the “Company”) as of March 31, 2012 and 2011, and the related consolidated statements of operations, stockholders’ equity and cash flows for the years then ended. These consolidated financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on these consolidated financial statements based on our audits.

We conducted our audits in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audits to obtain reasonable assurance about whether the consolidated financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the consolidated financial statements. The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. Our audits included consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall consolidated financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the consolidated financial position of CryoPort, Inc. at March 31, 2012 and 2011, and the results of its operations and its cash flows for the years then ended in conformity with accounting principles generally accepted in the United States of America.

The accompanying consolidated financial statements have been prepared assuming the Company will continue as a going concern. As described in Note 1 to the consolidated financial statements, the Company has incurred recurring operating losses and has had negative cash flows from operations since inception. Although the Company has working capital of $4,024,120 and cash & cash equivalents of $4,617,535 at March 31, 2012, management has estimated that cash on hand, which include proceeds from the offering received in the fourth quarter of fiscal 2012, will only be sufficient to allow the Company to continue its operations only into the fourth quarter of fiscal 2013. These matters raise substantial doubt about the Company’s ability to continue as a going concern. Management’s plans in regard to these matters are also described in Note 1. The consolidated financial statements do not include any adjustments to reflect possible future effects on the recoverability and classification of assets or the amount and classification of liabilities that may result from the outcome of this uncertainty.

/s/ KMJ Corbin & Company LLP

Costa Mesa, Califomia

June 15, 2012

CRYOPORT, INC.

CONSOLIDATED BALANCE SHEETS

	March 31,
	2012	2011
ASSETS
Current assets:
Cash and cash equivalents	$4,617,535	$9,278,443
Restricted cash	251,368	91,169
Accounts receivable, net of allowances of $5,500 in 2012 and $9,100 in 2011	146,124	55,794
Inventories	51,754	44,224
Other current assets	65,970	528,045

Total current assets	5,132,751	9,997,675
Property and equipment, net	682,021	669,580
Intangible assets, net	379,083	354,854
Deposits and other assets	19,744	9,358

Total assets	$6,213,599	$11,031,467

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable and accrued expenses	$401,399	$506,887
Accrued compensation and related expenses	235,996	402,746
Current portion of convertible debentures payable and accrued interest, net of discount of $8,843 in 2012 and $197,226 in 2011, respectively	337,902	1,979,402
Line of credit and accrued interest	—	90,388
Current portion of related party notes payable	96,000	102,000
Derivative liabilities	37,334	156,497

Total current liabilities	1,108,631	3,237,920
Related party notes payable and accrued interest, net of current portion	1,375,448	1,423,412
Convertible debentures payable, net of current portion and discount of $0 in 2012 and $8,842 in 2011, respectively	—	421,726

Total liabilities	2,484,079	5,083,058

Commitments and contingencies Stockholders’ equity:
Preferred stock, $0.001 par value, 2,500,000 shares authorized, none issued and outstanding	—	—
Common stock, $0.001 par value; 250,000,000 shares authorized; 37,760,628 and 27,504,604 shares issued and outstanding at March 31, 2012 and 2011, respectively	37,761	27,505
Additional paid-in capital	63,620,774	58,016,991
Accumulated deficit	(59,929,015)	(52,096,087)

Total stockholders’ equity	3,729,520	5,948,409

Total liabilities and stockholders’ equity	$6,213,599	$11,031,467

See accompanying notes to consolidated financial statements.

CRYOPORT, INC.

CONSOLIDATED STATEMENTS OF OPERATIONS

	Years Ended March 31,
	2012	2011
Revenues	$555,637	$475,504
Cost of revenues	1,392,460	1,302,988

Gross loss	(836,823)	(827,484)

Operating expenses:
Selling, general and administrative	6,106,006	4,320,461
Research and development	491,849	449,129

Total operating expenses	6,597,855	4,769,590

Loss from operations	(7,434,678)	(5,597,074)

Other (expense) income:
Interest income	11,940	15,571
Interest expense	(527,753)	(618,765)
Change in fair value of derivative liabilities	119,163	49,590

Total other expense, net	(396,650)	(553,604)

Loss before provision for income taxes	(7,831,328)	(6,150,678)
Provision for income taxes	1,600	1,600

Net loss	$(7,832,928)	$(6,152,278)

Net loss per common share, basic and diluted	$(0.27)	$(0.46)

Basic and diluted weighted average common shares outstanding	28,974,843	13,301,769

See accompanying notes to consolidated financial statements.

CRYOPORT, INC.

CONSOLIDATED STATEMENTS OF STOCKHOLDERS’ EQUITY

	Preferred Stock		Common Stock		Additional Paid-in Capital	Accumulated Deficit	Total Stockholders’ Equity
	Shares	Amount	Shares	Amount
Balance at April 1, 2010	—	$—	8,136,640	$8,137	$45,021,097	$(45,943,809)	$(914,575)
Issuance of common stock for conversion of convertible debentures	—	—	66,666	67	199,933	—	200,000
Reclassification of derivative liability to additional paid-in capital	—	—	—	—	128,276	—	128,276
Reduction of accrued offering costs in connection with February 2010 financing	—	—	—	—	29,067	—	29,067
Issuance of common stock for services	—	—	13,636	14	23,985	—	23,999
Exercise of warrants and options for cash	—	—	279,094	279	212,924	—	213,203
Cashless exercise of warrants	—	—	114,061	114	(114)	—	—
Issuance of units in private placement offering, net of offering costs of $1,776,605	—	—	18,894,507	18,894	11,430,665	—	11,449,559
Share-based compensation related to stock options and warrants issued to consultants, employees and directors	—	—	—	—	971,158	—	971,158
Net loss	—	—	—	—	—	(6,152,278)	(6,152,278)

Balance at March 31, 2011	—	—	27,504,604	27,505	58,016,991	(52,096,087)	5,948,409
Exercise of warrants for cash	—	—	742,380	742	570,888	—	571,630
Cashless exercise of warrants	—	—	36,090	36	(36)	—	—
Offering costs in connection with the February 2011 private placement offering	—	—	—	—	(36,543)	—	(36,543)
Estimated fair value of common stock warrants issued to convertible debenture holders	—	—	—	—	156,999	—	156,999
Issuance of units in private placement offering, net of offering costs of $572,255	—	—	9,477,554	9,478	4,630,922	—	4,640,400
Share-based compensation related to stock options and warrants issued to consultants, employees and directors	—	—	—	—	281,553	—	281,553
Net loss	—	—	—	—	—	(7,832,928)	(7,832,928)

Balance at March 31, 2012	—	$—	37,760,628	$37,761	$63,620,774	$(59,929,015)	$3,729,520

See accompanying notes to consolidated financial statements.

CRYOPORT, INC.

CONSOLIDATED STATEMENTS OF CASH FLOWS

	Years Ended March 31,
	2012	2011
OPERATING ACTIVITIES
Net loss	$(7,832,928)	$(6,152,278)
Adjustments to reconcile net loss to net cash used in operating activities:
Depreciation and amortization	343,029	245,477
Amortization of debt discount	197,225	522,041
Fair value of warrants issued to convertible debenture holders	156,999	—
Fair value of stock options and warrants issued to consultants, employees and directors	559,091	477,620
Change in fair value of derivative instruments	(119,163)	(49,590)
Loss on disposal of cryogenic shippers	8,362	6,517
Interest accrued on restricted cash	(274)	(765)
Changes in operating assets and liabilities:
Accounts receivable	(90,330)	25,242
Inventories	(7,530)	16,004
Other assets	174,151	(155,851)
Accounts payable and accrued expenses	(62,241)	(109,728)
Accrued compensation and related expenses	(166,750)	306,744
Accrued interest	60,225	57,156

Net cash used in operating activities	(6,780,134)	(4,811,411)

INVESTING ACTIVITIES
Purchases of intangible assets	(125,420)	(124,050)
Purchases of property and equipment	(262,641)	(341,400)

Net cash used in investing activities	(388,061)	(465,450)

FINANCING ACTIVITIES
Proceeds from issuance of common stock, net of cash paid for issuance costs	4,718,880	11,571,286
Repayment of convertible debentures payable	(2,273,028)	(423,372)
Repayment of deferred financing costs	(158,270)	(275,699)
Repayment of related party notes payable	(102,000)	(160,000)
Restricted cash – convertible debenture holder escrow account funds	(251,368)	—
Proceeds from release of restricted cash	91,443	—
Payment on line of credit	(90,000)	—
Proceeds from exercise of options and warrants	571,630	213,203

Net cash provided by financing activities	2,507,287	10,925,418

Net change in cash and cash equivalents	(4,660,908)	5,648,557
Cash and cash equivalents, beginning of year	9,278,443	3,629,886

Cash and cash equivalents, end of year	$4,617,535	$9,278,443

SUPPLEMENTAL DISCLOSURE OF CASH FLOW INFORMATION
Cash paid during the year for:
Interest	113,305	39,568

Income taxes	1,600	1,600

CRYOPORT, INC.

CONSOLIDATED STATEMENTS OF CASH FLOWS (CONTINUED)

	Years Ended March 31,
	2012	2011
SUPPLEMENTAL DISCLOSURE OF NON-CASH INVESTING AND FINANCING ACTIVITIES:
Offering costs in connection with equity financing included in accounts payable	$78,480	$121,727

Settlement of accounts payable with shares of common stock	$—	$23,999

Reduction of accrued offering costs in connection with February 2010 financing	$—	$29,067

Conversion of debt to common stock	$—	$200,000

Cashless exercise of warrants and stock options	$36	$114

Fair value of options issued to employee in lieu of cash bonus	$—	$216,000

Reclassification of derivative liabilities to additional paid-in capital upon fixing conversion feature and warrant price	$—	$128,276

Estimated fair value of warrants issued to related party in connection with an advisory services agreement	$—	$302,769

Reclassification of property and equipment to inventories	$—	$60,228

See accompanying notes to consolidated financial statements.

CRYOPORT, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

Note 1. Organization and Summary of Significant Accounting Policies

The Company

CryoPort, Inc. (the “Company” or “we”) is a provider of an innovative cold chain frozen shipping system dedicated to providing superior, affordable cryogenic shipping solutions that ensure the safety, status and temperature of high value, temperature sensitive materials. The Company has developed cost-effective reusable cryogenic transport containers (referred to as a “shipper”) capable of transporting biological, environmental and other temperature sensitive materials at temperatures below minus 150° Celsius. These dry vapor shippers are one of the first significant alternatives to using dry ice and achieve 10-plus day holding times compared to one to two day holding times with dry ice (assuming no re-icing during transit). The Company’s value proposition comes from both providing safe transportation and an environmentally friendly, long lasting shipper, and through its value-added services that offer a simple hassle-free solution for its customers. These value-added services include an internet-based web portal that enables the customer to conveniently initiate scheduling, shipping and tracking of the progress and status of a shipment, and provide in-transit temperature and custody transfer monitoring of the shipper. Our service also provides a fully ready charged shipper containing all freight bills, customs documents and regulatory paperwork for the entire journey of the shipper to its customers at their pick up location.

The Company’s principal focus has been the further development and commercial launch of CryoPort Express® Portal, an innovative IT solution for shipping and tracking high-value specimens through overnight shipping companies, and it’s CryoPort Express® Shipper, a dry vapor cryogenic shipper for the transport of biological and pharmaceutical materials. A dry vapor cryogenic shipper is a container that uses liquid nitrogen in dry vapor form, which is suspended inside a vacuum insulated bottle as a refrigerant, to provide storage temperatures below minus 150° Celsius. The dry vapor shipper is designed using innovative, proprietary, and patented technology which prevents spillage of liquid nitrogen and pressure build up as the liquid nitrogen evaporates. A proprietary retention system is employed to ensure that liquid nitrogen stays inside the vacuum container, even when placed upside-down or on its side as is often the case when in the custody of a shipping company. Biological specimens are stored in a specimen chamber, referred to as a “well” inside the containers and refrigeration is provided by non-hazardous cold nitrogen gas evolving from the liquid nitrogen entrapped within the retention system surrounding the well. Biological specimens transported using our cryogenic shipper can include clinical samples, diagnostics, live cell pharmaceutical products (such as cancer vaccines, semen and embryos, and infectious substances) and other items that require and/or are protected through continuous exposure to frozen or cryogenic temperatures (less than minus 150° Celsius).

The Company entered into its first strategic relationship with the global courier Federal Express Corporation (“FedEx”) on January 13, 2010 pursuant to which the Company leases to FedEx such number of its cryogenic shippers that FedEx, from time to time, orders for FedEx’s customers. Under this agreement, FedEx has the right to and shall, on a non-exclusive basis, promote market and sell transportation of the Company’s shippers and its related value-added goods and services, such as its data logger, web portal and planned CryoPort Express® Smart Pak System. On January 24, 2011 we announced that FedEx had launched its deep frozen shipping solution using our CryoPort Express® Dry Shipper. On September 2, 2010, the Company entered into an agreement with another global courier, DHL Express (USA), Inc. (“DHL”), that gives DHL life science customers direct access to the Company’s web-based order entry and tracking portal to order the CryoPort Express® Dry Shipper and receive preferred DHL shipping rates. The agreement covers DHL shipping discounts that may be used to support the Company’s customers using the CryoPort Express® shipping solution. In connection with the agreement, the Company has integrated its proprietary web portal to DHL’s tracking and billing systems to provide DHL life science customers with a seamless way of shipping their critical biological material worldwide. The IT integration with DHL was completed during the Company’s fourth quarter of fiscal year 2011.

We offer our solution to companies in the life sciences industry. These companies operate within a heavily regulated environment and as such, changing vendors and distribution practices typically require a number of steps which may include the audit of our facilities, review of our procedures, qualifying us as a vendor, and performing test shipments. This process can take several months or longer to complete prior to a company fully adopting the Cryoport Express® solution.

Going Concern

The consolidated financial statements have been prepared using the accrual method of accounting in accordance with accounting principles generally accepted in the United States of America (“U.S.”) (“GAAP”) and have been prepared on a going concern basis, which contemplates the realization of assets and the settlement of liabilities in the normal course of business. We have sustained operating losses since our inception and have used substantial amounts of working capital in our operations. Further, at March 31, 2012, we had an accumulated deficit of $(59,929,015), we had a net loss of $(7,832,928) and we used cash in operations of $(6,780,134) during the year ended March 31, 2012. These factors raise substantial doubt about our ability to continue as a going concern.

We expect to continue to incur substantial additional operating losses from costs related to the commercialization of our CryoPort Express® solution. We believe that our working capital at March 31, 2012 of approximately $4.0 million, together with the revenues generated from our services, the continued focus on cost reductions of non-sales generating costs and the net proceeds from the recent private placement in fiscal 2012, are sufficient to sustain our planned operations into the fourth quarter of 2013; however, we cannot assure you of this and we may require additional debt or equity financing in the future to maintain operations.

Future capital requirements will depend upon many factors, including the success of our commercialization efforts and the level of customer adoption of our CryoPort Express® Solution as well as our ability to establish additional collaborative arrangements. We cannot make any assurances that the sales ramp together with cost reduction measures will lead to achievement of sustained profitable operations or that any additional financing will be completed on a timely basis, on acceptable terms or at all. Management’s inability to successfully achieve significant sales increases or its cost reduction strategies, or to complete any other financing will adversely impact our ability to continue as a going concern.

Basis of Presentation

The accompanying consolidated financial statements have been prepared in accordance with GAAP.

Principles of Consolidation

The consolidated financial statements include the accounts of CryoPort, Inc. and its wholly owned subsidiary, CryoPort Systems, Inc. All intercompany accounts and transactions have been eliminated.

Use of Estimates

The preparation of consolidated financial statements in conformity with GAAP requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting periods. Actual results could differ from estimated amounts. The Company’s significant estimates include allowances for doubtful accounts and sales returns, recoverability of long-lived assets, allowance for inventory obsolescence, deferred taxes and their accompanying valuations, valuation of derivative liabilities and valuation of common stock, warrants and stock options issued for products or services.

Fair Value of Financial Instruments

The Company’s financial instruments consist of cash and cash equivalents, restricted cash, accounts receivable, related-party notes payable, a line of credit, convertible notes payable, accounts payable and accrued expenses. The carrying value for all such instruments approximates fair value at March 31, 2012 and 2011. The difference between the fair value and recorded values of the related party notes payable is not significant. The Company’s restricted cash is carried at amortized cost which approximates fair value at March 31, 2012 and 2011.

Cash and Cash Equivalents

The Company considers highly liquid investments with original maturities of 90 days or less to be cash equivalents.

Concentrations of Credit Risk

The Company maintains its cash accounts in financial institutions. Accounts at these institutions are insured by the Federal Deposit Insurance Corporation (“FDIC”) with basic deposit coverage limits up to $250,000 per owner. In addition to the basic insurance deposit coverage, the FDIC is providing temporary unlimited coverage for noninterest-bearing transaction accounts from December 31, 2010 through December 31, 2012. At March 31, 2012 and 2011, the Company had approximately $0 and $8,701,000 which exceeded the FDIC insurance limit, respectively, of cash balances, including restricted cash. The Company performs ongoing evaluations of these institutions to limit its concentration risk exposure.

Restricted cash

In conjunction with the private placement in February 2012, the Company was required to deposit $444,168 into an escrow account representing the total future principal payments due to one the convertible debenture holders (see Note 8). At March 31, 2012, $251,368 remained in escrow and will be disbursed to the note holder during the first quarter of fiscal year 2013. Previously, the Company also invested cash in a one year restricted certificate of deposit bearing interest at 1% which serves as collateral for borrowings under a line of credit agreement (see Note 6). During 2012 the Company repaid the line of credit and the previously restricted cash balances were released to the Company. At March 31, 2011, the balance in the certificate of deposit was $91,169.

Customers

The Company grants credit to customers within the U.S. and to a limited number of international customers and does not require collateral. Revenues from international customers are generally secured by advance payments except for a limited number of established foreign customers. The Company generally requires advance or credit card payments for initial revenues from new customers. The Company’s ability to collect receivables is affected by economic fluctuations in the geographic areas and industries served by the Company. Reserves for uncollectible amounts are provided based on past experience and a specific analysis of the accounts, which management believes is sufficient. Accounts receivable at March 31, 2012 and 2011 are net of reserves for doubtful accounts of approximately $5,500 and $9,100, respectively. Although the Company expects to collect amounts due, actual collections may differ from the estimated amounts.

The Company has foreign revenues primarily in Europe, Japan, Canada, India and Australia. During fiscal years 2012 and 2011, the Company had foreign revenues of approximately $301,000 and $232,000, respectively, which constituted approximately 54% and 51% of total revenues, respectively.

The majority of the Company’s customers are in the biotechnology, pharmaceutical and life science industries. Consequently, there is a concentration of receivables within these industries, which is subject to normal credit risk. At March 31, 2012, annual revenues from three customers accounted for 31% of our total revenues. At March 31, 2011 annual revenues from three customers accounted for 68% of our total revenues. The Company maintains reserves for bad debt and such losses, in the aggregate, historically have not exceeded our estimates.

Inventories

Inventories are stated at the lower of cost or current estimated market value. Cost is determined using the standard cost method which approximates the first-in, first-to-expire method. Inventories are reviewed periodically for slow-moving or obsolete status. The Company write downs the carrying value of its inventories to reflect situations in which the cost of inventories is not expected to be recovered. Once established, write-downs of inventories are considered permanent adjustments to the cost basis of the obsolete or excess inventories. Raw materials and finished goods include material costs less reserves for obsolete or excess inventories. The Company evaluates the current level of inventories considering historical trends and other factors, and based on the evaluation, records adjustments to reflect inventories at its net realizable value. These adjustments are estimates, which could vary significantly from actual results if future economic conditions, customer demand, competition or other relevant factors differ from expectations. These estimates require us to make assessments about future demand for the Company’s products in order to categorize the status of such inventories items as slow-moving, obsolete or in excess-of-need. These estimates are subject to the ongoing accuracy of the Company’s forecasts of market conditions, industry trends, competition and other factors.

Property and Equipment

The Company provides shipping containers to its customers and charges a fee in exchange for the use of the container. The Company’s arrangements are similar to the accounting standard for leases since they convey the right to use the container over a period of time. The Company retains the title to the containers and provides its customers the use of the container for a specific shipping cycle. At the culmination of the customer’s shipping cycle, the container is returned to the Company. As a result, the Company classifies the containers as fixed assets for the per-use container program.

Property and equipment are recorded at cost. Cryogenic shippers, which comprise of 84% of the Company’s net property and equipment balance at March 31, 2012 and 2011 are depreciated using the straight-line method over their estimated useful lives of three years. Equipment and furniture are depreciated using the straight-line method over their estimated useful lives (generally three to seven years) and leasehold improvements are amortized using the straight-line method over the estimated useful life of the asset or the lease term, whichever is shorter. Equipment acquired under capital leases is amortized over the estimated useful life of the assets or term of the lease, whichever is shorter and included in depreciation expense.

Betterments, renewals and extraordinary repairs that extend the lives of the assets are capitalized; other repairs and maintenance charges are expensed as incurred. The cost and related accumulated depreciation and amortization applicable to assets retired are removed from the accounts, and the gain or loss on disposition is recognized in current operations.

Intangible Assets

Intangible assets are comprised of patents and trademarks and software development costs. The Company capitalizes costs of obtaining patents and trademarks which are amortized, using the straight-line method over their estimated useful life of five years. The Company capitalizes certain costs related to software developed for internal use. Software development costs incurred during the preliminary or maintenance project stages are expensed as incurred, while costs incurred during the application development stage are capitalized and amortized using the straight-line method over the estimated useful life of the software, which is five years. Capitalized costs include purchased materials and costs of services including the valuation of warrants issued to consultants.

Long-lived Assets

If indicators of impairment exist, we assess the recoverability of the affected long-lived assets by determining whether the carrying value of such assets can be recovered through undiscounted future operating cash flows. If impairment is indicated, we measure the amount of such impairment by comparing the fair value to the carrying value. We believe the future cash flows to be received from the long-lived assets will exceed the assets’ carrying value, and accordingly, we have not recognized any impairment losses through March 31, 2012.

Deferred Financing Costs

Deferred financing costs represent costs incurred in connection with the issuance of the convertible notes payable and private equity financing. Deferred financing costs related to the issuance of debt are being amortized over the term of the financing instrument using the effective interest method while deferred financing costs from equity financings are netted against the gross proceeds received from the equity financings.

During the year ended March 31, 2012, the Company incurred $572,255 of offering costs in connection with the private placement that closed in February and March 2012, which were charged to additional paid-in capital and netted against the proceeds received in the private placements. As of March 31, 2012, offering costs of $78,480 related to the private placement were included in accounts payable and accrued expenses in the accompanying consolidated balance sheet.

During the year ended March 31, 2011, the Company incurred $465,023 of offering costs in connection with the private placement that closed in August and October 2010 and $1,311,582 of offering costs from the private placement that closed in February 2011; both of which were charged to additional paid-in capital and netted against the proceeds received in the private placements. During the year ended March 31, 2012, the Company made payments of $158,270 for offering costs and financing fees related to the February 2011 private placement of which $121,727 is included in accounts payable and accrued expenses as of March 31, 2011 in the accompanying consolidated balance sheet.

Convertible Debentures

If a conversion feature of conventional convertible debt is not accounted for as a derivative instrument and provides for a rate of conversion that is below market value, this feature is characterized as a beneficial conversion feature (“BCF”). A BCF is recorded by the Company as a debt discount. The convertible debt is recorded net of the discount related to the BCF. The Company amortizes the discount to interest expense over the life of the debt using the effective interest rate method.

Derivative Liabilities

Certain of the Company’s issued and outstanding common stock purchase warrants which have exercise price reset features are treated as derivatives for accounting purposes. The common stock purchase warrants were not issued with the intent of effectively hedging any future cash flow, fair value of any asset, liability or any net investment in a foreign operation. The warrants do not qualify for hedge accounting, and as such, all future changes in the fair value of these warrants are recognized currently in earnings until such time as the warrants are exercised, expire or the related rights have been waived. These common stock purchase warrants do not trade in an active securities market, and as such, the Company estimates the fair value of these warrants using the Black-Scholes option pricing model (“Black-Scholes”) (see Note 9).

Commitments and Contingencies

The Company is subject to routine claims and litigation incidental to our business. In the opinion of management, the resolution of such claims is not expected to have a material adverse effect on our operating results or financial position.

Income Taxes

The Company accounts for income taxes under the provision of the Financial Accounting Standards Board (“FASB”) Accounting Standards Codification (“ASC”) 740, Income Taxes, or ASC 740. The Company is a

subchapter “C” corporation and files a federal income tax return. The Company files state income tax returns in California.

Deferred tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be recovered or settled. The effect on deferred tax assets and liabilities of a change in tax rates is recognized in income in the period that includes the enactment date. A valuation allowance is provided for certain deferred tax assets if it is more likely than not that the Company will not realize tax assets through future operations. Based on the weight of available evidence, the Company’s management has determined that it is more likely than not that the net deferred tax assets will not be realized. Therefore, the Company has recorded a full valuation allowance against the net deferred tax assets. The Company’s income tax provision consists of state minimum taxes.

ASC 740, which clarifies the accounting for uncertainty in income taxes recognized in the financial statements, provides that a tax benefit from an uncertain tax position may be recognized when it is more likely than not that the position will be sustained upon examination, including resolutions of any related appeals or litigation processes, based on the technical merits. Income tax positions must meet a more likely than not recognition threshold. As of March 31, 2012 and 2011, there were no unrecognized tax benefits included in the accompanying consolidated balance sheets that would, if recognized, affect the effective tax rates. It is not anticipated that there will be a significant change in the unrecognized tax benefits over the next twelve months.

The Company’s policy is to recognize interest and/or penalties related to income tax matters in income tax expense. The Company had no accrual for interest or penalties on its consolidated balance sheets at March 31, 2012 and 2011, respectively and has not recognized interest and/or penalties in the consolidated statement of operations for the years ended March 31, 2012 and 2011. The Company is subject to taxation in the U.S. and various state jurisdictions. As of March 31, 2012, the Company is no longer subject to U.S. federal examinations for years before 2008 and for California franchise and income tax examinations for years before 2007. However, to the extent allowed by law, the taxing authorities may have the right to examine prior periods where net operating losses were generated and carried forward, and make adjustments up to the amount of the net operating loss carry forward amount. The Company is not currently under examination by U.S. federal or state jurisdictions.

Supply Concentration Risks

The component parts for our products are primarily manufactured at third party manufacturing facilities. The Company also has a warehouse at our corporate offices in Lake Forest, California, where the Company is capable of manufacturing certain parts and fully assembles its products. Most of the components that the Company uses in the manufacture of its products are available from more than one qualified supplier. For some components, however, there are relatively few alternate sources of supply and the establishment of additional or replacement suppliers may not be accomplished immediately, however, the Company has identified alternate qualified suppliers which the Company believes could replace existing suppliers. Should this occur, the Company believes that with its current level of shippers and production rate the Company has enough to cover a four to six week gap in maximum disruption of production.

There are no specific agreements with any manufacturer nor are there any long term commitments to any manufacturer. The Company believes that any of the manufactures currently used by it could be replaced within a short period of time as none have a proprietary component or a substantial capital investment specific to its products.

Revenue Recognition

The Company provides shipping containers to their customers and charges a fee in exchange for the use of the container. The Company’s arrangements are similar to the accounting standard for leases since they convey the right to use the containers over a period of time. The Company retains title to the containers and provides its customers the use of the container for a specified shipping cycle. At the culmination of the customer’s shipping cycle, the container is returned to the Company.

The Company recognizes revenue for the use of the shipper at the time of the delivery of the shipper to the end user of the enclosed materials, and at the time that collectability is reasonably certain. Revenue is based on gross net of discounts and allowances.

Accounting for Shipping and Handling Revenue, Fees and Costs

The Company classifies amounts billed for shipping and handling as revenue. Shipping and handling fees and costs are included in cost of sales in the accompanying consolidated statements of operations.

Research and Development Expenses

Expenditures relating to research and development are expensed in the period incurred. Research and development expenses to date have consisted primarily of costs associated with the continually improving the features of the CryoPort Express® System including the web based customer service portal and the CryoPort Express® Shippers. Further, these efforts are expected to lead to the introduction of shippers of varying sizes based on market requirements, constructed of lower cost materials and utilizing high volume manufacturing methods that will make it practical to provide the cryogenic packages offered by the CryoPort Express® System. Other research and development effort has been directed toward improvements to the liquid nitrogen retention system to render it more reliable in the general shipping environment and to the design of the outer packaging. Alternative phase change materials in place of liquid nitrogen may be used to increase the potential markets these shippers can serve such as ambient and 2-8°C markets.

Stock-based Compensation

The Company accounts for stock-based payments to employees and directors in accordance with stock-based payment accounting guidance which requires all stock-based payments to employees and directors, including grants of employee stock options and warrants, to be recognized based upon their fair values. The fair value of stock-based awards is estimated at grant date using Black-Scholes and the portion that is ultimately expected to vest is recognized as compensation cost over the requisite service period.

Since stock-based compensation is recognized only for those awards that are ultimately expected to vest, the Company has applied an estimated forfeiture rate to unvested awards for the purpose of calculating compensation cost. These estimates will be revised, if necessary, in future periods if actual forfeitures differ from estimates. Changes in forfeiture estimates impact compensation cost in the period in which the change in estimate occurs. The estimated forfeiture rates at March 31, 2012 and 2011 was zero as the Company has not had a significant history of forfeitures and does not expect significant forfeitures in the future.

Cash flows from the tax benefits resulting from tax deductions in excess of the compensation cost recognized for those options or warrants are classified as financing cash flows. Due to the Company’s loss position, there were no such tax benefits during years ended March 31, 2012 and 2011.

The Company uses Black-Scholes to estimate the fair value of stock-based awards. The determination of fair value using Black-Scholes is affected by its stock price as well as assumptions regarding a number of complex and subjective variables, including expected stock price volatility, risk-free interest rate, expected dividends and projected employee stock option exercise behaviors.

The Company’s stock-based compensation plans are discussed further in Note 11.

Equity Instruments Issued to Non-Employees for Acquiring Goods or Services

Issuances of the Company’s common stock for acquiring goods or services are measured at the fair value of the consideration received or the fair value of the equity instruments issued, whichever is more reliably measurable. The measurement date for the fair value of the equity instruments issued to consultants or vendors is determined at the earlier of (i) the date at which a commitment for performance to earn the equity instruments is reached (a “performance commitment” which would include a penalty considered to be of a magnitude that is a sufficiently large disincentive for nonperformance) or (ii) the date at which performance is complete. When it is appropriate for the Company to recognize the cost of a transaction during financial reporting periods prior to the measurement date, for purposes of recognition of costs during those periods, the equity instrument is measured at the then-current fair values at each of those interim financial reporting dates (see Note 12).

Basic and Diluted Loss Per Share

Basic loss per common share is computed based on the weighted average number of shares outstanding during the period. Diluted loss per share is computed by dividing net loss by the weighted average shares outstanding assuming all dilutive potential common shares were issued. In addition, in computing the dilutive effect of convertible securities, the numerator is adjusted to add back the after-tax amount of interest, if any, recognized in the period with any convertible debt. For the years ended March 31, 2012 and 2011, the Company was in a loss position and the basic and diluted loss per share are the same since the effect of stock options, warrants and convertible notes payable on loss per share was anti-dilutive and thus not included in the diluted loss per share calculation. The impact under the treasury stock method of dilutive stock options and warrants and the if-converted method of convertible debt would have resulted in weighted average common shares outstanding of approximately 34,128,000 and 16,089,000 for the years ended March 31, 2012 and 2011, respectively.

Segment Reporting

We currently operate in only one segment.

New Accounting Pronouncements

In June 2011, the FASB updated the accounting guidance on alignment of disclosures for U.S. GAAP and the International Financial Reporting Standards, or IFRS, by updating Topic 820 entitled “Amendments to Achieve Common Fair Value Measurement and Disclosure Requirements in U.S. GAAP and IFRS”, relating to presentation of fair value measurements reported in financial statements. The updated guidance requires companies to align fair value measurement and disclosure requirements between U.S. GAAP and IFRS. The updated guidance is effective beginning in our fiscal 2013 year and earlier adoption is not permitted. The adoption of this guidance is not expected to have a material impact on our financial position or results of operations.

Note 2. Inventories

Inventories consist of the following:

	March 31, 2012	March 31, 2011
Raw materials	$32,559	$37,739
Finished goods	19,195	6,485

	$51,754	$44,224

The Company’s inventories consists of accessories that are sold and shipped to customers along with pay-per-use containers and are not returned to the Company along with the containers at the culmination of the customer’s shipping cycle. Inventories are stated at the lower of standard cost or current estimated market value. Cost is determined using the standard cost method which approximates the first-in, first-to-expire method.

Note 3. Property and Equipment

Equipment and leasehold improvements and related accumulated depreciation and amortization are as follows:

	March 31,
	2012	2011
Cryogenic shippers	$882,471	$689,757
Furniture and fixtures	30,746	3,284
Machinery and equipment	377,919	355,303
Leasehold improvements	30,913	19,426

	1,322,049	1,067,770
Less accumulated depreciation and amortization	(640,028)	(398,190)

	$682,021	$669,580

The Company’s current business plan focuses on per-use leasing of shipping containers and added-value services that will be used by us to provide an end-to-end and cost-optimized shipping solutions.

Total depreciation and amortization expense related to property and equipment amounted to $241,838 and $164,316 for the years ended March 31, 2012 and 2011, respectively.

Note 4. Intangible Assets

Intangible assets are comprised of patents and trademarks and software developed for internal uses. The gross book values and accumulated amortization as of March 31, 2012 and 2011 were as follows:

	March 31,
	2012	2011
Patents and trademarks	$131,856	$91,354
Software development costs	564,049	479,131

	695,905	570,485
Less accumulated amortization	(316,822)	(215,631)

	$379,083	$354,854

Amortization expense for intangible assets for the years ended March 31, 2012 and 2011 was $101,191 and $81,161, respectively. All of the Company’s intangible assets are subject to amortization.

Years Ending March 31,	Patents and Trademarks	Software	Total Intangibles
2013	$16,634	$112,787	$129,421
2014	16,607	94,099	110,706
2015	15,560	46,236	61,796
2016	15,146	33,785	48,931
2017	15,146	13,083	28,229

	$79,093	$299,990	$379,083

Note 5. Fair Value Measurements

The Company determines the fair value of its derivative instruments using a three-level hierarchy for fair value measurements which these assets and liabilities must be grouped, based on significant levels of observable or unobservable inputs. Observable inputs reflect market data obtained from independent sources, while unobservable inputs reflect the Company’s market assumptions. This hierarchy requires the use of observable market data when available. These two types of inputs have created the following fair-value hierarchy:

Level 1 — Valuations based on unadjusted quoted market prices in active markets for identical securities. Currently the Company does not have any items classified as Level 1.

Level 2 — Valuations based on observable inputs (other than Level 1 prices), such as quoted prices for similar assets at the measurement date; quoted prices in markets that are not active; or other inputs that are observable, either directly or indirectly.

Level 3 — Valuations based on inputs that are unobservable and significant to the overall fair value measurement, and involve management judgment. The Company uses the Black-Scholes option pricing model to determine the fair value of the instruments. If the inputs used to measure fair value fall in different levels of the fair value hierarchy, a financial security’s hierarchy level is based upon the lowest level of input that is significant to the fair value measurement.

The following table presents the Company’s warrants measured at fair value on a recurring basis as of March 31, 2012 and 2011 classified using the valuation hierarchy:

	Level 3 Carrying Value March 31, 2012	Level 3 Carrying Value March 31, 2011
Derivative Liabilities	$37,334	$156,497

The following table provides a reconciliation of the beginning and ending balances for the Company’s derivative liabilities measured at fair value using Level 3 inputs:

	2012	2011
Balance at April 1,	$156,497	$334,363
Change in fair value	(119,163)	(49,590)
Reclassification of warrants to additional paid-in capital	—	(128,276)

Balance at March 31,	$37,334	$156,497

Note 6. Line of Credit

During October 2010, the Company secured a one-year renewal of the line of credit (the “Line”) for $90,000 which was secured by a $90,000 certificate of deposit with a financial institution. On August 23, 2011 the Company paid the Line balance in full. The certificate of deposit was closed and the proceeds of $91,443 were recorded as cash and cash equivalents in September 2011. All borrowings under the Line bore variable interest based on either the prime rate plus 1.5% per annum or 5.0%, whichever was higher. The Company utilized the funds advanced from the Line for capital equipment purchases to support the commercialization of the Company’s CryoPort Express® Dry Shipper. As of March 31, 2011, the outstanding balance of the Line was $90,388, including accrued interest of $388. No funds were drawn against the Line during the years ended March 31, 2012 and 2011. The Company recorded interest expense of $1,725 and $4,563 for the years ended March 31, 2012 and 2011, respectively, related to the Line.

Note 7. Related Party Transactions

Related Party Notes Payable

As of March 31, 2012 and 2011, the Company had aggregate principal balances of $747,500 and $849,500, respectively, in outstanding unsecured indebtedness owed to four related parties, including former members of the Company’s board of directors, representing working capital advances made to the Company from February 2001 through March 2005. These notes bear interest at the rate of 6% per annum and provide for aggregate monthly principal payments which began April 1, 2006 of $2,500, and which increased by an aggregate of $2,500 every nine months to a maximum of $10,000 per month. As of March 31, 2012, the aggregate principal payments totaled $8,000 per month. Any remaining unpaid principal and accrued interest is due at maturity on various dates through March 1, 2015.

Related-party interest expense under these notes was $48,036 and $57,156 for the years ended March 31, 2012 and 2011, respectively. Accrued interest related to these notes, which is included in related party notes payable in the accompanying consolidated balance sheets, amounted to $723,948 and $675,912 as of March 31, 2012 and 2011, respectively.

Scheduled maturities of related party notes payable, including accrued interest, as of March 31, 2012 are as follows:

Years Ending March 31:
2013	96,000
2014	96,000
2015	1,279,448

$1,471,448

Note Payable to Former Officer

In August 2006, Peter Berry, the Company’s former Chief Executive Officer, agreed to convert his deferred salaries to a long-term note payable. Under the terms of this note, the Company began to make monthly payments of $3,000 to Mr. Berry in January 2007. Interest of 6% per annum on the outstanding principal balance of the note began to accrue on January 1, 2008. The note and a portion of the accrued interest were paid in March 2010 and the remaining accrued interest of $11,996 was paid in full in August 2010. Interest expense related to this note was $11,996 for the year ended March 31, 2011.

Advisory Services Agreement with Former Officer

On March 7, 2011 the Company entered into a one-year Advisory Services Agreement with Marc Grossman M.D. to provide strategic business advisory services including identifying and introducing customers, advising on sales and marketing plans and providing financial advice. Dr. Grossman is a former officer of the Company and is one of the four related parties to which CryoPort has an outstanding unsecured debt obligation. For these services, Dr. Grossman was paid a fee of $125,000, which was amortized over the term of the agreement, and issued a warrant to purchase 200,000 shares of the Company’s common stock at an exercise price of $0.77 per share and vested upon issuance (see Note 12).

Consulting Agreement with Officer

On July 29, 2009, the Board of Directors of the Company appointed Ms. Catherine M. Doll, a consultant, to the offices of Chief Financial Officer, Treasurer and Assistant Corporate Secretary, which became effective on August 20, 2009. Ms. Doll resigned the offices of Chief Financial Officer, Treasurer and Assistant Corporate Secretary on June 27, 2011, effective immediately following the Company’s filing of its Form 10-K for the fiscal year ended March 31, 2011. Ms. Doll is the owner and chief executive officer of The Gilson Group, LLC. The

Gilson Group, LLC provides financial and accounting consulting services, including SEC and financial reporting, budgeting and forecasting to the Company. Related-party consulting fees for all services provided by The Gilson Group, LLC, were approximately $76,000 and $438,000 for the years ended March 31, 2012 and 2011, respectively.

Note 8. Convertible Debentures Payable

The Company’s convertible debenture principal balances are shown below:

	March 31, 2012	March 31, 2011
October 2007 Debentures	$334,168	$2,607,196
Debt discount	(8,843)	(206,068)

Total convertible debentures, net	$325,325	$2,401,128

Short-term:
Current portion of convertible debentures payable and accrued interest, net of discount of $8,843 in 2012 and $197,226 in 2011, respectively	$337,902	$1,979,402
Long-term:
Convertible debentures payable, net of current portion and discount of $0 in 2012 and $8,842 in 2011, respectively	—	421,726

Total convertible debentures, net	$337,902	$2,401,128

During the years ended March 31, 2012 and 2011, the Company recognized an aggregate of $197,225 and $522,041 in interest expense, respectively, due to amortization of debt discount related to the warrants and beneficial conversion features associated with the Company’s outstanding convertible debentures. During the year ended March 31, 2012, the Company recorded interest expense of $122,825 related to the stated interest associated with the Debentures, of which $12,577 is included in accrued interest in the accompanying consolidated balance sheet.

October 2007 and May 2008 Debentures

The Company issued convertible debentures in October 2007 (the “October 2007 Debentures”) and in May 2008 (the “May 2008 Debentures,” and together with the October 2007 Debentures, the “Debentures”). The Debentures were issued to four institutional investors and had an outstanding principal balance of $334,168 and $2,607,196 as of March 31, 2012 and 2011, respectively. In addition, in October 2007 and May 2008, the Company issued to these institutional investors warrants to purchase, as of March 31, 2012, an aggregate of 3,055,097 shares of the Company’s common stock (the “Debenture Warrants”). As collateral to secure our repayment obligations to the holders of the Debentures we have granted such holders a first priority security interest in generally all of our assets, including our intellectual property.

The October 2007 Debentures are convertible into shares of the Company’s common stock at a price of $3.00 per and share bear interest at 8% per annum. The Company has been obligated to make principal or additional interest payments since March 1, 2011 with respect to the outstanding balances of the October 2007 Debentures. The Company is making monthly principal payments of $200,000 and quarterly interest payments. The October 2007 Debentures are scheduled to be fully repaid by June 2012.

As of March 31, 2011, the May 2008 Debentures were paid in full.

Because the consummation of the private placement in February 2012 would have triggered defaults under the Company’s October 2007 Debentures, prior to the initial close of the private placement, the Company obtained a waiver from the holders of the October 2007 Debentures with respect to such defaults and their consent to the private placement. In consideration for such waiver and consent, the Company, at the initial close, issued to the holders of the October 2007 Debentures warrants to purchase an aggregate of 280,000 shares of the Company’s common stock at an exercise price of $0.69 per share. The warrants have terms identical to the warrants issued to the investors in the private placement (see Note 10).

Note 9. Derivative Liabilities

In accordance with current accounting guidance, certain of the Company’s outstanding warrants to purchase shares of common stock and embedded conversion features in convertible notes payable are treated as derivatives because these instruments have reset or ratchet provisions in the event the Company raises additional capital at a lower price, among other adjustments. As such, the fair value of these common stock purchase warrants and embedded conversion features were treated as derivative liabilities since their date of issuance or modification. Changes in fair value are recorded as non-operating, non-cash income or expense at each reporting date. If the fair value of the derivatives is higher at the subsequent balance sheet date, the Company will record a non-operating, non-cash charge. If the fair value of the derivatives is lower at the subsequent balance sheet date, the Company will record non-operating, non-cash income. As of March 31, 2012 and 2011 the Company had derivative warrant liabilities of $37,334 and $156,497, respectively.

During the year ended March 31, 2011, it was determined that the anti-dilution provisions contained in the warrants issued in connection with the private placement debentures in fiscal year 2010 were no longer afforded treatment as a derivative liability due to the equity financing in February 2010, thus the Company reclassified the derivative liability of $128,276 to additional paid-in capital.

During the years ended March 31, 2012 and 2011, the Company issued an aggregate of 10,289 and 36,371 warrants to purchase shares of the Company’s common stock, respectively, pursuant to the anti-dilution provisions contained in the warrant agreements which were previously issued to various placement agents in lieu of cash fees. On August 20, 2010, in connection with the August 2010 private placement closing, the exercise price of the warrants was reduced from $3.30 per share to $3.20 per share and the Company issued an additional 4,073 warrants. On February 4, 2011, in connection with the February 2011 private placement, the exercise price of the warrants was reduced from $3.20 per share to $2.81 per share and the Company issued an additional 18,657 warrants. On February 14, 2011, in connection with the February 2011 private placement, the exercise price of the warrants was reduced from $2.81 per share to $2.58 per share and the Company issued an additional 13,641 warrants. On February 22, February 28, and March 7, 2012, in connection with the February 2012 private placement, the Company issued an additional 6,721, 2,843 and 725 warrants respectively, and the exercise price of the warrants was reduced from $2.58 per share to $2.48 per share, $2.48 per share to $2.44 per share and $2.44 per share to $2.43 per share, respectively. Since the exercise price of the warrants is subject to additional adjustment in the event the Company issues dilutive equity securities, as described in the original warrant agreements, the warrants are accounted for as derivative liabilities.

During the years ended March 31, 2012 and 2011, the Company recognized aggregate gains of $119,163 and $49,590, respectively, due to the change in fair value of its derivative instruments. See Note 5 for the components of changes in derivative liabilities. The Company’s common stock purchase warrants do not trade in an active securities market, and as such, the Company estimated the fair value of these warrants using Black-Scholes using the following assumptions:

	March 31, 2012	March 31, 2011
Expected dividends	—	—
Expected term (in years)	2.01 – 2.81	3.01 – 4.22
Risk-free interest rate	0.33% – 0.81%	0.64% – 1.79%
Expected volatility	124% – 132%	128% – 189%

Historical volatility was computed using daily pricing observations for recent periods that correspond to the remaining term of the warrants, which had an original term of five years from the date of issuance. The expected life is based on the remaining term of the warrants. The risk-free interest rate is based on U.S. Treasury securities with a maturity corresponding to the remaining term of the warrants.

Note 10. Stockholders’ Equity

Preferred Stock

On September 22, 2011, the Company’s stockholders approved an amendment to the Company’s Amended and Restated Articles of Incorporation to authorize a class of undesignated or “blank check” preferred stock, which had previously been approved by the Company’s Board of Directors on July 19, 2011, consisting of 2,500,000 shares at $0.001 par value per share. Shares of preferred stock may be issued in one or more series, with such rights, preferences, privileges and restrictions as shall be fixed by the Company’s Board of Directors.

Common Stock

The Company’s authorized capital consists of 250,000,000 shares of common stock, $0.001 par value per share. As of March 31, 2012 and 2011, 37,760,628 and 27,504,604 shares of common stock were issued and outstanding, respectively.

Fiscal Year 2011 Activity

In April 2010, the Company issued 13,636 shares of unrestricted common stock in lieu of fees paid to various consultants for services incurred in fiscal year 2010 pursuant to the Company’s Form S-8 filed on April 27, 2010. These shares were issued at a value of $1.76 per share for a total cost of $23,999 which was included in accounts payable and accrued expenses and selling, general and administrative expense as of and for the year ended March 31, 2010.

During August 2010, the Company closed its first round of a private placement financing to institutional and accredited investors resulting in the issuance of units consisting of 4,699,550 shares of common stock and warrants to purchase 4,699,550 shares of common stock at an exercise price of $0.77 per share, for gross cash proceeds of $3,289,701 and net cash proceeds of $2,990,953. Each unit consisting of one share of common stock, together with one warrant to purchase one share of common stock, was priced at $0.70. Certain investors that had invested in the Company’s public offering that was completed on February 25, 2010 were issued additional warrants with the same terms to purchase an aggregate of 448,333 shares of common stock in connection with this private placement. The fair market value of the warrants issued to prior investors of $307,794 was based on Black-Scholes and recorded to additional paid-in capital and offset against the proceeds of the financing with no net effect on equity. In connection with the closing of this first round of financing, the Company paid a 7% fee to the placement agents of $230,279 and issued warrants to purchase 657,940 shares of the Company’s common stock, at an exercise price of $0.77, which are immediately exercisable and have a term of five years. The fair market value of the warrants issued to the placement agents of $449,938 was based on Black-Scholes and was recorded to additional paid-in capital and offset against the proceeds of the financing with no net effect on equity. The Company incurred additional legal and accounting fees of $36,207 in connection with the first round of financing.

During September 2010, the Company received a $29,067 credit for financing fees which were reclassed to additional paid-in capital during the year ended March 31, 2010, and offset against the proceeds related to the February 2010 public offering.

On October 14, 2010, the Company closed on its second round of a private placement financing of its securities to certain institutional and accredited investors that commenced in August 2010. In connection with the second closing of the private placement financing, the Company received aggregate gross proceeds of $583,001 and net cash proceeds of $416,726. The investors purchased an aggregate of 832,868 units priced at $0.70 per unit, with each unit consisting of one share of common stock and one warrant to purchase one share of common stock at an exercise price of $0.77 per share. The warrants are immediately exercisable and have a term of five years. In connection with this second round of financing, the Company paid a 7% fee to the placement agents of $40,811 and issued a warrant to purchase 116,602 shares of Common Stock at an exercise price of $0.77 per share, which are immediately exercisable and have a term of five years. The fair market value of the warrants issued to the placement agents of $85,719 was based on Black-Scholes and was recorded to additional paid-in capital and offset against the proceeds of the financing with no net effect on equity. The Company incurred additional legal and accounting fees of $122,964 in connection with the second round of financing.

Pursuant to the Registration Rights Agreement, on October 19, 2010, the Company filed a registration statement on Form S-1 with the Securities and Exchange Commission (“SEC”) registering the resale of the 12,287,711 shares of common stock issued to the investors that participated in both the first closing of the private placement during August 2010 and the second closing of the private placement during October 2010, and the shares of common stock underlying the warrants issued to the investors and placement agents in both closings. The registration statement was declared effective by the SEC on December 29, 2010.

During January 2011, the holders of the October 2007 Debentures converted $200,000 principal into 66,666 shares of the Company’s common stock at a conversion price of $3.00 per share per the terms of the Debentures.

On February 4, 2011, the Company consummated the first closing of a private placement to accredited investors resulting in the issuance of units consisting of 6,335,318 shares of common stock and warrants to purchase 6,335,318 shares of common stock at an exercise price of $0.77, for gross cash proceeds of $4,434,722. On February 14, 2011, the Company completed the second closing of this same private placement resulting in the issuance of units consisting of 7,026,771 shares of common stock and warrants to purchase 7,026,771 shares of common stock at an exercise price of $0.77, for gross cash proceeds of $4,918,740. In both closings, each unit consisting of one share, together with one warrant to purchase one share, was priced at $0.70 for aggregate gross proceeds of $9,353,462. Aggregate net proceeds which reflect placement agent fees, legal and accounting fees were $8,041,880. In addition, as part of the compensation to the selling agents, warrants to purchase 2,393,826 shares of common stock were issued to the agents. The warrants issued to the investors and selling agents are immediately exercisable and have a term of five years. The fair market value of the warrants issued to the placement agents of $2,153,397 was based on Black-Scholes and was recorded to additional paid-in capital and offset against the proceeds of the financing with no net effect on equity. The Company was obligated to file a registration statement with the SEC registering the resale of the shares of common stock issued to the investors and the shares of common stock underlying the warrants issued to the investors within ninety (90) days following the close of the transaction.

Pursuant to the Registration Rights Agreement, on April 22, 2011, the Company filed a registration statement on Form S-1 with the SEC registering the resale of 40,943,178 shares of common stock issued to the investors that participated in the February 2011 private placement, the private placement which occurred during August 2010 and October 2010, the shares of common stock underlying the warrants issued to the investors and placement agents in both private placements and the underlying shares of common stock which will be issued upon exercise of the publicly traded warrants that were issued as part of the public offering of units the occurred in February 2010.

During the year ended March 31, 2011, the Company reclassified $128,276 of derivative liability related to the private placement warrants issued in fiscal year 2010 to additional paid-in capital (see Note 9).

During the year ended March 31, 2011, the Company issued 274,500 shares of common stock upon the exercise of warrants at an exercise price of $0.77 per share and 4,594 shares of common stock upon the exercise of options at an exercise price of $0.40 per share.

During the year ended March 31, 2011, the Company issued 114,061 shares of common stock upon the cashless exercise of a total of 209,525 warrants at an exercise price of $0.77 per share.

During the year ended March 31, 2011, stock options to purchase 362,232 shares of the Company’s common stock were issued to the Company’s former Chief Executive Officer in lieu of a cash bonus of $216,000 for fiscal year 2010. As of and for the year ended March 31, 2010, this bonus was included in accrued compensation and related expenses and selling, general and administrative expenses.

Fiscal Year 2012 Activity

In February and March 2012, the Company conducted a private placement of units totaling 9,477,554 at a purchase price of $0.55 per unit (the “February 2012 Private Placement”) for total proceeds of $4,640,400, net of offering costs of $572,255. Each unit consisted of one share of common stock and one warrant to purchase one share of common stock at an exercise price of $0.69 per share. Each warrant is fully exercisable six months from the date of issuance for a period of five years from the date of issuance. All units were purchased by accredited or institutional investors under three closings; first closing of 6,795,572 units on February 22, 2012, second closing of 2,032,937 units on February 28, 2012 and a third closing of 649,045 units on March 7, 2012.

Craig-Hallum Capital Group LLC acted as the lead placement agent, and Emergent Financial Group, Inc. and Maxim Group LLC served as co-placement agents in this transaction and received, in the aggregate, commissions of $450,245, plus reimbursement of out-of-pocket expenses of $43,530, and 248,375 warrants to purchase shares of the Company’s common stock at an exercise price of $0.69 per share. The warrants have terms identical to the warrants issued to the investors in the February 2012 Private Placement. The fair value of the warrants issued to the placement agents of $152,579 was based on Black-Scholes and was recorded to additional paid-in capital and offset against the proceeds of the financing with no net effect on equity. The Company also incurred $78,480 of issuance costs including legal, accounting and printer fees related to this transaction. The placement agent expenses and issuance costs have been offset against the proceeds of the financing.

Because the consummation of the February 2012 Private Placement would have triggered defaults under the Company’s October 2007 Debentures, prior to the initial close of the February 2012 Private Placement, the Company obtained a waiver from the holders of the October 2007 Debentures with respect to such defaults and their consent to the February 2012 Private Placement. In consideration for such waiver and consent, the Company, at the initial close, issued to the holders of the October 2007 Debentures warrants to purchase an aggregate of 280,000 shares of the Company’s common stock at an exercise price of $0.69 per share. The warrants have terms identical to the warrants issued to the investors in the February 2012 Private Placement. The fair value of the warrants issued to the convertible debenture holders of $156,999 was based on Black-Scholes and was recorded to additional paid-in capital and interest expense in the accompanying consolidated statement of operations.

During the year ended March 31, 2012, the Company received cash proceeds of $571,630 from the exercise of warrants to purchase 742,380 shares of the Company’s common stock at an average exercise price of $0.77 per share.

During the year ended March 31, 2012, the Company issued 36,090 shares of common stock upon the cashless exercise of a total of 85,714 warrants at an exercise price of $0.77 per share.

Warrants

A summary of the Company’s warrant activity (other than those warrants issued to the Company’s employees, officers, directors and related consultants presented in Note 11 below) and related information during the 2012 fiscal year follows:

	Number of Shares	Weighted- Average Exercise Price	Remaining Contractual Life (Years)	Aggregate Intrinsic Value
Outstanding at April 1, 2011	27,509,814	$1.27		$
Granted	10,184,562	$0.69
Exercised	(778,470)	$0.77			434,266
Forfeited	(49,624)	$0.77
Expired	(34,634)	$2.61

Outstanding at March 31, 2012	36,831,648	$1.12	3.92		$—

Exercisable	26,693,349	$1.29	3.54		$—

The following summary information reflects outstanding warrants to purchase shares of the Company’s common stock as of March 31, 2012 and other related details:

	Warrants Outstanding
Year of Grant (as of March 31)	Exercise Price	Number Outstanding	Remaining Contractual Life (Years)
2008	$3.30 – $10.10	1,752,257	2.72
2009	$2.81 – $ 8.50	659,881	2.64
2010	$1.91 – $ 5.10	2,769,219	2.80
2011	$0.77 – $ 2.43	21,465,729	3.73
2012	$0.69 – $ 1.38	10,184,562	4.80

		36,831,648

Note 11. Stock Compensation Plan

Plan Descriptions

The Company maintains three stock incentive plans, the 2002 Stock Incentive Plan (the “2002 Plan”), the 2009 Stock Incentive Plan (the “2009 Plan”) and the 2011 Stock Incentive Plan (the “2011 Plan”). The 2002 Plan provides for grants of incentive stock options and nonqualified options to employees, directors and consultants of the Company to purchase the Company’s shares at the fair value, as determined by management and the board of directors, of such shares on the grant date. The options are subject to various vesting conditions and generally vest over a three-year period beginning on the grant date and have seven to ten-year term. The 2002 Plan also provides for the granting of restricted shares of common stock subject to vesting requirements. The Company is authorized to issue up to 500,000 shares under this plan and has 268,750 shares available for future issuances as of March 31, 2012.

On October 9, 2009, the Company’s stockholders approved and adopted the 2009 Plan, which had previously been approved by the Company’s Board of Directors on August 31, 2009. The 2009 Plan provides for the grant of incentive stock options, nonqualified stock options, restricted stock rights, restricted stock, performance share units, performance shares, performance cash awards, stock appreciation rights, and stock grant awards (collectively, “Awards”) to employees, officers, non-employee directors, consultants and independent contractors of the Company. The 2009 Plan also permits the grant of awards that qualify for the “performance-based compensation” exception to the $1,000,000 limitation on the deduction of compensation imposed by Section 162(m) of the Internal Revenue Code. A total of 1,200,000 shares of the Company’s common stock are authorized for the granting of Awards under the 2009 Plan. The number of shares available for future Awards, as well as the terms of outstanding Awards, is subject to adjustment as provided in the 2009 Plan for stock splits, stock dividends, recapitalizations and other similar events. Awards may be granted under the 2009 Plan until the sooner of October 9, 2019 or until all shares available for Awards under the 2009 Plan have been purchased or acquired. The Company is authorized to issue up to 1,200,000 shares under this plan and as of March 31, 2012, the Company has 23,491 shares available for future Awards under the 2009 Plan.

On September 22, 2011, the Company’s stockholders approved and adopted the 2011 Plan, which had previously been approved by the Company’s Board of Directors on July 19, 2011. The 2011 Plan provides for the grant of Awards to employees, officers, non-employee directors and consultants of the Company. The Company’s Compensation Committee has the authority to determine the type of Award as well as the amount, terms and conditions of each Award under the 2011 Plan, subject to the limitations and other provisions of the 2011 Plan. A total of 2,300,000 shares of the Company’s common stock are authorized for the granting of Awards under the 2011 Plan. The number of shares available for Awards, as well as the terms of outstanding Awards, is subject to adjustment as provided in the 2011 Plan for stock splits, stock dividends, recapitalizations and other similar events. Awards may be granted under the 2011 Plan until September 21, 2021 or until all shares available for Awards under the 2011 Plan have been purchased or acquired unless the stockholders of the Company vote to approve an extension of the 2011 Plan prior to such expiration date. As of March 31, 2012, the Company has 2,293,527 shares available for future Awards under the 2011 Plan.

In addition to the stock options issued pursuant to the Company’s three stock incentive plans, the Company has granted warrants to employees, officers, non-employee directors, consultants and independent contractors. The warrants are generally not subject to vesting requirements and have ten-year terms.

As of March 31, 2012, a total of 185,787, 1,162,873 and 6,473 shares of common stock were reserved for issuance upon exercise of outstanding stock options under the 2002, 2009 and 2011 Stock Plans, respectively, and a total of 312,855 shares of common stock were reserved for issuance upon exercise of outstanding warrants. A summary of the Company’s employee and director stock option and warrant activity and related information during the 2012 fiscal year follows:

	Number of Shares	Weighted- Average Exercise Price	Remaining Contractual Life	Aggregate Intrinsic Value
Outstanding at April 1, 2011	1,525,896	$2.65
Granted	450,000	$1.27
Exercised	—	$—
Canceled	(307,908)	$1.53

Outstanding and expected to vest at March 31, 2012	1,667,988	$2.48	6.99	$3,716

Exercisable at March 31, 2012	1,242,978	$3.03	6.36	$3,716

The following summary information reflects stock options and warrants outstanding, vesting and related details as of March 31, 2012:

		Stock Options and Warrants Outstanding
Year of Grant (as of March 31)	Exercise Price	Number Outstanding	Remaining Contractual Life (Years)	Vested and Exercisable
2003	$10.00	5,000	0.67	5,000
2004	$6.00	20,000	1.50	20,000
2005	$0.40 – $6.00	22,200	2.33	22,200
2007	$2.80 – $10.00	111,335	4.44	111,335
2008	$7.50 – $10.80	88,780	5.57	88,780
2009	$5.10 – $10.50	91,740	3.87	91,740
2010	$4.30 – $8.30	101,601	5.06	101,601
2011	$0.61 – $1.89	1,027,332	7.64	778,130
2012	$0.86 – $1.45	200,000	9.27	24,192

		1,667,988		1,242,978

The Company uses Black-Scholes to recognize the value of stock-based compensation expense for all stock-based payment awards. Determining the appropriate fair-value model and calculating the fair value of stock-based awards at the grant date requires considerable judgment, including estimating stock price volatility, expected option life and forfeiture rates. The Company develops estimates based on historical data and market information, which can change significantly over time. Black-Scholes requires the Company to make several key judgments including:

•

The expected option term reflects the application of the simplified method set out in Staff Accounting Bulletin No. 107 Share-Based Payment (SAB 107), which was issued in March 2005. In December 2007, the SEC released SAB 110, which extends the use of the “simplified” method, under certain circumstances, in developing an estimate of expected term of “plain vanilla” share options. Accordingly, the Company has utilized the average of the contractual term of the options and the weighted average vesting period for all options and warrants to calculate the expected option term.

•	Estimated volatility also reflects the historical volatility pattern of the Company’s share price.

•	The dividend yield is based on the Company’s historical pattern of dividends as well as expected dividend patterns.

•	The risk-free rate is based on the implied yield of U.S. Treasury notes as of the grant date with a remaining term approximately equal to the expected term.

•

Estimated forfeiture rate of 0% per year is based on the Company’s historical forfeiture activity of unvested stock options. The Company used the following assumptions for stock options and warrants granted during the years ended March 31, 2012 and 2011:

Years Ended March 31,
	2012	2011
Risk-free interest rate	1.15% – 2.87%	0.77% – 3.32%
Expected volatility	164% – 173%	142% – 179%
Expected life (in years)	5.91 – 7.44	3.50 – 6.48
Expected dividend yield	N/A	N/A

For the years ended March 31, 2012 and 2011, the weighted-average fair value of the Company’s stock option and warrant grants are as follows:

Grant Year	Granted	Weighted Average Fair Value of Options and Warrants
March 31, 2012	450,000	$1.24
March 31, 2011	1,296,832	$0.69

There were 450,000 stock options granted to employees and directors during the year ended March 31, 2012, and 1,296,832 stock options granted to employees and directors during the year ended March 31, 2011. In connection with the options granted and the vesting of prior options and warrants issued to employees and directors, during the years ended March 31, 2012 and 2011, the Company recorded total charges of $262,844 and $396,696, respectively, which have been included in selling, general and administrative expenses in the accompanying consolidated statements of operations. The Company issues new shares from its authorized shares upon exercise of warrants or options.

As of March 31, 2012, there was $306,600 of total unrecognized compensation cost, related to non-vested stock options, which is expected to be recognized over a remaining weighted average vesting period of 2.35 years.

There were no employee or director stock options and warrants exercised during the year ended March 31, 2012. The aggregate intrinsic value of stock options and warrants exercised during the year ended March 31, 2011 was $4,594.

Note 12. Equity Instruments Issued to Non-Employees for Acquiring Goods or Services

During December 2011, the Company issued a warrant to purchase 155,844 shares of the Company’s common stock at an exercise price of $0.77 per share and a five year life to a consultant for services to be rendered over two years. The Company recognized $16,112 in expense related to this warrant for the year ended March 31, 2012.

During July 2011, the Company issued a warrant to purchase 10,000 shares of the Company’s common stock at an exercise price of $1.20 per share and a five year life to a consultant for services to be rendered within one year. The Company recognized $8,297 in expense related to this warrant for the year ended March 31, 2012.

During April 2011, the Company issued a warrant to purchase 2,500 shares of the Company’s common stock at an exercise price of $1.38 per share and a five year life to a consultant for services to be rendered over three years. The Company recognized $966 in expense related to this warrant for the year ended March 31, 2012.

On March 7, 2011, the Company entered into an Advisory Services Agreement with Marc Grossman M.D. to provide strategic business advice for which he was issued a fully-vested warrant to purchase 200,000 shares of the Company’s common stock at an exercise price of $0.77 per share, in addition to a fee of $125,000. The fair value of this warrant was $302,769 as calculated using Black-Scholes and was recorded as an other current asset. For the years ended March 31, 2012 and 2011, the Company recognized $277,538 and $25,231, respectively, in expense related to this warrant and is included in selling, general and administrative in the accompanying consolidated statements of operations. As of March 31, 2012 and 2011 the remaining amount of $0 and $277,538, respectively, is included in other current assets in the accompanying consolidated balance sheets.

On May 10, 2010, the Company issued warrants to purchase an aggregate of 40,000 shares of the Company’s common stock at an exercise price of $1.89 per share and a five year life to a consultant for services rendered through June 2011. The warrants vested as to 20,000 shares of common stock upon issuance with a fair value of $36,090 and as to 20,000 shares of common stock upon attainment of certain deliverables and were valued accordingly at each interim reporting date until the deliverables were completed on June 8, 2011. Upon completion of the deliverable, the fair value was $12,937 which resulted in the Company reversing $6,666 in expense previously recorded in fiscal 2011. The Company recognized an aggregate of $55,693 in expense related to these warrants for the year ended March 31, 2011 and is included in selling, general and administrative expenses in the accompanying consolidated statement of operations.

Note 13. Commitments and Contingencies

Lease Commitments

We currently lease two facilities, with approximately 11,900 square feet of corporate, research and development, and warehouse facilities, located in Lake Forest, California (“Lake Forest Facility”) and approximately 4,100 square feet of corporate facilities located in San Diego, California (“San Diego Facility”). In June 2010, the Company entered into a third amendment to the Lake Forest Facility lease and extended the lease for sixty months commencing July 1, 2010 with a right to cancel the lease with a minimum of 120 day written notice at any time after December 31, 2012 and adjusted the base lease payments to a range over the life of the agreement of $7,010 per month to $8,911 per month, plus operating expenses. On April 11, 2011, the Company entered into an office service agreement with Regis Management Group, LLC (Lessor) for six (6) executive offices in San Diego which the Company terminated effective December 31, 2011. Aggregate base lease payments for these offices were approximately $9,250 per month. On November 28, 2011, the Company entered into a lease agreement for the San Diego Facility for a thirty six month period ending December 31, 2014. Base lease payments range over the life of the agreement of $8,621 per month to $9,442 per month, plus operating expenses.

Total rental expense was approximately $235,000 and $170,000 for the years ended March 31, 2012 and 2011, respectively.

Future annual minimum payments under operating leases are as follows:

Years Ending March 31:
2013	$187,443
2014	212,949
2015	192,966
2016	26,733
2017	—

$620,091

Consulting and Engineering Services

Effective November 1, 2010, the Company entered into a Second Amendment to Master Consulting and Engineering Services Agreement (the “Second Amendment”) with KLATU Networks, LLC (“KLATU”), which amended the Master Consulting and Engineering Services Agreement between the parties dated as of October 9, 2007 (the “Agreement”), as amended by the First Amendment to Master Consulting and Engineering Services Agreement between the parties dated as of April 23, 2009. The parties entered into the Second Amendment to clarify their mutual intent and understanding that all license rights granted to the Company under the Agreement, as amended, shall survive any termination or expiration of the Agreement. In addition, in recognition that the Company has paid KLATU less than the market rate for comparable services, the Second Amendment provides that if the Company terminates the Agreement without cause, which the Company has no intention of doing, or liquidates, KLATU shall be entitled to receive additional consideration for its services provided from the commencement of the Agreement through such date of termination, which additional compensation shall not be less than $2 million plus two times the “cost of work” (as defined in the Agreement). Any such additional compensation would be payable in three equal installments within 12 months following the date the amount of such additional compensation is determined.

The Master Consulting and Engineering Services Agreement dated October 9, 2007, as amended on April 23, 2009 and November 1, 2010, between CryoPort, Inc. and KLATU Networks, LLC provides a framework for KLATU to provide services to CryoPort. The agreement provides for one year terms ending on December 31 of each year, but it automatically renews for one year periods unless otherwise terminated. CryoPort can terminate the agreement upon 30 days notice. If CryoPort terminates the agreement, it has to pay KLATU a termination fee that will not be less than $2,000,000 plus two times the cost of work (as defined in the agreement) performed by KLATU under the agreement. Consulting fees for services provided by KLATU were $494,408 and $464,458 for the years ended March 31, 2012 and 2011, respectively.

Litigation

The Company may become a party to product litigation in the normal course of business. The Company accrues for open claims based on its historical experience and available insurance coverage. In the opinion of management, there are no legal matters involving the Company that would have a material adverse effect upon the Company’s financial condition or results of operations.

Indemnities and Guarantees

The Company has made certain indemnities and guarantees, under which it may be required to make payments to a guaranteed or indemnified party, in relation to certain actions or transactions. The guarantees and indemnities do not provide for any limitation of the maximum potential future payments the Company could be obligated to make. Historically, the Company has not been obligated nor incurred any payments for these obligations and, therefore, no liabilities have been recorded for these indemnities and guarantees in the accompanying consolidated balance sheets.

The Company indemnifies its directors, officers, employees and agents, as permitted under the laws of the States of California and Nevada. In connection with its facility leases, the Company has indemnified its lessors for certain claims arising from the use of the facilities. The duration of the guarantees and indemnities varies, and is generally tied to the life of the agreement.

In connection with the Company’s agreement with FedEx pursuant to which the Company leases to FedEx its cryogenic shippers, the Company has agreed to indemnify and hold harmless FedEx, its directors, officers, employees and agents from and against any and all claims, demands, causes of action, losses, damages, judgments, injuries and liabilities, including payment of attorney’s fees. In addition, the Company has agreed to indemnify, defend and hold harmless FedEx, its Affiliates (including the corporate patent company), directors, officers, employees and agents from and against any and all Claims by third parties based on an allegation that the use of the Company’s shippers infringes on any United States or foreign intellectual property right of such third parties, including any potential royalty payments and other costs and damages, reasonable attorneys’ fees and out-of-pocket expenses reasonably incurred by FedEx. The duration of these indemnities survive the termination or expiration of the agreement.

Note 14. Income Taxes

Significant components of the Company’s deferred tax assets as of March 31, 2012 and 2011 are shown below:

	2012	2011
Deferred tax asset:
Net operating loss carryforward	$11,536,000	$8,661,000
Research credits	32,000	28,000
Expenses recognized for granting of options and warrants	1,046,000	927,000
Accrued expenses and reserves	(25,000)	41,000
Valuation allowance	(12,589,000)	(9,657,000)

	$—	$—

Based on the weight of available evidence, the Company’s management has determined that it is more likely than not that the net deferred tax assets will not be realized. Therefore, the Company has recorded a full valuation allowance against the net deferred tax assets. The Company’s income tax provision consists of state minimum taxes.

The income tax provision differs from that computed using the federal statutory rate applied to income before taxes as follows:

	2012	2011
Computed tax benefit at federal statutory rate	$(2,662,000)	$(2,091,000)
State tax, net of federal benefit	(426,000)	(307,000)
Warrant MTM Adjustment	(41,000)	(17,000)
Interest Expense	163,000	203,000
Permanent items and other	35,600	4,422,600
Valuation allowance	2,932,000	(2,209,000)

	$1,600	$1,600

At March 31, 2012, the Company has federal and state net operating loss carryforwards of approximately $29,044,000 and $28,452,000 which will begin to expire in 2020 and 2012, respectively, unless previously utilized. At March 31, 2012, the Company has federal and California research and development tax credits of approximately $16,000 and $15,000, respectively. The federal research tax credit begins to expire in 2026 unless previously utilized and the California research tax credit has no expiration date.

Utilization of the net operating loss and research and development carryforwards might be subject to a substantial annual limitation due to ownership change limitations that may have occurred or that could occur in the future, as required by Section 382 of the Internal Revenue Code of 1986, as amended (the “Code”), as well as similar state and foreign provisions. These ownership changes may limit the amount of NOL and R&D credit carryforwards that can be utilized annually to offset future taxable income and tax, respectively. In general, an “ownership change” as defined by Section 382 of the Code results from a transaction or series of transactions over a three-year period resulting in an ownership change of more than 50 percentage points of the outstanding stock of a company by certain stockholders or public groups. Since the Company’s formation, the Company has raised capital through the issuance of capital stock on several occasions which, combined with the purchasing stockholders’ subsequent disposition of those shares, may have resulted in such an ownership change, or could result in an ownership change in the future upon subsequent disposition.

The Company has not completed a study to assess whether an ownership change has occurred. If the Company has experienced an ownership change, utilization of the NOL or R&D credit carryforwards would be subject to an annual limitation under Section 382 of the Code, which is determined by first multiplying the value of the Company’s stock at the time of the ownership change by the applicable long-term, tax-exempt rate, and then could be subject to additional adjustments, as required. Any limitation may result in expiration of a portion of the NOL or R&D credit carryforwards before utilization. Further, until a study is completed and any limitation is known, no amounts are being considered as an uncertain tax position or disclosed as an unrecognized tax benefit. Due to the existence of the valuation allowance, future changes in the Company’s unrecognized tax benefits will not impact its effective tax rate. Any carryforwards that will expire prior to utilization as a result of such limitations will be removed from deferred tax assets with a corresponding reduction of the valuation allowance.

Note 15. Quarterly Results of Operations (unaudited)

The following table sets forth a summary of our unaudited quarterly operating results for each of the last eight quarters in the period ended March 31, 2012. This data has been derived from our unaudited consolidated interim financial statements which, in our opinion, have been prepared on substantially the same basis as the audited consolidated financial statements contained elsewhere in this report and include all normal recurring adjustments necessary for a fair presentation of the financial information for the periods presented. These unaudited quarterly results should be read in conjunction with our consolidated financial statements and notes thereto included elsewhere in this report. The operating results in any quarter are not necessarily indicative of the results that may be expected for any future period (in thousands except earnings per share).

	Quarter Ended
	Mar. 31, 2012	Dec. 31, 2011	Sept. 30, 2011	June 30, 2011	Mar. 31, 2011	Dec. 31, 2010	Sept. 30, 2010	June 30, 2010
				unaudited
Revenues:	$177	$144	$111	$124	$100	$100	$124	$152

Cost of revenues	330	345	364	355	274	257	378	395

Gross loss	(153)	(201)	(253)	(231)	(174)	(157)	(254)	(243)

Research and development	145	121	125	101	107	105	115	122
Selling, general and administrative	1,173	1,740	1,564	1,628	1,182	1,081	1,114	943

Total operating expenses	1,318	1,861	1,689	1,729	1,289	1,186	1,229	1,065

Loss from operations	(1,471)	(2,062)	(1,942)	(1,960)	(1,463)	(1,343)	(1,483)	(1,308)
Other expense, net	(198)	(18)	(88)	(92)	(394)	(114)	(27)	(19)

Loss before income taxes	(1,669)	(2,080)	(2,030)	(2,052)	(1,857)	(1,457)	(1,510)	(1,327)
Income taxes	—	—	—	2	—	—	—	2

Net loss	$(1,669)	$(2,080)	$(2,030)	$(2,054)	$(1,857)	$(1,457)	$(1,510)	$(1,329)

Net loss per common share: Basic	(0.06)	(0.07)	(0.07)	(0.07)	(0.09)	(0.11)	(0.15)	(0.16)

Weighted average common shares outstanding:
Basic	32,014	28,247	27,967	27,690	21,346	13,565	10,269	8,146

Diluted	32,014	28,247	27,967	27,690	21,346	13,565	10,269	8,146

Note 16. Subsequent Events

Effective April 5, 2012, Larry G. Stambaugh resigned as the Chief Executive Officer and Chairman of the Board of the Company and as a member of the Company’s Board of Directors. The Company also entered into a Separation Agreement and General Release of All Claims (the “Release Agreement”) with Mr. Stambaugh on April 5, 2012, that governs the terms of his departure and that provided for a mutual release between the Company and Mr. Stambaugh and for the following:

• The Company to pay Mr. Stambaugh a severance amount equal to $180,000 in a lump sum within ten (10) days after receipt of the Release Agreement; and

•

The exercise period of the two stock options granted to Mr. Stambaugh on September 10, 2010, with exercise prices of $0.66 per share, was extended for a period of five (5) years from April 5, 2012 as to those underlying shares of common stock vested as of April 5, 2012, which amount to 362,232 and 210,000 shares of the Company’s common stock, respectively.

55,705,100 Shares

CRYOPORT, INC.

PROSPECTUS

Until                     , 2012 (25 days after the commencement of this offering), all dealers that buy, sell or trade shares of our common stock, whether or not participating in this offering, may be required to deliver a prospectus. This delivery requirement is in addition to the obligation of dealers to deliver a prospectus when acting as underwriters and with respect to their unsold allotments or subscriptions.

You should rely only on the information contained or incorporated by reference to this prospectus in deciding whether to purchase our common stock. We have not authorized anyone to provide you with information different from that contained or incorporated by reference to this prospectus. Under no circumstances should the delivery to you of this prospectus or any sale made pursuant to this prospectus create any implication that the information contained in this prospectus is correct as of any time after the date of this prospectus. To the extent that any facts or events arising after the date of this prospectus, individually or in the aggregate, represent a fundamental change in the information presented in this prospectus, this prospectus will be updated to the extent required by law.

The date of this prospectus is                     , 2012.

PART II

INFORMATION NOT REQUIRED IN THE PROSPECTUS

ITEM 13.	OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION

The following table sets forth an estimate of the costs and expenses payable by us in connection with the offering described in this registration statement. All of the amounts shown are estimates except the SEC registration fee:

SEC Registration Fee	$1,569.45
Accounting Fees and Expenses	$10,000.00	*
Printing and Engraving Expenses	$10,000.00	*
Blue Sky Filing Fees	$20,000.00	*
Legal Fees and Expenses	$30,000.00	*
Miscellaneous	$15,000.00	*

Total	$86,569.45

*	Estimated

ITEM 14.	INDEMNIFICATION OF OFFICERS AND DIRECTORS

Under the Nevada Revised Statutes and our Amended and Restated Articles of Incorporation, as amended, our directors will have no personal liability to us or our stockholders for monetary damages incurred as the result of the breach or alleged breach by a director of his “duty of care.” This provision does not apply to the directors’ (i) acts or omissions that involve intentional misconduct or a knowing and culpable violation of law, (ii) acts or omissions that a director believes to be contrary to the best interests of the corporation or its stockholders or that involve the absence of good faith on the part of the director, (iii) approval of any transaction from which a director derives an improper personal benefit, (iv) acts or omissions that show a reckless disregard for the director’s duty to the corporation or its stockholders in circumstances in which the director was aware, or should have been aware, in the ordinary course of performing a director’s duties, of a risk of serious injury to the corporation or its stockholders, (v) acts or omissions that constituted an unexcused pattern of inattention that amounts to an abdication of the director’s duty to the corporation or its stockholders, or (vi) approval of an unlawful dividend, distribution, stock repurchase or redemption. This provision would generally absolve directors of personal liability for negligence in the performance of duties, including gross negligence.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

ITEM 15.	RECENT SALES OF UNREGISTERED SECURITIES

The following is a summary of transactions by CryoPort during the past three years involving the issuance and sale of CryoPort’s securities that were not registered under the Securities Act. Unless otherwise indicated, the issuance of the securities in the transactions below were deemed to be exempt from registration under the

Securities Act by virtue of the exemption under Section 4(2) of the Securities Act as a transaction by an issuer not involving a public offering, or by virtue of the exemption under Rule 506 of the Securities Act and Regulation D promulgated thereunder.

In February and March 2012, the Company conducted a private placement pursuant to which the Company sold and issued an aggregate of 9,477,554 shares of common stock at a price of $0.55 per share and common stock purchase warrants to acquire 9,477,554 shares of common stock at an exercise price of $0.69 per share for gross proceeds of $5,212,655. The Company also issued warrants to purchase an aggregate of 280,000 shares of the Company’s common stock at an exercise price of $0.69 per share to our convertible note holders in connection with a consent and waiver with respect to defaults that would have been triggered by this private placement.

During the quarter ended December 31, 2011, the Company issued 150,000 shares of common stock to two accredited investors upon their cash exercise of warrants issued in conjunction with a private placement financing completed during the previous fiscal year. We received an aggregate of $115,500 from the exercise of such warrants.

On December 5, 2011, the Company issued a warrant to purchase 155,844 shares of the Company’s common stock at an exercise price of $0.77 to a consultant for services to be rendered over two years. The Company recognized $3,947 in expense related to these warrants for the three and nine months ended December 31, 2011.

During the quarter ended September 30, 2011, the Company issued 420,952 shares of common stock to five accredited investors upon their cash exercise of warrants issued in conjunction with a private placement financing completed during the previous fiscal year. We received an aggregate of $324,133 from the exercise of such warrants.

On July 1, 2011, the Company issued a warrant to purchase 10,000 shares of the Company’s common stock at an exercise price of $1.20 to a consultant for services to be rendered over three years. The Company recognized $8,297 in expense related to these warrants for the three and six months ended September 30, 2011.

During the quarter ended June 30, 2011, the Company issued 207,518 shares of common stock to certain accredited investors reflecting the exercise of warrants issued in conjunction with a private placement financing completed during the previous fiscal year.

On April 14, 2011, the Company issued a warrant to purchase 2,500 shares of the Company’s common stock at an exercise price of $1.38 to a consultant for services to be rendered over three years. The Company recognized $237 in expense related to these warrants for the period ended June 30, 2011.

During the year ended March 31, 2011, the Company issued 274,500 shares of common stock upon the exercise of warrants at an exercise price of $0.77 per share and 4,594 shares of common stock upon the exercise of options at an exercise price of $0.40 per share.

During the year ended March 31, 2011, the Company issued 114,061 shares of common stock upon the cashless exercise of a total of 209,525 warrants at an exercise price of $0.77 per share.

In February 2011, the Company conducted a private placement pursuant to which the Company sold and issued an aggregate of 13,362,089 shares of common stock at a price of $0.70 per share and common stock purchase warrants to acquire 15,755,915 shares if common stock for gross proceeds of $9,353,462.

From August 2010 to October 2010, the Company conducted a private placement pursuant to which the Company sold and issued an aggregate of 5,532,418 shares of common stock at a price of $0.70 and common stock purchase warrants to acquire 6,755,293 shares of common stock, for gross proceeds of $3,872,702.

In May 2010, the Company granted 40,000 warrants to a consultant to purchase shares of the Company’s common stock with an exercise price of $1.89. Of the 40,000 warrants, 20,000 warrants vested upon issuance and the remaining 20,000 shares vest upon completion of certain key milestones throughout the year.

On March 23, 2010, the Company issued fully vested warrants to purchase 15,000 shares of common stock to Emergent Financial for continued shareholder support services. The exercise price of the warrants was $1.91 per share.

On February 25, 2010, as a result of the Company’s public offering of units, the exercise price of certain outstanding warrants held by a former investment banker was reduced to $3.30 per share which resulted in a proportionate increase the number of shares of common stock that may be purchased upon the exercise of such warrants of 55,644 shares of common stock. In addition, the Company issued fully vested warrants to purchase 17,500 shares of common stock representing 7% of the warrants issued to Enable and BridgePointe in the public offering.

During fiscal 2010, CryoPort issued fully vested warrants to purchase a total of 20,000 shares of common stock to various consultants in lieu of fees paid for services performed by consultants to purchase shares of CryoPort’s common stock.

During fiscal 2010, CryoPort issued fully vested warrants to purchase 9,680 shares of common stock to members of the Board of Directors to purchase shares of CryoPort’s common stock.

On November 3, 2009, CryoPort issued 2,456 shares of common stock upon the cashless exercises of a total of 6,500 warrants at an average exercise price of $2.80 per share.

On October 30, 2009, CryoPort issued 5,880 shares of common stock in lieu of fees paid for services performed by the Board of Directors. These shares of common stock were issued at a value of $4.30 per share.

On October 30, 2009, the Company issued warrants to purchase 23,951 shares of the Company’s common stock with an exercise price of $5.10 per share for commissions due in connection with an agreement to solicit the holders of certain warrants to exercise their rights to purchase shares of the Company’s common stock.

On October 15, 2009, CryoPort issued 2,262 shares of common stock upon the cashless exercises of a total of 5,140 warrants at an average exercise price of $2.80 per share.

On July 22, 2009, CryoPort issued a fully vested warrant to purchase 600 shares of common stock to Gary C. Cannon, who then served as CryoPort’s Corporate Legal Counsel and as a member of the Advisory Board. The exercise price of the warrant was $5.10 per share.

On May 5, 2009, CryoPort issued 11,035 shares of common stock resulting from the cashless exercises of warrants for 11,900 shares of common stock.

During the period July 1, 2009 through December 31, 2009, CryoPort issued an aggregate of 479,033 shares of common stock upon the exercise of outstanding warrants. The average exercise price of the warrants was $3.00 per share and CryoPort received aggregate proceeds of $1,437,100.

The following table lists the sales of shares of common stock net of offering costs (excluding exercises of options and warrants) and issuances of options and warrants during the 2010 fiscal year that are not otherwise disclosed above.

	Fiscal 2010
	Common Stock			Warrants
	$	Shares	Avg. Price	Issued	Ex. Price
Qtr 1	$—	—	$—	66,014	$4.71
Qtr 2	$—	—	$—	779,864	$4.82
Qtr 3	$—	—	$—	40,204	$5.10
Qtr 4	$—	—	$—	88,144	$3.06

	$—	—		974,226

The issuances of the securities of CryoPort in the above transactions were deemed to be exempt from registration under the Securities Act by virtue of Section 4(2) thereof or Regulation D promulgated thereunder, as a transaction by an issuer not involving a public offering. With respect to each transaction listed above, no general solicitation was made by either CryoPort or any person acting on CryoPort’s behalf; and the certificates for the shares of common stock contained an appropriate legend stating such securities have not been registered under the Securities Act and may not be offered or sold absent registration or pursuant to an exemption therefrom.

ITEM 16.	EXHIBITS

Exhibit No.	Description
3.1	Corporate Charter for G.T.5-Limited issued by the State of Nevada on March 15, 2005. Incorporated by reference to CryoPort’s Registration Statement on Form 10-SB/A4 dated February 23, 2006.

3.2	Articles of Incorporation for G.T.5-Limited filed with the State of Nevada in May 25, 1990. Incorporated by reference to CryoPort’s Registration Statement on Form 10-SB/A4 dated February 23, 2006.

3.3	Amendment to Articles of Incorporation of G.T.5-Limited increasing the authorized shares of common stock from 5,000,000 to 100,000,000 shares of common stock filed with the State of Nevada on October 12, 2004. Incorporated by reference to CryoPort’s Registration Statement on Form 10-SB/A4 dated February 23, 2006.

3.4	Amendment to Articles of Incorporation changing the name of the corporation from G.T.5-Limited to CryoPort, Inc. filed with the State of Nevada on March 16, 2005. Incorporated by reference to CryoPort’s Registration Statement on Form 10-SB/A4 dated February 23, 2006.

3.4.1	Amended and Restated Articles of Incorporation dated October 19, 2008. Incorporated by reference to CryoPort’s Current Report on Form 8-K filed October 19, 2007.

3.4.2	Certificate of Amendment to Articles of Incorporation filed with the State of Nevada on November 2, 2009. Incorporated by reference to CryoPort’s Amendment No. 1 to Form S-1/A Registration Statement dated January 12, 2010.

3.4.3	Certificate of Amendment to Amended and Restated Articles of Incorporation filed with the State of Nevada on February 3, 2010. Incorporated by reference to CryoPort’s Current Report on Form 8-K filed on February 5, 2010.

3.5	Amended and Restated By-Laws of CryoPort, Inc. adopted by the Board of Directors on June 22, 2005 and amended by the Certificate of Amendment of Amended and Restated Bylaws of CryoPort, Inc. adopted by the Board of Directors on October 9, 2009. Incorporated by reference to CryoPort’s Amendment No. 1 to Form S-1/A Registration Statement dated January 12, 2010.

3.6	Articles of Incorporation of CryoPort Systems, Inc. filed with the State of California on December 11, 2000, including Corporate Charter for CryoPort Systems, Inc. issued by the State of California on December 13, 2000. Incorporated by reference to CryoPort’s Registration Statement on Form 10-SB/A4 dated February 23, 2006.

3.7	By-Laws of CryoPort Systems, Inc. adopted by the Board of Directors on December 11, 2000. Incorporated by reference to CryoPort’s Registration Statement on Form 10-SB/A4 dated February 23, 2006.

3.8	CryoPort, Inc. Stock Certificate Specimen. Incorporated by reference to CryoPort’s Registration Statement on Form 10-SB/A4 dated February 23, 2006.

3.9	Code of Conduct for CryoPort, Inc. Incorporated by reference to CryoPort’s Registration Statement on Form 10-SB/A4 dated February 23, 2006.

3.10	Code of Ethics for Senior Officers of CryoPort, Inc. and subsidiaries. Incorporated by reference to CryoPort’s Registration Statement on Form 10-SB/A4 dated February 23, 2006.

3.11	Statement of Policy on Insider Trading. Incorporated by reference to CryoPort’s Registration Statement on Form 10-SB/A4 dated February 23, 2006.

3.12	CryoPort, Inc. Audit Committee Charter, under which the Audit Committee will operate, adopted by the Board of Directors on August 19, 2005. Incorporated by reference to CryoPort’s Registration Statement on Form 10-SB/A4 dated February 23, 2006.

Exhibit No.	Description

3.13	CryoPort Systems, Inc. 2002 Stock Incentive Plan adopted by the Board of Directors on October 1, 2002. Incorporated by reference to CryoPort’s Registration Statement on Form 10-SB/A4 dated February 23, 2006.

3.14	Stock Option Agreement ISO—Specimen adopted by the Board of Directors on October 1, 2002. Incorporated by reference to CryoPort’s Registration Statement on Form 10-SB/A4 dated February 23, 2006.

3.15	Stock Option Agreement NSO—Specimen adopted by Board of Directors on October 1, 2002. Incorporated by reference to CryoPort’s Registration Statement on Form 10-SB/A4 dated February 23, 2006.

3.16	Warrant Agreement—Specimen adopted by the Board of Directors on October 1, 2002. Incorporated by reference to CryoPort’s Registration Statement on Form 10-SB/A4 dated February 23, 2006.

3.17	Patents and Trademarks

3.17.1	CryoPort Systems, Inc. Patent #6,467,642 information sheet and Assignment to CryoPort Systems, Inc. document. On File with CryoPort.

3.17.2	CryoPort Systems, Inc. Patent #6,119,465 information sheet and Assignment to CryoPort Systems, Inc. document. On File with CryoPort.

3.17.3	CryoPort Systems, Inc. Patent #6,539,726 information sheet and Assignment to CryoPort Systems, Inc. document. On File with CryoPort.

3.17.4	CryoPort Systems, Inc. Trademark #7,583,478,7 information sheet and Assignment to CryoPort Systems, Inc. document. On File with CryoPort.

3.17.5	CryoPort Systems, Inc. Trademark #7,586,797,8 information sheet and Assignment to CryoPort Systems, Inc. document. On File with CryoPort.

3.17.6	CryoPort Systems, Inc. Trademark #7,748,667,3 information sheet and Assignment to CryoPort Systems, Inc. document. On File with CryoPort.

3.17.7	CryoPort Systems, Inc. Trademark #7,737,454,1 information sheet and Assignment to CryoPort Systems, Inc. document. On File with CryoPort.

4.1	Form of Debenture—Original Issue Discount 8% Secured Convertible Debenture dated September 28, 2007. Incorporated by reference to CryoPort’s Registration Statement on Form SB-2 dated November 9, 2007.

4.1.1	Amendment to Convertible Debenture dated February 19, 2008. Incorporated by reference to CryoPort’s Current Report on Form 8-K dated March 7, 2008 and referred to as Exhibit 10.1.10.

4.1.2	Amendment to Convertible Debenture dated April 30, 2008. Incorporated by reference to CryoPort’s Current Report on Form 8-K dated April 30, 2008 and referred to as Exhibit 10.1.11.

4.1.2.1	Annex to Amendment to Convertible Debenture dated April 30, 2008. Incorporated by reference to CryoPort’s Current Report on Form 8-K dated April 30, 2008 and referred to as Exhibit 10.1.11.1.

4.1.3	Amendment to Convertible Debenture dated August 29, 2008. Incorporated by reference to CryoPort’s Current Report on Form 8-K dated August 29, 2008.

4.1.4	Amendment to Convertible Debenture effective January 27, 2009 and dated February 20, 2009. Incorporated by reference to CryoPort’s Current Report on Form 8-K dated February 19, 2009.

Exhibit No.	Description

4.1.5	Amendment to Debentures and Warrants with Enable Growth Partners LP, Enable Opportunity Partners LP, Pierce Diversified Strategy Master Fund LLC, Ena, BridgePointe Master Fund Ltd. and CryoPort Inc. dated September 1, 2009. Incorporated by reference to CryoPort’s Current Report on Form 8-K dated September 17, 2009.

4.1.6	Amendment to Debentures and Warrants, Agreement and Waiver with Enable Growth Partners LP, Enable Opportunity Partners LP, Pierce Diversified Strategy Master Fund LLC, Ena, BridgePointe Master Fund Ltd. and CryoPort Inc. dated January 12, 2010. Incorporated by reference to CryoPort’s Current Report on Form 8-K dated January 15, 2010.

4.1.7	Amendment Agreement with Enable Growth Partners LP, Enable Opportunity Partners LP, Pierce Diversified Strategy Master Fund LLC, Ena, BridgePointe Master Fund Ltd. and CryoPort Inc. dated February 1, 2010. Incorporated by reference to CryoPort’s Current Report on Form 8-K dated February 3, 2010.

4.1.8	Amended and Restated Amendment Agreements with Enable Growth Partners LP, Enable Opportunity Partners LP, Pierce Diversified Strategy Master Fund LLC, Ena, BridgePointe Master Fund Ltd. and CryoPort Inc. dated February 19, 2010. Incorporated by reference to CryoPort’s Current Report on Form 8-K dated February 26, 2010.

4.1.9	First Amendment to Amended and Restated Amendment Agreements with Enable Growth Partners LP, Enable Opportunity Partners LP, Pierce Diversified Strategy Master Fund LLC, Ena, BridgePointe Master Fund Ltd. and CryoPort Inc. dated February 23, 2010. Incorporated by reference to CryoPort’s Current Report on Form 8-K dated February 26, 2010.

4.2	Form of Common Stock Purchase Warrant dated September 28, 2007. Incorporated by reference to CryoPort’s Registration Statement on Form SB-2 dated November 9, 2007.

4.3	Original Issue Discount 8% Secured Convertible Debenture dated May 30, 2008. Incorporated by reference to CryoPort’s Current Report on Form 8-K dated June 9, 2008.

4.4	Common Stock Purchase Warrant dated May 30, 2008. Incorporated by reference to CryoPort’s Current Report on Form 8-K dated June 9, 2008

4.5	Common Stock Purchase Warrant dated May 30, 2008. Incorporated by reference to CryoPort’s Current Report on Form 8-K dated June 9, 2008

4.6	Form of Warrant and Warrant Certificate in connection with the February 25, 2010 public offering. Incorporated by reference to CryoPort’s Amendment No. 5 to Form S-1/A Registration Statement dated February 9, 2010.

4.7	Form of Securities Purchase Agreement in connection with the August to October 2010 private placement. Incorporated by reference to CryoPort’s Registration Statement on Form S-1 dated October 19, 2010.

4.8	Form of First Amendment to Security Purchase Agreement in connection with the August to October 2010 private placement. Incorporated by reference to CryoPort’s Registration Statement on Form S-1 dated October 19, 2010.

4.9	Form of Securities Purchase Agreement (Continuation of the Placement) in connection with the August to October 2010 private placement. Incorporated by reference to CryoPort’s Registration Statement on Form S-1 dated October 19, 2010.

Exhibit No.	Description
4.10	Registration Rights Agreement in connection with the August to October 2010 private placement. Incorporated by reference to CryoPort’s Registration Statement on Form S-1 dated October 19, 2010.

4.11	Form of Joinder to Registration Rights Agreement in connection with the August to October 2010 private placement. Incorporated by reference to CryoPort’s Registration Statement on Form S-1 dated October 19, 2010.

4.12	Form of Securities Purchase Agreement in connection with the February 2011 private placement. Incorporated by reference to CryoPort’s Registration Statement on Form S-1 dated April 1, 2011.

4.13	Form of Registration Rights Agreement in connection with the February 2011 private placement. Incorporated by reference to CryoPort’s Registration Statement on Form S-1 dated April 1, 2011.

4.14	Form of Warrant in connection with the August to October 2010 private placement. Incorporated by reference to CryoPort’s Registration Statement on Form S-1/A dated April 22, 2011.

4.15	Form of Warrant in connection with the February 2011 private placement. Incorporated by reference to CryoPort’s Registration Statement on Form S-1/A dated April 22, 2011.

4.16	Form of Securities Purchase Agreement. Incorporated by reference to CryoPort’s Current Report of Form 8-K filed with the SEC on February 24, 2012.

4.17	Form of Registration Rights Agreement. Incorporated by reference to CryoPort’s Current Report of Form 8-K filed with the SEC on February 24, 2012.

4.18	Form of Warrant. Incorporated by reference to CryoPort’s Current Report of Form 8-K filed with the SEC on February 24, 2012.

5.1	Legal Opinion of Snell & Wilmer L.L.P.*

10.1.1	Stock Exchange Agreement associated with the merger of G.T.5-Limited and CryoPort Systems, Inc. signed on March 15, 2005. Incorporated by reference to CryoPort’s Registration Statement on Form 10-SB/A4 dated February 23, 2006.

10.1.2	Commercial Promissory Note between CryoPort, Inc. and D. Petreccia executed on August 26, 2005. Incorporated by reference to CryoPort’s Registration Statement on Form 10-SB/A4 dated February 23, 2006.

10.1.3	Commercial Promissory Note between CryoPort, Inc. and J. Dell executed on September 1, 2005. Incorporated by reference to CryoPort’s Registration Statement on Form 10-SB/A4 dated February 23, 2006.

10.1.4	Commercial Promissory Note between CryoPort, Inc. and M. Grossman executed on August 25, 2005. Incorporated by reference to CryoPort’s Registration Statement on Form 10-SB/A4 dated February 23, 2006.

10.1.5	Commercial Promissory Note between CryoPort, Inc. and P. Mullens executed on September 2, 2005. Incorporated by reference to CryoPort’s Registration Statement on Form 10-SB/A4 dated February 23, 2006.

10.1.6	Commercial Promissory Note between CryoPort, Inc. and R. Takahashi executed on August 25, 2005. Incorporated by reference to CryoPort’s Registration Statement on Form 10-SB/A4 dated February 23, 2006.

10.1.7	Exclusive and Representation Agreement between CryoPort Systems, Inc. and CryoPort Systems, Ltda. executed on August 9, 2001. Incorporated by reference to CryoPort’s Registration Statement on Form 10-SB/A4 dated February 23, 2006 and referred to as Exhibit 10.1.8.

Exhibit No.	Description
10.1.8	Secured Promissory Note and Loan Agreement between Ventana Group, LLC and CryoPort, Inc. dated May 12, 2006. Incorporated by reference to CryoPort’s Registration Statement on Form 10-SB/A4 dated February 23, 2006 and referred to as Exhibit 10.1.9.

10.2	Business Alliance Agreement dated April 27, 2007, by CryoPort, Inc. and American Biologistics Company LLC. Incorporated by reference to CryoPort’s Current Report on Form 8-K dated April 27, 2007 and referred to as Exhibit 10.3.

10.2.1	Corrected Business Alliance Agreement dated April 27, 2007, by CryoPort, Inc. and American Biologistics Company LLC. Incorporated by reference to CryoPort’s Current Report on Form 8-K/A dated May 2, 2007 and referred to as Exhibit 10.3.1.

10.3	Consultant Agreement dated April 18, 2007 between CryoPort, Inc. and Malone and Associates, LLC. Incorporated by reference to CryoPort’s Quarterly Report on Form 10-QSB for the quarter ended June 30, 2007 and referred to as Exhibit 10.4.

10.4	Lease Agreement dated June 26, 2007 between CryoPort, Inc. and Viking Investors—Barents Sea LLC. Incorporated by reference to CryoPort’s Quarterly Report on Form 10-QSB for the quarter ended June 30, 2007 and referred to as Exhibit 10.5.

10.4.1	Second Amendment To Lease: Renewal dated August 24, 2009, between CryoPort, Inc. and Viking Inventors-Barents Sea LLC. Incorporated by reference to CryoPort’s Amendment No. 1 to Form S-1/A Registration Statement dated January 12, 2010.

10.5	Securities Purchase Agreement dated September 27, 2007. Incorporated by reference to CryoPort’s Registration Statement on Form SB-2 dated November 9, 2007 and referred to as Exhibit 10.6.

10.6	Registration Rights Agreement dated September 27, 2007. Incorporated by reference to CryoPort’s Registration Statement on Form SB-2 dated November 9, 2007 and referred to as Exhibit 10.7.

10.7	Security Agreement dated September 27, 2007. Incorporated by reference to CryoPort’s Registration Statement on Form SB-2 dated November 9, 2007 and referred to as Exhibit 10.8.

10.8	Sitelet Agreement between FedEx Corporate Services, Inc. and CryoPort Systems, Inc. dated January 23, 2008. Incorporated by reference to CryoPort’s Current Report on Form 8-K dated February 1, 2008 and referred to as Exhibit 10.9.

10.9	Securities Purchase Agreement dated May 30, 2008. Incorporated by reference to CryoPort’s Current Report on Form 8-K dated June 9, 2008 and referred to as Exhibit 10.10.

10.10	Registration Rights Agreement dated May 30, 2008. Incorporated by reference to CryoPort’s Current Report on Form 8-K dated June 9, 2008 and referred to as Exhibit 10.11.

10.11	Waiver dated May 30, 2008. Incorporated by reference to CryoPort’s Current Report on Form 8-K dated June 9, 2008 and referred to as Exhibit 10.12.

10.12	Security Agreement dated May 30, 2008. Incorporated by reference to CryoPort’s Current Report on Form 8-K dated June 9, 2008 and referred to as Exhibit 10.13.

10.13	Board of Directors Agreement between Larry G. Stambaugh and CryoPort, Inc. dated December 10, 2008. Incorporated by reference to CryoPort’s Current Report on Form 8-K dated December 5, 2008 and referred to as Exhibit 10.15.

10.14	Rental Agreement with FedEx Corporate Services and CryoPort, Inc. dated May 15, 2009 (CryoPort has filed a Confidential Treatment Request under Rule 24b-5 of the Exchange Act, for parts of this document). Incorporated by reference to CryoPort’s Annual Report on Form 10-K for the year ended March 31, 2009 and referred to as Exhibit 10.16.

Exhibit No.	Description
10.15	Settlement Agreement and Mutual Release with Dee Kelly and CryoPort, Inc. dated July 24, 2009. Incorporated by reference to CryoPort’s Current Report on Form 8-K dated July 20, 2009 and referred to as Exhibit 10.14.

10.16	Consent, Waiver and Agreement with Enable Growth Partners LP, Enable Opportunity Partners LP, Pierce Diversified Strategy Master Fund LLC, Ena, BridgePointe Master Fund Ltd. and CryoPort Inc. and its subsidiary dated July 30, 2009. Incorporated by reference to CryoPort’s Current Report on Form 8-K dated July 29, 2009 and referred to as Exhibit 10.15.

10.17	Employment Agreement with Larry G. Stambaugh and CryoPort, Inc. dated August 1, 2009. Incorporated by reference to CryoPort’s Current Report dated August 21, 2009 and referred to as Exhibit 10.19.

10.18	Letter Accepting Consulting Agreement dated October 1, 2007 with Carpe DM, Inc. and CryoPort, Inc. Incorporated by reference to CryoPort, Inc.’s Registration Statement on Form S-8 dated March 25, 2009 and referred to as Exhibit 10.1.

10.19	Master Consulting and Engineering Services Agreement dated October 9, 2007 with KLATU Networks, LLC and CryoPort, Inc. Incorporated by reference to CryoPort, Inc.’s Registration Statement on Form S-8 dated March 25, 2009 and referred to as Exhibit 10.2.

10.20	Investment Banker Termination Agreement dated April 6, 2009 with Bradley Woods & Co. Ltd., SEPA Capital Corp., Edward Fine, and CryoPort, Inc. Incorporated by reference to CryoPort, Inc.’s Registration Statement on Form S-8 dated April 13, 2009 and referred to as Exhibit 10.1.

10.21	Attorney-Client Retainer Agreement with Gary Curtis Cannon and CryoPort, Inc. dated December 1, 2007. Incorporated by reference to CryoPort, Inc.’s Registration Statement on Form S-8 dated June 11, 2009 and referred to as Exhibit 10.3.

10.22	CryoPort, Inc., 2009 Stock Incentive Plan. Incorporated by reference to CryoPort’s Current Report on Form 8-K dated October 9, 2009 and referred to as Exhibit 10.21.

10.23	CryoPort, Inc., Form Incentive Stock Option Award Agreement under the CryoPort, Inc., 2009 Stock Incentive Plan. Incorporated by reference to CryoPort’s Current Report on Form 8-K dated October 9, 2009 and referred to as Exhibit 10.22.

10.24	Warrant issued to Rodman & Renshaw, LLC in connection with the February 25, 2010 public offering. Incorporated by reference to CryoPort’s Registration Statement on Form S-1 dated October 19, 2010.

10.25	Form of Non-Qualified Stock Option Award Agreement under the CryoPort, Inc. 2009 Stock Incentive Plan. Incorporated by reference to CryoPort’s Registration Statement on Form S-8 dated April 27, 2010.

10.26	Underwriting Agreement with Rodman & Renshaw, LLC and CryoPort in connection with the February 25, 2010 public offering. Incorporated by reference to CryoPort’s Registration Statement on Form S-1 dated October 19, 2010.

10.27	Letter of Engagement with Maxim Group, LLC and CryoPort dated as of June 16, 2010. Incorporated by reference to CryoPort’s Registration Statement on Form S-1 dated October 19, 2010.

10.28	Second Amendment to Engagement Agreement with Maxim Group, LLC. Incorporated by reference to CryoPort’s Registration Statement on Form S-1 dated October 19, 2010.

10.29	Selling Agency Agreement for CryoPort, Inc. Stock and Warrants with Emergent Financial Group, Inc. and CryoPort dated as of July 27, 2010. Incorporated by reference to CryoPort’s Registration Statement on Form S-1 dated October 19, 2010.

Exhibit No.	Description
10.30	Addendum to Selling Agency Agreement for CryoPort, Inc. Stock and Warrants with Emergent Financial Group, Inc. and CryoPort dated as of August 31, 2010. Incorporated by reference to CryoPort’s Registration Statement on Form S-1 dated October 19, 2010.

10.31	Agreement dated as of January 13, 2010, between CryoPort, Inc. and Federal Express Corporation. Incorporated by reference to CryoPort’s Quarterly Report on Form 10-Q for the quarter ended September 30, 2010.***

10.32	First Amendment to Master Consulting and Engineering Services Agreement dated as of April 23, 2009, between CryoPort, Inc. and KLATU Networks, LLC. Incorporated by reference to CryoPort’s Registration Statement on Form S-1 dated October 19, 2010.

10.33	Second Amendment to Master Consulting and Engineering Services Agreement dated as of November 1, 2010, between CryoPort, Inc. and KLATU Networks, LLC. Incorporated by reference to CryoPort’s Registration Statement on Form S-1 dated October 19, 2010.

10.34	Selling Agency Agreement between CryoPort, Inc. and Emergent Financial Group, Inc. dated as of February 4, 2011. Incorporated by reference to CryoPort’s Registration Statement on Form S-1 dated April 1, 2011.

10.35	Consent to Appointment of Co-Agent Agreement between CryoPort, Inc. and Emergent Financial Group, Inc. dated as of February 10, 2011. Incorporated by reference to CryoPort’s Registration Statement on Form S-1 dated April 1, 2011.

10.36	Letter Agreement between CryoPort, Inc. and Maxim Group LLC dated February 11, 2011. Incorporated by reference to CryoPort’s Registration Statement on Form S-1 dated April 1, 2011.

10.37	2011 Stock Incentive Plan. Incorporated by reference to Registrant’s Definitive Proxy Statement with respect to the 2011 Annual Meeting of Stockholders held on September 22, 2011, as filed with the SEC on August 15, 2011.

10.38	Form of Stock Option Award Agreement. Incorporated by reference to Exhibit 10.37 to Registrant’s Current Report on Form 8-K filed with the SEC on September 27, 2011.

10.39	Form of Non-Qualified Stock Option Award Agreement. Incorporated by reference to Exhibit 10.38 to Registrant’s Current Report on Form 8-K filed with the SEC on September 27, 2011.

10.40	Engagement Letter dated January 25, 2012 between CryoPort, Inc. and Craig-Hallum Capital Group LLC.**

10.41	Amendment to Engagement Letter dated February 13, 2012 between CryoPort, Inc. and Craig-Hallum Capital Group LLC.**

10.42	Appointment of Co-Placement Agent dated February 7, 2012 between CryoPort, Inc. and Maxim Group LLC.**

10.43	Appointment of Co-Placement Agent dated February 8, 2012 between CryoPort, Inc. and Emergent Financial Group, Inc.**

10.44	Amendment to Appointment of Co-Placement Agent dated February 28, 2012 between CryoPort, Inc. and Emergent Financial Group, Inc.**

23.1	Consent of Independent Registered Public Accounting Firm—KMJ Corbin & Company LLP.*

23.2	Consent by Snell & Wilmer L.L.P. (included in Exhibit 5.1)*

24	Power of Attorney**

Exhibit No.	Description

101.INS****	XBRL Instance Document.**

101.SCH****	XBRL Taxonomy Extension Schema Document.**

101.CAL****	XBRL Taxonomy Extension Calculation Linkbase Document.**

101.DEF****	XBRL Taxonomy Extension Definition Linkbase Document.**

101.LAB****	XBRL Taxonomy Extension Label Linkbase Document.**

101.PRE****	XBRL Taxonomy Extension Presentation Linkbase Document.**

*	Filed herewith
**	Previously filed
***	Portions omitted pursuant to a request for confidential treatment filed separately with the Commission.
****	Pursuant to applicable securities laws and regulations, we are deemed to have complied with the reporting obligation relating to the submission of interactive data files in such exhibits and are not subject to liability under any anti-fraud provisions of the federal securities laws as long as we have made a good faith attempt to comply with the submission requirements and promptly amend the interactive data files after becoming aware that the interactive data files fail to comply with the submission requirements. Users of this data are advised that, pursuant to Rule 406T, these interactive data files are deemed not filed and otherwise are not subject to liability.

ITEM 17.	UNDERTAKINGS

*(a) (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement: (i) to include any prospectus required by section 10(a)(3) of the Securities Act;

(ii) to reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement.

(iii) to include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

(2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and this offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of this offering.

(5) That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser:

(ii) If the registrant is subject to Rule 430C, each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

*(h) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

*	Paragraph references correspond to those of Regulation S-K, Item 512.

SIGNATURES

Pursuant to the requirements of the Securities Act, as amended, the registrant has duly caused this amendment to the registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Lake Forest, California, on this June 20, 2012.

CRYOPORT, INC.

By:	/s/ ROBERT STEFANOVICH
Robert Stefanovich
Chief Financial Officer and Principal Executive Officer

Pursuant to the requirements of the Securities Act of 1933, this amendment to the registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ STEPHEN E. WASSERMAN Stephen E. Wasserman	Director	June 20, 2012

/s/ ROBERT S. STEFANOVICH Robert S. Stefanovich	Chief Financial Officer (Principal Financial and Accounting Officer) and Principal Executive Officer	June 20, 2012

/s/ ADAM M. MICHELIN Adam M. Michelin	Director	June 20, 2012

/s/ KAREN M. MULLER Karen M. Muller	Director	June 20, 2012